UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

Registration Statement under the Securities Act of 1933

BULLION RIVER GOLD CORP.
(Name of small business issuer in its charter)
Nevada	1041	98-0377992
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
1325 Airmotive Way, Suite 325, Reno, Nevada, 89502 (775) 324-4881
(Address and telephone number of principal executive offices)
1325 Airmotive Way, Suite 325, Reno, Nevada, 89502 (775) 324-4881
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [  ]

CALCULATION OF REGISTRATION FEE

Securities To Be Registered(1)	Amount To Be Registered	Offering Price Per Share(2)	Aggregate Offering Price	Registration Fee
Common shares issued in New Private Offering to be offered by selling stockholders	13,472,000	$0.50	$6,736,000	$720.75
Common shares issuable upon the exercise of the Warrants granted in New Private Offering(3)	14,717,300	$0.75	$11,037,975	$1,181.06
Common shares issued pursuant to terms of Prior Private Offering to be offered by selling stockholders (i) Written Agreement (1,883,960) (ii) Oral Agreement (193,834)	2,077,794	$0.50	$1,038,897	$111.16
Common shares issued in consideration for services rendered by certain service providers	325,000	$0.50	$162,500	$17.39
Common shares issuable upon the exercise of Class B2 Ratchet Warrants granted pursuant to terms of Prior Private Offering	3,986,689	$0.50	$1,993,345	$213.29
Common shares issuable upon the exercise of Class B2 Ratchet Warrants granted pursuant to terms of Oral Agreements	129,222	$0.75	$96,917	$10.37
TOTAL(2)	34,708,005			$2,254.02

(1)  In addition to the shares set forth in the table above, this Registration Statement also covers such indeterminate number of additional shares as may be held or acquired upon exercise of the Warrants or Class B Ratchet Warrants as a result of any future stock splits, stock dividends, anti-dilution adjustments, or similar transactions covered by Rue 416, promulgated under the Securities Act of 1933.

(2) Estimated solely for purposes of calculating the registration fee under Rule 457(c) of the Securities Act of 1933.

(3) Includes 1,245,300 Warrants granted as compensation to finders in the New Private Offering.

The Registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant will file a further amendment that specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement will become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS - SUBJECT TO COMPLETION

The information in this prospectus is not complete and may be amended or supplemented from time to time to update the disclosures set forth in this prospectus. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

Bullion River Gold Corp.
34,708,005 common shares

Bullion River’s common shares are traded on the OTC Bulletin Board under the symbol “BLRV”. On January 20, 2006, the closing price of Bullion River’s common shares was $0.56.

In this offering (the “Offering”), Bullion River is registering for resale by the selling stockholders listed in this prospectus 34,708,005 shares of its Common Stock, including: (a) 13,472,000 shares of its Common Stock issued in the New Private Offering, (b) 14,717,300 issuable upon exercise of its outstanding Warrants granted in the New Private Offering (including 1,245,300 Warrants granted as compensation to finders in the New Private Offering), (c) 2,077,794 shares of its Common Stock issued pursuant to the terms of the Prior Private Offering, (d) 325,000 shares of its Common Stock issued in consideration for services rendered by certain service providers, (e) 3,986,689 shares of its Common Stock issuable upon exercise of outstanding Class B2 Ratchet Warrants granted pursuant to the terms of the Prior Private Offering, and (f) 129,222 shares of its Common Stock issuable upon exercise of outstanding Class B2 Ratchet Warrants granted pursuant to oral agreements.

Bullion River will not receive any proceeds from the resale of the common shares by the selling stockholder. However, Bullion River will pay for the expenses of the registration of the warrants and the selling stockholders’ offering.

A purchase of Bullion River’s common stock is highly speculative and investors should not purchase common shares of Bullion River’s common stock unless they can afford to lose their entire investment. Investing in Bullion River’s common stock involves risks. See “Risk Factors” starting on page 5 for factors to be considered before investing in Bullion River’s common shares of capital stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal to tell you otherwise.

The date of this prospectus is ____________________, 2006.

SUMMARY OF OFFERING

Please read this prospectus carefully. It generally describes our business, financial condition and results of operations and the securities that are being offered by the selling security holders named in this prospectus. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. You must not rely on any unauthorized information or representation. The selling security holders are offering to sell shares of our common stock and seeking offers to buy shares of our common stock only under circumstances and in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date on the front of the document, regardless of the time the prospectus is delivered or any common stock is sold.

This summary highlights some information from this prospectus, and it may not contain all of the information that is important to you. You should read the following summary together with the more detailed information regarding our company and the common stock being sold in this offering, including “Risk Factors” and our financial statements and related notes, included elsewhere in this prospectus. Unless the context otherwise requires, the terms “Bullion River”, "Company," "we," "us" and “our” refer to the registrant, Bullion River Gold Corp. and our wholly-owned subsidiaries.

Bullion River’s business

Bullion River is a mineral exploration company that conducts gold and silver mineral exploration on its properties in the western United States. Bullion River is a Nevada company that operates through its wholly-owned subsidiaries, Antone Canyon Mining Corp., Cimarron Mining Corp., Corcoran Canyon Mining Corp., North Fork Mining Corp., French Gulch (Nevada) Mining Corp., and Wenban Spring Mining Corp. (the “Subsidiaries”).

Bullion River operates from its principal executive office at 1325 Airmotive Way, Suite 325, Reno Nevada. Bullion River’s telephone number is 775-324-4881. Bullion River’s registered statutory office is located at 50 West Liberty Street, Suite 880, Reno, Nevada 89501. Bullion River’s fiscal year end is December 31.

The Offering

Between October 2005 and January 2006, Bullion River sold to the selling stockholders an aggregate of 13,472,000 common shares and granted warrants (“Warrants”) to purchase 14,717,300 common shares in a private offering (“New Private Offering”) exempt from the registration requirements of the Securities Act of 1933 pursuant Regulations D and S thereunder. The Warrants total includes 1,245,300 Warrants granted as compensation to finders in the New Private Offering.

Between March 2004 and May 2005, Bullion River also engaged in a private offering (“Prior Private Offering”) pursuant which it agreed to issue to each purchaser in the Prior Private Offering additional shares of its Common Stock if in connection with a future financing the company issued any shares of its Common Stock at a lower purchase price than that used in the Prior Private Offering. As a result of such contractual obligation, Bullion River issued to the selling stockholders an aggregate of 2,077,794 additional shares of its Common Stock.

In January 2006, Bullion River entered into several service agreements pursuant to which it agreed to issue an aggregate of 325,000 common shares as partial consideration for services rendered.

Pursuant to the terms of the warrants (“Class B2 Warrants”) granted to purchasers in the Prior Private Offering, Bullion River agreed to grant to such purchasers additional warrants and lower the warrant exercise price if in connection with a future financing the company issued any shares of its Common Stock at a purchase price lower than the exercise price for the Class B2 Warrants. In light of the purchase price used in the New Private Offering, the company granted to the subject purchasers warrants to acquire 3,986,689 additional shares of its common stock.

Pursuant to the terms of an oral agreement between the company and certain purchasers in the Prior Private Offering, Bullion River agreed to grant such purchasers additional warrants and lower the warrant exercise price if in connection with a future financing the company granted any warrants with an exercise price lower than the exercise price for the Class B2 Warrants. In light of the exercise price for the Warrants in the New Private Offering, the company granted to the subject purchasers warrants to acquire 129,222 additional shares of its common stock. The additional warrants granted to purchasers in the Prior Private Offering as described in this and the immediately preceding paragraph are collectively referred to herein as “Class B2 Ratchet Warrants”.

In connection with these issuances of common shares and warrants described above, Bullion River agreed to register for resale by the selling stockholders in this Offering 34,708,005 shares of its Common Stock, including: (a) 13,472,000 shares of its Common Stock issued in the New Private Offering, (b) 14,717,300 issuable upon exercise of its outstanding Warrants granted in the New Private Offering (including 1,245,300 Warrants granted as compensation to finders in the New Private Offering), (c) 2,077,794 shares of its Common Stock issued pursuant to the terms of the Prior Private Offering, (d) 325,000 shares of its Common Stock issued in consideration for services rendered by certain service providers, (e) 3,986,689 shares of its Common Stock issuable upon exercise of outstanding Class B2 Ratchet Warrants granted pursuant to the terms of the Prior Private Offering, and (f) 129,222 shares of its Common Stock issuable upon exercise of outstanding Class B2 Ratchet Warrants granted pursuant to oral agreements.

This prospectus relates to the Offering by the selling stockholders of those shares. The following is a summary of this Offering:

Securities being offered by the selling stockholders
13,472,000 shares of its Common Stock issued in the New Private Offering.

14,717,300 issuable upon exercise of its outstanding Warrants granted in the New Private Offering (including 1,245,300 Warrants granted as compensation to finders in the New Private Offering).

2,077,794 shares of its Common Stock issued pursuant to the terms of the Prior Private Offering.

325,000 shares of its Common Stock issued in consideration for services rendered by certain service providers.

3,986,689 shares of its Common Stock issuable upon exercise of outstanding Class B2 Ratchet Warrants granted pursuant to the terms of the Prior Private Offering.

129,222 shares of its Common Stock issuable upon exercise of outstanding Class B2 Ratchet Warrants granted pursuant to oral agreements.

Number of shares outstanding before the Offering	48,840,375 common shares.
Number of shares outstanding after the Offering	75,750,511 common shares assuming all outstanding Warrants and Class B2 Ratchet Warrants are exercised.
Net Proceeds to Bullion River	None

Selected Financial Data

The following financial information summarizes the more complete historical financial information provided in this registration statement.

	December 31, 2004 (audited	September 30, 2005 (unaudited)
Balance Sheet
Total Assets	$459,163	$593,635
Total Liabilities	$624,062	$1,885,248
Stockholders’ Deficit	$(164,899)	$(1,291,612)
Income Statement (Period Ended)
Revenue	$0	$0
Total Operating Expenses	$2,959,180	$4,263,444
Net Loss	$(2,965,185)	$(4,316,931)

Where You Can Find More Information

For more information on the Company or any information contained in this prospectus, please contact:

Chief Financial Officer
Bullion River Gold Corp.
1325 Airmotive Way, Suite 325
Reno, Nevada 89502
(775) 324-4881

This prospectus is part of a registration statement on Form SB-2 we filed with the Securities and Exchange Commission. You should rely only on the information provided in this prospectus and the registration statement. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

RISK FACTORS

Any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. Our business, financial condition or results of operations could be materially adversely affected by these risks if any of them actually occur. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. Some of these factors have affected our financial condition and operating results in the past or are currently affecting us. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus. With respect to this discussion, the terms “Bullion River,”  “Company”, "we," "us," and "our" refer to the registrant, Bullion River Gold Corp., and our wholly-owned subsidiaries.

Please consider the following risk factors before deciding to invest in Bullion River’s common shares.

Risks associated with Bullion River’s business and properties:

1.	Bullion River lacks an operating history and has losses that it expects will continue into the future. If the losses continue Bullion River will have to suspend operations or cease operations.

Bullion River has no operating history upon which an evaluation of its future success or failure can be made. Bullion River has incurred significant operating losses since inception and has limited financial resources to support it until such time that it is able to generate positive cash flow from operations. Bullion River’s net loss since inception through September 30, 2005 is $7,427,680. For the 12 month period ended December 31, 2004, total expenses increased by $2,863,970. See “Management Discussion and Analysis” below for more details.

Bullion River’s ability to achieve and maintain profitability and positive cash flow is dependent upon its ability to (1) locate a profitable mineral property, (2) generate revenues from its planned business operations, and (3) reduce exploration costs. Based upon current plans, Bullion River expects to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of its mineral properties. Bullion River cannot guarantee that it will be successful in generating revenues in the future. Failure to generate revenues may cause Bullion River to suspend or cease operations.

2.
Bullion River auditors have issued a going concern opinion and if its officers and directors will not loan any money to Bullion River, it may not be able to achieve its objectives and may have to suspend or cease operation.

Bullion River’s auditors have issued a going concern opinion. This means that the auditor doubts that Bullion River can continue as an ongoing business for the next twelve months. If Bullion River’s officers and directors are unwilling to loan or advance any additional capital, Bullion River may have to suspend or cease operations.

3.
Bullion River has no known ore reserves and cannot guarantee that it will find any ore reserves, or if Bullion River finds any ore reserves, that production would be profitable. If no ore reserves are found, Bullion River may have to cease operations.

All of Bullion River’s mineral claims are in the exploration stage and none of the mineral claims have any known ore reserves or generate any cash flow. Bullion River has not identified any mineable gold or silver reserves on any of the mineral claims and Bullion River cannot guarantee it will ever find any ore reserves. Accordingly, Bullion River has no means of producing any income. Even if Bullion River finds that there is gold or silver on the mineral claims, Bullion River cannot guarantee that it will be able to recover any gold or silver for an ore reserve or generate any cash flow from that ore reserve. Even if Bullion River recovers gold or silver, it cannot guaranty that it will make a profit. If Bullion River cannot find gold or silver, or it is not economical to recover the gold or silver, Bullion River will have to cease operations.

4.	Bullion River does not have sufficient funds to complete each of the Subsidiary’s proposed mineral exploration programs and as a result may have to suspend operations.

Bullion River’s mineral exploration programs are limited and restricted by the amount of working capital that Bullion River has and is able to raise from financings. Bullion River does not have sufficient funds to complete each of the Subsidiary’s proposed mineral exploration programs. As a result, the particular Subsidiary may have to suspend or cease its operations on those particular mineral claims. Bullion River’s current operating funds are less than necessary to complete proposed mineral exploration programs of each of the Subsidiaries, and therefore Bullion River will need to obtain additional financing in order to complete each of the proposed mineral exploration programs. As of September 30, 2005, Bullion River had cash in the amount of $22,717. Bullion River currently has no income producing operations. Bullion River’s exploration programs call for significant expenses in connection with the exploration of the respective mineral claims. Bullion River will need to raise additional capital of approximately $6.2 million to proceed with the bulk sample and test mining at French Gulch, decline rehabilitation efforts at North Fork, maintenance of the Nevada properties, and ongoing administrative expenses. Bullion River will also require additional financing if the costs of the proposed exploration programs are greater than anticipated. Bullion River will require additional financing to sustain its business operations if Bullion River is not successful in earning revenues once exploration is complete. Bullion River can provide no assurance to investors that Bullion River will be able to find additional financing if required. Obtaining additional financing would be subject to a number of factors, including the market prices for gold and silver, investor acceptance of Bullion River’s mineral claims, and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unavailable to Bullion River. The most likely source of future funds presently available to Bullion River is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternatives for the financing of further exploration would be the offering by Bullion River of an interest in the mineral claims to be earned by another party or parties carrying out further exploration thereof, which is not presently contemplated, private loans, or bonds.

5.
If Bullion River and its Subsidiaries do not complete the required exploration expenditures and make the required option payments mandated in the various option agreements, Bullion River will lose its interest in the mineral claims and Bullion River’s business may fail.

Bullion River and it Subsidiaries are obligated to incur a minimum amount of exploration expenditures on certain mineral claims in accordance with the various option agreements that the Subsidiaries are party to in order to maintain the option agreements in good standing and to be able to exercise the option and obtain a 100% interest in the mineral claims. Bullion River’s existing cash reserves are insufficient to enable it to incur the minimum amount of exploration expenditures required. Bullion River will require substantial working capital to fund the continued exploration of the mineral claims and to exercise the various options. If Bullion River does not incur the exploration expenditures required by the option agreements, Bullion River will forfeit its interest in those respective mineral claims. Bullion River has not raised the required additional financing and cannot provide any assurance to investors that the additional financing will be available to it on acceptable terms, or at all, to incur exploration expenditures, to make option payments, to continue operations, to fund new business opportunities or to execute its business plan. If Bullion River loses its interest in the optioned mineral claims, then there is a substantial risk that its business will fail.

6.
Rain and snow may make access to certain mineral claims impossible during the year. This will delay Bullion River’s proposed mineral exploration programs, which could prevent Bullion River from generating revenues.

Bullion River’s proposed exploration programs on certain mineral claims can only be performed approximately seven to nine months out of the year. This is because rain and snow cause roads leading to these mineral claims to be impassable during three to five months of the year. When roads are impassible, Bullion River is unable to continue with its mineral exploration programs on these mineral claims and, as a consequence, unable to generate revenues.

7.	Bullion River may not have access to all of the supplies and materials it needs for exploration, which could cause Bullion River to delay or suspend its operations.

Competitive demand for contractor services and unforeseen shortages of supplies and / or equipment could result in disruption of planned exploration activities.  Current demand for exploration drilling services is robust and may result in suitable equipment and trained manpower being unavailable at scheduled times in Bullion River Gold's exploration schedule.  Bullion River will attempt to locate products, equipment and materials after sufficient funds have been raised. If Bullion River cannot find the products and equipment it needs for the various mineral exploration programs, Bullion River will have to suspend its mineral exploration programs until Bullion River can find the products and equipment it needs.

Risks associated with Bullion River’s industry.

8.	Because of the speculative nature of exploration of mineral properties, there is a substantial risk that Bullion River’s business will fail.

The search for valuable minerals as a business is extremely risky. Bullion River cannot provide investors with any assurance that the mineral claims that it has optioned contain commercially exploitable reserves of gold or silver. Exploration for minerals is a speculative venture necessarily involving substantial risk. The expenditures to be made by Bullion River in the exploration of the optioned mineral claims may not result in the discovery of commercial quantities of minerals. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, Bullion River would be unable to complete its business plan.

9.
The gold and silver markets are volatile markets that have a direct impact on Bullion River’s revenues and profits and the market conditions will effect whether Bullion River will be able to continue its operations.

The current price of an ounce of gold is approximately $555 and the current price of an ounce of silver is approximately $8.75. In order to maintain operations, Bullion River will have to sell its gold and silver for more than it costs to mine it. The lower the price the more difficult it is to do this. While the current prices are favorable, if Bullion River cannot make a profit it will have to cease operations until the price of gold increases or cease operations all together. Because the cost to mine the gold is fixed, the lower the market price of gold, the greater the chance that Bullion River’s operation will not be profitable and that Bullion River will have to cease operations.

In recent decades, there have been periods of both worldwide overproduction and underproduction of certain mineral resources. Such conditions have resulted in periods of excess supply of, and reduced demand for these minerals on a worldwide basis and on a domestic basis. These periods have been followed by periods of short supply of, and increased demand for these mineral products. The excess or short supply of mineral products has placed pressures on prices and has resulted in dramatic price fluctuations even during relatively short periods of seasonal market demand.

The mining exploration and development industry may be sensitive to any general downturn in the overall economy or currencies of the countries to which the product is produced or marketed. Substantial adverse or ongoing economic, currency, government or political conditions in various world markets may have a negative impact on Bullion River’s ability to operate profitably.

10.	Because of the inherent dangers involved in mineral exploration, there is a risk that Bullion River may incur liability or damages as Bullion River conducts its business.

The search for valuable minerals involves numerous hazards. As a result, Bullion River may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which Bullion River cannot insure or against which Bullion River may elect not to insure. The payment of such liabilities may have a material adverse effect on Bullion River’s financial position

11.	Bullion River faces significant competition in the mineral exploration industry.

Bullion River competes with other mining and exploration companies possessing greater financial resources and technical facilities than Bullion River in connection with the acquisition of mineral exploration claims and leases on gold and other precious metals prospects and in connection with the recruitment and retention of qualified personnel. There is significant competition for the limited number of gold or silver acquisition opportunities and, as a result, Bullion River may be unable to acquire an interest in attractive gold and silver mineral exploration properties on terms it considers acceptable on a continuing basis.

12.	Government regulation or any change in such regulation may adversely affect Bullion River’s business.

There are several governmental regulations that materially restrict the use of minerals. Under the applicable legislation and regulations, to engage in certain types of exploration will require work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the mineral claims. Also, to operate a working mine, the regulatory bodies that govern may require an environmental review process.

In addition, the legal and regulatory environment that pertains to the exploration of minerals is uncertain and may change. Uncertainty and new regulations could increase Bullion Rivers costs of doing business and prevent Bullion River from exploring for mineral deposits. The growth of demand for minerals may also be significantly slowed. This could delay growth in potential demand for and limit Bullion Rivers ability to generate revenues. In addition to new laws and regulations being adopted, existing laws may be applied to mining or mineral exploration that have not yet been applied. These new laws may increase Bullion River’s cost of doing business with the result that its financial condition and operating results may be harmed

13.	Bullion River’s business and operating results will be harmed if it is unable to manage growth in its business.

Bullion River’s business may experience periods of rapid growth that will place significant demands on Bullion River’s managerial, operational and financial resources. In order to manage this possible growth, Bullion River must continue to improve and expand its management, operational and financial systems and controls, including quality control and delivery capabilities. Bullion River will also need to continue to expand, train and manage its employee base. Bullion River must carefully manage mineral exploration capabilities and production and inventory levels to meet product demand. Bullion River cannot assure that it will be able to timely and effectively meet that demand and maintain the quality standards required by its existing and potential clients.

In addition, inaccuracies in Bullion River’s demand forecasts, or failure of the systems used to develop the forecasts, could quickly result in either insufficient or excessive inventories and disproportionate overhead expenses. If Bullion River ineffectively manages its growth or is unsuccessful in recruiting and retaining personnel, its business and operating results will be harmed.

Risks associated with Bullion River and its Subsidiaries.

14.	Bullion River’s stock price is volatile.

The stock markets in general, and the stock prices of mineral exploration companies in particular, have experienced extreme volatility that often has been unrelated to the operating performance of any specific public company. The market price of Bullion River’s common shares has fluctuated in the past and is likely to fluctuate in the future as well, especially if Bullion River’s common shares continue to be thinly traded. Factors that may have a significant impact on the market price of Bullion River’s common shares include:

a.	actual or anticipated variations in Bullion River’s results of operations;
b.	Bullion River’s ability or inability to generate new revenues;
c.	increased competition;
d.	government regulations, including mineral exploration and environmental regulations;
e.	conditions and trends in the mineral exploration industry;

f.	proprietary rights;
g.	rumors or allegations regarding Bullion River’s financial disclosures or practices; or
h.	the volatility of the gold and silver markets.

Bullion River’s stock price may be impacted by factors that are unrelated or disproportionate to its operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of Bullion River’s common stock.

15.	Sales of the stockholders’ shares and of all of Bullion River’s other shares into the market could have a depressive effect on the market price of Bullion River’s common shares.

Shares purchased from the stockholders listed in this offering will be immediately resalable, and sales of all of Bullion River’s other shares, after applicable restrictions expire, could have a depressive effect on the market price of Bullion River’s common shares.

16.
A small number of Bullion River’s stockholders own a substantial amount of Bullion River’s common shares, and if such stockholders were to sell those shares in the public market within a short period of time, the price of Bullion River’s common shares could drop significantly.

Because a small number of Bullion River’s stockholders own a substantial amount of Bullion River’s common shares, those shareholders will be able to significantly decide who will be directors and any other stockholders may not be able to elect any directors. Also, sales of a large number of shares of Bullion River’s common shares or even the availability of a substantial number of common shares for sale could have the effect of reducing the price per share of Bullion River’s common shares, especially if the common shares continue to be thinly traded.

17.	Bullion River may not be able to attract and retain qualified personnel necessary for the implementation of its business strategy and mineral exploration programs.

Bullion River’s future success depends largely upon the continued service of its board members, executive officers and other key personnel. Bullion River’s success also depends on its ability to continue to attract, retain and motivate qualified personnel. Key personnel represent a significant asset, and the competition for these personnel is intense in the mineral exploration industry.

Bullion River may have particular difficulty attracting and retaining key personnel in initial phases of its mineral exploration programs. Bullion River does not maintain key person life insurance on any of its personnel. The loss of one or more of its key employees or its inability to attract, retain and motivate qualified personnel could negatively impact Bullion River’s ability to complete its mineral exploration programs.

18.
Bullion River’s officers and directors may have conflicts of interest in that they are officers and directors of other mining companies that will prevent them from devoting full-time to our operations, which may affect Bullion River’s operations.

Peter M. Kuhn may have a conflict of interest in that he is an officer and director of other mining companies; however, at this time they are inactive with no operations. Mr. Kuhn’s other activities will prevent him from devoting full-time to Bullion River’s operations. This will slow Bullion River’s operations and may reduce its financial results because of the slow down in operations.

19.	Bullion River does not expect to pay dividends in the foreseeable future.

Bullion River has never paid cash dividends on its common shares and has no plans to do so in the foreseeable future. Bullion River intends to retain earnings, if any, to develop and expand its business.

20.	“Penny Stock” rules may make buying or selling Bullion Rivers common shares difficult, and severely limit their market and liquidity.

Trading in Bullion River’s common shares is subject to certain regulations adopted by the SEC commonly known as the “penny stock” rules. Bullion River’s common shares qualify as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934, which imposes additional sales practice requirements on broker/dealers who sell the common shares in the aftermarket. The “penny stock” rules govern how broker-dealers can deal with their clients and “penny stocks”. For sales of Bullion River’s common shares, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale to you. The additional burdens imposed upon broker-dealers by the “penny stock” rules may discourage broker-dealers from effecting transactions in Bullion River’s common shares, which could severely limit their market price and liquidity of its common shares. This could prevent you from reselling your shares and may cause the price of the shares to decline. See “Penny Stock rules” on page 11 for more details.

USE OF PROCEEDS

Bullion River will not receive any proceeds from this offering. All proceeds will be received by selling stockholders.

DETERMINATION OF OFFERING PRICE

The selling stockholders are offering their securities for sale in this offering. No shares or warrants are being offered by Bullion River.

Bullion River’s common shares are quoted on the NASD OTC Bulletin Board under the symbol “BLRV” and has been quoted on the NASD OTC Bulletin Board since October 1, 2003 under its initial symbol “DYSI”. However, the first trade occurred in November 2003. The table below gives the high and low bid information for each fiscal quarter since Bullion River’s common shares have been quoted. The bid information was obtained from OTC Bulletin Board and reflects inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

High & Low Bids
Period ended	High	Low	Source
20 January 2006	$0.59	$0.55	Yahoo Finance
31 December 2005	$0.67	$0.41	Yahoo Finance
30 September 2005	$0.86	$0.42	Yahoo Finance
30 June 2005	$1.26	$0.75	Yahoo Finance
31 March 2005	$1.42	$0.75	Yahoo Finance
31 December 2004	$0.93	$0.89	OTC Bulletin Board
30 September 2004	$0.84	$0.77	OTC Bulletin Board
30 June 2004	$0.66	$0.60	OTC Bulletin Board
31 March 2004	$1.73	$0.90	OTC Bulletin Board
31 December 2003	$0.00	$0.00	Yahoo Finance

Bullion River will not participate in the resale of shares by selling stockholders.

Holders

As of January 23, 2006, Bullion River had 48,840,375 common shares issued and outstanding. Based on research into the indirect holdings registered in the names of depositories and financial institutions, Bullion River estimates that there are approximately 2,500 beneficial shareholders.

Dividends

Bullion River has never paid cash dividends on its capital stock. Bullion River currently intends to retain any profits it earns to finance the growth and development of its business. Bullion River does not anticipate paying any cash dividends in the foreseeable future

Selling Stockholders

The selling stockholders are offering 34,708,005 common shares of Bullion River for sale in this offering and Bullion River is registering those common shares in this registration for resale on behalf of the stockholders. The common shares offered for resale may be sold in a secondary offering by the selling stockholders by means of this registration statement.

Penny Stock Rules

Trading in Bullion River’s common shares is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends Bullion River’s common shares to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in Bullion River’s common shares, which could severely limit their market price and liquidity of Bullion River’s common shares.

The “penny stock” rules also imposes additional sales practice requirements on broker/dealers who sell penny stock. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as “bid” and “offer” quotes, a dealers “spread” and broker/dealer compensation; the broker/dealer compensation, the broker/dealers duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers rights and remedies in causes of fraud in penny stock transactions; and, the NASD’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of the common shares registered pursuant to this registration statement on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the date of this prospectus;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each selling stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

In connection with the sale of the Common Stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of Common Stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed Bullion River that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

Selling stockholders, William Newbauer, Scott Hunter, Paul Haber and Edwin Barreto, are affiliates of registered broker dealers. Messrs. Newbauer, Hunter, Haber and Barreto have represented to Bullion River that they purchased the shares being registered in the ordinary course of business and that at the time of purchase they had no agreements or understandings, directly or indirectly, with any party to distribute the shares.

Bullion River is required to pay certain fees and expenses incurred by Bullion River incident to the registration of the shares. Bullion River has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

Bullion River agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

Section 15(g) of the Exchange Act

Bullion River’s common shares are covered by Section 15(g) of the Securities Exchange Act of 1934, and Rules 15g-1 through 15g-6 promulgated thereunder. These rules impose additional sales practice requirements on broker/dealers who sell Bullion River’s securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to broker/dealers, they do not apply to Bullion River.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Again, the foregoing rules apply to broker/dealers. The rules do not apply to Bullion River in any manner whatsoever. The application of the penny stock rules may affect your ability to resell your shares.

Selling Stockholders holding Warrants

The following table sets forth the name of each selling stockholder holding Warrants, the number of Warrants owned by each warrant holder, and the expiry date of the Warrants. The selling stockholders may sell the common shares issuable upon exercise of the warrants pursuant to this prospectus.

Name of warrant holder	Number of Warrants owned	Expiry date

Ursula S. Ulrich	50,000	October 18, 2007
Roger Mulhaupt	240,000	October 18, 2007
Roger Mulhaupt	464,000	October 20, 2007
Roger Mulhaupt	60,000	November 28, 2007
Schlumberger Master Pension	605,100	October 18, 2007
Alexander Dawson Foundation	183,600	October 18, 2007
Conrad Hilton Foundation	447,300	October 18, 2007
Dekko Foundation	147,000	October 18, 2007
Hyde Park Foundry & Machine Pension	22,200	October 18, 2007
Southside Hospital	94,800	October 18, 2007
Ulex Holdings S.A.	480,000	November 28, 2007
AES Capital Partners	150,000	November 28, 2007
Silver Road Company	300,000	November 28, 2007

Name of warrant holder	Number of Warrants owned	Expiry date

AU Capital LP	200,000	November 28, 2007
Marjorie Gorelik	60,000	December 16, 2007
Elton Participation Group	1,600,000	December 16, 2007
Peter-Paul Stengel	350,000	December 16, 2007
Gabriele Stengel	50,000	December 16, 2007
Beskivest Chart Ltd.	200,000	December 16, 2007
Alfred Haber	180,000	December 16, 2007
Sandra Proshan	100,000	December 16, 2007
Abundance Partners L.P.	50,000	December 16, 2007
Joachim Lehnert	20,000	December 16, 2007
Wolfgang Dueselhenke	20,000	December 16, 2007
Antonia Hochwimmer	27,000	November 28, 2007
Hannah Hochwimmer	27,000	November 28, 2007
PSH Management	150,000	December 16, 2007
Alan Grayson	400,000	January 3, 2008

Name of warrant holder	Number of Warrants owned	Expiry date

Haywood Securities, Inc.	50,000	January 3, 2008
4P Management Partners S.A.	50,000	January 18, 2008
Heinz Hoefliger	27,000	January 23, 2008
Swiss First	300,000	January 23, 2008
John Bradley Olding	100,000	January 23, 2008
Oliver Bierhoff	100,000	January 23, 2008
Glynn Fisher	100,000	January 23, 2008
Willy Huber	27,000	January 23, 2008
General Research	150,000	January 23, 2008
Abundance Partners LP	110,000	January 23, 2008
Susanne Schoen	50,000	January 19, 2008
Herbert Wyss	20,000	January 23, 2008
Van Goethem & Partner AG	500,000	January 23, 2008
Marcus Bernold	115,000	January 23, 2008
Peter Bernold	10,000	January 23, 2008
Andreas Pliakas	100,000	January 23, 2008
Ernst Baer	80,000	January 23, 2008
Kerstin Schuerch-Rupp	55,000	January 23, 2008
Arvid Hinnen	50,000	January 23, 2008

Name of warrant holder	Number of Warrants owned	Expiry date

Martin Hitz	50,000	January 23, 2008
Manfred Mauch	20,000	January 23, 2008
Tomasz Wagner	20,000	January 23, 2008
Elton Participation Group	4,000,000	January 23, 2008
Global Business Partners	200,000	January 23, 2009
Aroma Patent & Licensing	410,000	January 23, 2009
PSH Management Partners S.A	100,000	January 23, 2009
TOTAL:	13,472,000

Selling Stockholders holding Warrants Granted as Finder’s Fee.

The following table sets forth the name of each selling stockholder holding Warrants, the number of Warrants owned by each warrant holder, and the expiry date of the Warrants. These Warrants were granted to each selling stockholder as a finder’s fee in connection with the New Private Offering. The selling stockholders may sell the common shares issuable upon exercise of the warrants pursuant to this prospectus.

Name of warrant holder	Number of Warrants owned	Expiry date
Axino AG	131,400	January 23, 2008
Paul Haber	267,000	January 23, 2008
Think Capital LLC	36,900	January 23, 2008
Aroma Patent & Licensing	610,000	January 23, 2008
Global Business Partners	200,000	January 23, 2008
TOTAL:	1,245,300

Selling Stockholders holding Class B2 Ratchet Warrants

The following table sets forth the name of each selling stockholder holding Class B2 Ratchet Warrants, the number of Class B2 Ratchet Warrants owned by each warrant holder, and the expiry date of the Class B2 Ratchet Warrants. The selling stockholders may sell the common shares issuable upon exercise of the Class B2 Ratchet Warrants pursuant to this prospectus.

Name of warrant holder	Number of Class B2 Ratchet Warrants owned	Expiry date

Professional Traders Fund, LLC	133,333	December 10, 2007
Abundance Partners LP	50,000	December 10, 2007
vFinance Investments, Inc.	30,487	December 16, 2007
vFinance Investments, Inc.	12,005	December 16, 2007
vFinance Investments, Inc.	10,250	December 16, 2007
vFinance Investments, Inc.	6,885	December 16, 2007
vFinance Investments, Inc.	3,045	December 16, 2007
vFinance Investments, Inc.	795	December 16, 2007
Double U Master Fund L.P.	133,333	December 30, 2007
Sibex Capital Fund Inc.	140,000	December 30, 2007
Sibex Capital Fund Inc.	228,000	December 30, 2007
Nite Capital, L.P.	200,000	February 2, 2008
Derma Plus, Inc.	21,780	April 14, 2008
Dunwoody Asset Management, LLC	22,000	April 14, 2008
Derma Plus, Inc.	80,000	April 14, 2008
Derma Plus, Inc.	31,500	April 14, 2008
Kenneth Richer	66,600	May 2, 2008
Montaheno Investment, LLC	133,334	May 2, 2008
TCMP3 Partners	133,334	April 29, 2008
Lyn Segal	20,000	April 29, 2008
AS Capital Partners, LLC	66,667	April 29, 2008
Magnus Capital	66,667	May 2, 2008
Crescent International Ltd.	300,000	May 2, 2008

Name of warrant holder	Number of Class B2 Ratchet Warrants owned	Expiry date

Edwin Baretto	133,334	May 2, 2008
Caroline Gang Troob	20,000	April 29, 2008
Truk International Fund, LP	20,000	April 29, 2008
Larry Dipriest	50,000	April 29, 2008
Mordechai Vogel	66,667	April 29, 2008
Simon Vogel	66,667	April 29, 2008
Tower Paper Co. Inc. Retirement Plan	66,667	April 29, 2008
Truk Opportunity Fund, LLC	313,334	April 29, 2008
Abundance Partners LP	50,000	May 2, 2008
Alpha Capital AG	333,334	May 2, 2008
Basso Private Opportunity Holding Fund Ltd.	61,334	April 29, 2008
Basso Multi-Strategy Holding Fund Ltd.	205,334	April 29, 2008
First Mirage, Inc.	133,334	April 29, 2008
Puritan LLC	133,334	April 29, 2008
Notzer Chesed	133,334	April 29, 2008
Arther Ackermann	66,667	May 2, 2008
Blumfield Investments	133,334	May 5, 2008
Dupont Investments	10,000	April 29, 2008
Wendy Ramsey	100,000	April 29, 2008
Antonia Hochwimmer	2,333	November 16, 2007
Hannah Hochwimmer	2,333	November 16, 2007
Susanne Schoen	8,333	November 16, 2007

Name of warrant holder	Number of Class B2 Ratchet Warrants owned	Expiry date

Peter-Paul Stengel	11,167	November 16, 2007
Luitpold von Finck	11,167	November 16, 2007
4P Management Partners S.A.	8,333	November 16, 2007
Ursula S. Ulrich	16,667	November 16, 2007
Antonia Hochwimmer	6,667	April 29, 2008
Hannah Hochwimmer	6,667	April 29, 2008
Scott Hunter	11,111	May 2, 2008
Beskivest Chart Ltd.	44,444	May 2, 2008
TOTAL:	4,115,911

Selling Stockholders

The following table sets forth the name of each selling stockholder, the total number of common shares owned prior to the Offering, the percentage of common shares owned prior to the Offering, the number of common shares offered, and the percentage of common shares owned after the Offering, assuming the selling shareholders sells all of their common shares and none of the warrant holders exercise their warrants.

	Total number of common shares owned prior to offering	Percentage of common shares owned prior to offering	Number of common shares being offered	Percentage of common shares after the offering (1)
Name of Selling Stockholder
Ursula Ulrich	125,000	0.26%	75,000	0.15%
Roger Mulhaupt	764,000	1.56%	764,000	1.56%
Schlumberger Master Pension	605,100	1.24%	605,100	1.24%
Alexander Dawson Foundation	183,600	0.38%	183,600	0.38%
Conrad Hilton Foundation	447,300	0.92%	447,300	0.92%
Dekko Foundation	147,000	0.30%	147,000	0.30%
Hyde Park Foundry & Machine Pension	22,200	0.05%	22,200	0.05%

Southside Hospital	94,800	0.19%	94,800	0.19%
Ulex Holdings S.A.	480,000	0.98%	480,000	0.98%
AES Capital Partners	150,000	0.31%	150,000	0.31%
Silver Road Company	300,000	0.61%	300,000	0.61%
AU Capital LP	200,000	0.41%	200,000	0.41%
Marjorie Gorelik	60,000	0.12%	60,000	0.12%
Elton Participation Group	5,600,000	11.47%	5,600,000	11.47%
Peter-Paul Stengel	400,250	0.82%	366,750	0.75%
Gabriele Stengel	50,000	0.10%	50,000	0.10%
Beskivest Chart Ltd.	416,667	0.85%	266,667	0.55%
Alfred Haber	180,000	0.37%	180,000	0.37%
Sandra Proshan	100,000	0.20%	100,000	0.20%
Abundance Partners LP	310,000	0.63%	210,000	0.43%
Joachim Lehnert	20,000	0.04%	20,000	0.04%
Wolfgang Duewelhenke	20,000	0.04%	20,000	0.04%
Antonia Hochwimmer	67,500	0.14%	40,500	0.08%
Hannah Hochwimmer	67,500	0.14%	40,500	0.08%
PSH Management	250,000	0.51%	250,000	0.51%
Alan Grayson	400,000	0.82%	400,000	0.82%
Haywood Securities, Inc.	66,667	0.14%	66,667	0.14%
4P Management Partners	112,500	0.23%	62,500	0.13%
Heinz Hoefliger	54,000	0.11%	27,000	0.06%
Swiss First	300,000	0.61%	300,000	0.61%
John Bradley Olding	100,000	0.20%	100,000	0.20%
Oliver Bierhoff	100,000	0.20%	100,000	0.20%
Glynn Fisher	100,000	0.20%	100,000	0.20%
Willy Huber	54,000	0.11%	27,000	0.06%

General Research	150,000	0.31%	150,000	0.31%
Susanne Schoen	87,500	0.18%	62,500	0.13%
Herbert Wyss	20,000	0.04%	20,000	0.04%
Van Goethem & Partner AG	500,000	1.02%	500,000	1.02%
Marcus Bernold	115,000	0.24%	115,000	0.24%
Peter Bernold	10,000	0.02%	10,000	0.02%
Andreas Pliakas	100,000	0.20%	100,000	0.20%
Ernst Baer	80,000	0.16%	80,000	0.16%
Kerstin Schuerch-Rupp	55,000	0.11%	55,000	0.11%
Arvid Hinnen	50,000	0.10%	50,000	0.10%
Martin Hitz	50,000	0.10%	50,000	0.10%
Manfred Mauch	20,000	0.04%	20,000	0.04%
Tomasz Wagner	20,000	0.04%	20,000	0.04%
Global Business Partners	200,000	0.41%	200,000	0.41%
Aroma Patent & Licensing	410,000	0.84%	410,000	0.84%
Roland Kesselring(2)	115,000	0.24%	115,000	0.24%
Tell Capital AG(2)	135,000	0.28%	135,000	0.28%
Chris Hanneman(2)	75,000	0.15%	75,000	0.15%
Professional Traders Fund, LLC	202,000	0.41%	66,667	0.14%
Double U Master Fund, L.P.	200,000	0.41%	66,667	0.14%
Sibex Capital Fund Inc.	552,000	1.13%	184,000	0.38%
Nite Capital, L.P.	300,000	0.61%	100,000	0.20%
Kenneth Richer	99,900	0.20%	33,300	0.07%
Montaheno Investment LLC	200,000	0.41%	66,666	0.14%
TCMP3 Partners	200,000	0.41%	66,666	0.14%
Lyn Segal	30,000	0.06%	10,000	0.02%
AS Capital Partners	100,000	0.20%	33,333	0.07%

Magnus Capital	100,000	0.20%	33,333	0.07%
Crescent International	450,000	0.92%	150,000	0.31%
Edwin Barretto	200,000	0.41%	66,666	0.14%
Caroline Gang Troob	30,000	0.06%	10,000	0.02%
Truk International Fund, LP	30,000	0.06%	10,000	0.02%
Larry Dipriest	75,000	0.15%	25,000	0.05%
Mordechai Vogel	100,000	0.20%	33,333	0.07%
Simon Vogel	100,000	0.20%	33,333	0.07%
Tower Paper Company	100,000	0.20%	33,333	0.07%
Truk Opportunity Fund, LP	470,001	0.96%	156,667	0.32%
Alpha Capital	500,000	1.02%	166,666	0.34%
Basso Private Opportunity Fund	92,000	0.19%	30,666	0.06%
Basso Multi-Strategy Holding Fund	308,000	0.63%	102,666	0.21%
First Mirage	200,000	0.41%	66,666	0.14%
Puritan	200,000	0.41%	66,666	0.14%
Notzer Chesed	200,000	0.41%	66,666	0.14%
Arthur dewitt Ackerman	100,001	0.20%	33,334	0.07%
Blumfield Investments	200,000	0.41%	66,666	0.14%
Dupont Investments	15,000	0.03%	5,000	0.01%
Wendy Ramsey	150,000	0.31%	50,000	0.10%
Luitpold von Finck	50,250	0.10%	16,750	0.03%
TOTAL	20,094,736		15,874,794

(1) This percentage is based on the assumption that all shares of the stockholder are sold in the offering and no warrants are exercised by the stockholder.
(2) Shares of Common Stock issued in consideration for services rendered by certain service providers.

Future Sales of Shares

A total of 48,840,375 common shares are issued and outstanding. Of the 48,840,375 common shares outstanding, 19,345,897 are freely tradable and 29,494,478 are restricted securities as defined in Rule 144 of the Securities Act of 1933. Under Rule 144, the restricted shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Of the 29,494,478 restricted shares, 15,874,794 are being offered for sale by the selling stockholders in this offering.

DESCRIPTION OF BUSINESS

General

Bullion River was incorporated under the laws of the State of Nevada on June 29, 2001 under the original name “Dynasty International Corporation”. The company was a specialty retailer of home water quality testing kits and water purification devices until December 9, 2003 when it changed its business direction to the exploration of gold and silver in the western United States.

On December 9, 2003, five current Nevada subsidiaries of Bullion River were incorporated and sold to Bullion River. These subsidiaries are Antone Canyon Mining Corp., Cimarron Mining Corp., Corcoran Canyon Mining Corp., North Fork Mining Corp., and Thomas Creek Mining Corp. (collectively, the “Subsidiaries”). See “Business of Bullion River” and “Management’s Discussion and Analysis or Plan of Operations” below for more information.

On January 20, 2004, the company changed its name to “Bullion River Gold Corp.”

On June 23, 2004, Bullion River entered into a letter agreement, whereby it proposed to acquire a 100% interest in the Washington Niagara Partnership by acquiring an option to buy all the outstanding partnership units for an aggregate purchase price of $1,500,000.

On August 17, 2004, Bullion River staked an additional 21 mineral claims in the French Gulch district in Shasta County, California. On September 30, 2004 French Gulch Mining Corp., another wholly owned subsidiary of Bullion River was incorporated in the state of Nevada to conduct a surface and underground drilling campaign on the Washington Niagara property and French Gulch claims.

On September 28, 2004, Thomas Creek Mining Corp. changed its name to Wenban Spring Mining Corp During June 2004, Bullion River acquired a 100% interest in the Wenban property by staking claims covering approximately 7.25 square miles in the Cortez Hills region of Nevada. Also, during the period ended September 30, 2004 Bullion River terminated its option on the Thomas Creek property.

Bullion River intends to carry out exploration activities primarily in regions containing gold or silver deposits, such as the Great Basin in the western United States and the Motherlode belt in California. Bullion River is seeking projects that contain or have the potential to contain high grades and large tonnage of gold and/or silver as well as projects that contain the potential for mineralization concealed under post-mineral cover. There is no assurance that Bullion River will locate any high grade and large tonnage or locate projects that contain the potential for mineralization concealed under post-mineral cover.

Neither Bullion River nor any of the Subsidiaries have been involved in any bankruptcy, receivership or similar proceedings. There have been no material reclassifications, mergers, consolidations or purchases or sales of a significant amount of assets not in the ordinary course of Bullion River’s business.

Business of Bullion River

Bullion River is a mineral exploration company. Bullion River, through the Subsidiaries, conducts gold and silver mineral exploration on properties in the western United States. See “Item 13. Exhibits and Reports on Form 8-K” and the exhibits attached to the Form 8-K’s filed by Bullion River regarding the acquisition of the option agreements for more information.

There is no assurance that a commercially viable ore body, a reserve, exists in any of the mineral claims until sufficient exploration work is done and an evaluation of that work concludes economic and legal feasibility. Bullion River’s current plans are strictly limited to research and exploration.

Bullion River intends to try to remove any mineralized material, if economically viable. If mineralized material is found on any of Bullion River’s mineral exploration projects and removal is warranted, and Bullion River does not have the adequate working capital to do so, Bullion River will have to sell additional common shares or borrow money to finance the cost of removing the mineralized material. There is no assurance that Bullion River will have the working capital to remove the mineralized material from its mineral exploration projects, if warranted, and there is no assurance Bullion River will be able to raise additional working capital through equity or debt financing

(1) Antone Canyon Property

On January 9, 2004, Antone Canyon Mining Corp. (“Antone Canyon”) was assigned an option to acquire a 100% undivided interest in 60 unpatented mineral claims located in Nye County in the State of Nevada (the “Antone Canyon Property”). The option was assigned from Golden Spike Mining, a Nevada corporation, for an assignment fee of $146,412. Antone Canyon paid for the assignment fee by way of a loan from Bullion River. See Exhibit 10.1 for more information.

Peter M. Kuhn is a director and the president of both Bullion River and Antone Canyon and a director and the president of Golden Spike Mining.

On December 12, 2002, Golden Spike Mining entered into an option agreement with the owner of the mineral claims, Antone Canyon, LLC (“LLC”), who was and is an arms’ length party to the transactions. The option agreement includes the initial 19 unpatented mineral claims optioned by LLC and an additional 41 unpatented mineral claims staked and registered by Golden Spike in the name of LLC in accordance with the terms of the option agreement and which now form an additional part of the optioned mineral claims and are subject to the terms and conditions of the option agreement.

Since December 12, 2002, Golden Spike Mining made all option payments to LLC, including a $20,000 payment on December 12, 2002 and a $20,000 payment on December 12, 2003, and incurred in excess of $90,000 of property expenditures on the optioned mineral claims. Golden Spike Mining has represented that it has fulfilled all of its obligations under the option agreement and LLC has consented to the assignment of the option agreement.

The option agreement is for a term of 10 years and expires on December 11, 2012. In order to maintain the option in good standing, Antone Canyon is required to pay LLC an annual payment of $40,000 on or before December 12 of each year until the expiration of the option or until Antone Canyon exercises the option in accordance with the terms and conditions of the option agreement.

If, and when, Antone Canyon exercises the option, it will have to choose one of the three exercise options, which are (1) $4,000,000 cash, (2) $400,000 cash plus a 3% net smelter return granted to LLC, or (3) $2,500,000 cash plus a 1% net smelter return granted to LLC. Upon exercising the option, Antone Canyon will have a 100% interest in each of the 60 mineral claims.

At September 30, 2005 all option payments have been paid and are in good standing.

For more information and details on the Antone Canyon Property see “Management’s Discussion and Analysis or Plan of Operations” below.

(2) Corcoran Canyon Property

On February 18, 2004, Corcoran Canyon Mining Corp. (“Corcoran Canyon”) was assigned an option to acquire a 100% undivided interest in 41 unpatented mineral claims located in Nye County in the State of Nevada. The option was assigned from Golden Spike Mining, a Nevada corporation, for an assignment fee of $43,596. Corcoran Canyon paid for the assignment fee by way of a loan from Bullion River. See Exhibit 10.2 for more information.

In addition to the assignment of the option agreement, Golden Spike Mining has agreed to transfer all of its right, title and interest in 89 contiguous unpatented mineral claims to Corcoran Canyon.

Peter M. Kuhn is a director and president of Bullion River and the sole director and officer of Corcoran Canyon and a director and the president of Golden Spike Mining.

On February 28, 2003, Golden Spike Mining entered into an option agreement with the owner of the mineral claims, Brancote US Inc. (“Brancote”), who was and is an arms’ length party to the transactions. The option agreement includes the initial 41 unpatented mineral claims optioned by Brancote and are subject to the terms and conditions of the option agreement.

Golden Spike Mining has made all option payments to Brancote, including a $2,000 payment on December 4, 2002. Golden Spike Mining has represented that it has fulfilled all of its obligations under the option agreement, with the exception of the minimum exploration expenditures.

During the year ended December 31, 2004, Corcoran Canyon spent $105,479 on exploration, including option payments, BLM and county fees and insurance, on the Corcoran Canyon property. At February 28, 2005 Corcoran Canyon had spent $5,429 of the required $50,000 on exploration and was not in compliance with the terms of the option agreement.

The option agreement is for a term of 3 years and expires on February 28, 2006. In order to maintain the option in good standing, Corcoran Canyon is required to pay all annual lease maintenance fees and to incur exploration expenditures of at least $50,000 in each year. At September 30, 2005, the Company was not in compliance with all of the terms of the option agreement because it had not made all of the required minimum exploration expenditures for the year ending February 28, 2005. For the year ending February 28, 2005, the Company spent $39,157 in exploration. A verbal agreement has been made with the owner to continue exploration in 2006, which will bring the overall agreement into compliance.

If, and when, Corcoran Canyon exercises the option, it will have to pay Brancote an additional $200,000 option payment and grant the owner a 2% net smelter royalty on the mineral claims. Corcoran Canyon can repurchase half of the 2% net smelter royalty (1% NSR) for a payment of $1 million to Brancote at any time after the granting of the 2% net smelter royalty.

For more information and details on the Corcoran Canyon Property see “Management’s Discussion and Analysis or Plan of Operations” below.

(3) Cimarron Property

On February 19, 2004, Cimarron Mining Corp. (“Cimarron”) was assigned an option to acquire a 100% undivided interest in 30 unpatented mineral claims located in Nye County in the State of Nevada. The option was assigned from Golden Spike Mining, a Nevada corporation, for an assignment fee of $13,468. Cimarron paid for the assignment fee by way of a loan from Bullion River. See Exhibit 10.3 for more information.

Peter M. Kuhn is a director and president of Bullion River and the sole director and officer of Cimarron and a director and the president of Golden Spike Mining.

On August 22, 2003, Golden Spike Mining entered into an option agreement with the owner of the mineral claims, Brancote US Inc. (“Brancote”), who was and is an arms’ length party to the transactions. The option agreement included the initial 24 unpatented mineral claims optioned by Brancote and an additional 6 unpatented mineral claims previously optioned to Brancote in accordance with the terms of a previous option agreement dated June 1, 1994. On June 1, 2004, the previous option agreement dated June 1, 1994 expired along with Cimarron’s interest in the six unpatented mineral claims.

Golden Spike Mining has made all option payments to Brancote, including a $2,000 payment on February 4, 2003. Golden Spike Mining has represented that it has fulfilled all of its obligations under the option agreement.

The option agreement provides for a term of three years that expires on August 22, 2006. In order to keep the option in good standing, Cimarron is required to pay all annual lease maintenance fees and to incur exploration expenditures of at least $50,000 in each year.

At September 30, 2005, the Company was not in compliance with all of the terms of the option agreement because it had not made the required minimum exploration expenditures for the year ending August 22, 2005. A verbal agreement has been made with the owner to continue exploration in 2006, which will bring the overall agreement into compliance. For the year ending August 22, 2005, the Company spent $5,444 in exploration.

If, and when, Cimarron exercises the option, it will have to pay Brancote an additional $200,000 option payment and grant the owner a 1% net smelter royalty on the mineral claims. Cimarron can repurchase half of the 1% net smelter royalty (0.5% NSR) for a payment of $500,000 to Brancote.

For more information and details on the Cimarron Property see “Management’s Discussion and Analysis or Plan of Operations” below.

(4) French Gulch Property

On June 23, 2004, Bullion River entered into a letter agreement, whereby it proposed to acquire a 100% interest in the Washington Niagara Partnership (the “WN Partnership”) by acquiring an option to buy all the outstanding partnership units for an aggregate purchase price of $1,500,000. The property is located in Shasta County in California and consists of the Washington Niagara Mine and is comprised of 28 patented and 27 unpatented lode mineral claims (the “Washington Niagara Property”).

During the second quarter of 2004 Bullion River paid a non-refundable deposit of $10,000 that gave Bullion River until September 30, 2004 to (1) complete its due diligence on the property and (2) the exclusive right to enter into a formal agreement to acquire the Partnership Units.

On October 6, 2004, French Gulch (Nevada) Mining Corp. entered into an exploration agreement with an option to purchase the Washington Niagara property from the Washington-Niagara Mining Partnership (“WN Partnership”). Under the terms of the agreement French Gulch (1) has been granted the exclusive right to conduct exploration work on the Washington Niagara Property until September 30, 2005 (2) paid $15,000 upon signing the agreement (3) is required to pay $50,000 on each of June 1 and August 1, 2005 (4) pay all state and federal claim and maintenance fees and to carry liability insurance up to $1 million (5) can exercise its option to acquire the property anytime up to October 1, 2005. If French Gulch exercises its option it is required to make bi-monthly option payments of $50,000 until production commences. Once production commences French Gulch will be required to make bi-monthly payments of $175,000. Ownership of the property will transfer to French Gulch once the aggregate amount of payments made by French Gulch to the WN Partnership total $1,500,000.

French Gulch has rights to explore in accordance with practices customary in the industry, but not to mine the Property until the option is exercised. Upon exercise of the option French Gulch will have all rights incident to ownership of real property allowed by law, including the right to develop and mine the property.

The Company has staked an additional sixty-six (66) unpatented claims in the French Gulch district to properly secure and encompass areas of known gold mineralization. We have named these newly staked claims, along with the Washington-Niagara property, the “French Gulch" properties. The 66 claims staked by French Gulch are 100%-owned by French Gulch and are not subject to the agreement with the WN Partnership.

On May 19, 2005, the Company exercised it option with the Washington Niagara Mining Partnership to purchase the patented and unpatented mining claims, the mill, and other personal property. At that time, the first bi-monthly payment of $50,000 was made less credits of $36,438.07 for a total of $13,561.93.

On August 31, 2005, the Company entered an agreement with the Stump Family Trust (“Stump”) giving French Gulch the exclusive right to explore, develop, and mine the property. The property is located in Shasta County, California, adjacent to the French Gulch property, and consists of 1 patented lode mining claim ("Colorado Quartz Mine”). The option agreement is for an initial term of ten years and expires on July 21, 2015.

In order to maintain the Stump option in good standing, French Gulch is required to pay the owner annual payments starting July 21, 2006 in the following amounts: $2,500 per year until July 21, 2008, $3,500 per year until July 21, 2011, $4,500 per year until July 21, 2015. French Gulch is also required to make all maintenance and lease fees as required to keep the property in good standing, and must have a comprehensive general commercial liability insurance policy in place having limits of not less than $1 million per personal injury occurrence and $100,000 for property damage protecting owner against any claims for injury to persons or damage to property resulting from French Gulch’s operations.

At September 30, 2005, the Company had made all payments and complied with all of the terms of the option agreements.

For more information and details on the French Gulch Property see “Management’s Discussion and Analysis or Plan of Operations” below.

(5) North Fork Property

On February 23, 2004, North Fork Mining Corp. (“North Fork”) was assigned three options to acquire a 100% undivided right, title and interest in an aggregate 42 unpatented mineral claims located in Sierra County in the State of California. The options were assigned from Golden Spike Mining, a Nevada corporation, for an assignment fee of $129,115. North Fork paid for the assignment fee by way of a loan from Bullion River. Also, as additional consideration for the assignment of the option agreements, North Fork granted Golden Spike Mining a net smelter royalty of 1.5% on the 42 unpatented mineral claims. See Exhibit 10.5 for more information.

Peter M. Kuhn is a director and president of Bullion River and the sole director and officer of North Fork and a director and the president of Golden Spike Mining.

On February 18, 2004, all required payments under the original (3) option agreements dated July 1, 2002, July 3, 2002 and March 3, 2003 had been made and the owners of the mineral claims consented to the assignment of the option agreements to North Fork.

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The required payments under the July 1 and July 3, 2002 option agreements were; $10,000 per agreement on the original signing dates of July 1 and 3, 2002 and $150 per month for each agreement for the year ending July 3, 2003 and $250 per month for each agreement for the period ended February 23, 2004.

•	The March 3, 2003 agreement required $10,000 to be paid upon signing of a final agreement.

The original option agreements dated July 1 and 3, 2002, are for terms of 5 years. To keep these option agreements in good standing North Fork is required to make minimum royalty payments, per agreement, of $250 per month until July 3, 2004, $500 per month until July 3, 2005, $1,000 per month until July 3, 2006, the greater of $5,000 per month or a 5% NSR until July 3, 2007. North Fork is also required to make all maintenance and lease payments to keep the mineral claims in good standing during the term of the option agreements. At the end of the five year term, after all of the royalty payments have been made, North Fork will have acquired a 100% undivided right, title and interest in 35 unpatented mineral claims subject to a 5% net smelter royalty payable, until a maximum of $750,000 in royalty payments have been made under each agreement.

The March 4, 2003 option agreement for 7 unpatented claims has no term. North Fork can acquire an undivided 100% interest in these claims by paying $10,000 once North Fork has successfully completed its stage 1 drilling and exploration program and decides to continue with exploration and by paying the owner $70,000 once North Fork has successfully completed its stage 2 drilling and exploration program and decides to continue with exploration.

At September 30, 2005, the Company was in compliance with all of the terms of the option agreements.

For more information and details on the North Fork Property see “Management’s Discussion and Analysis or Plan of Operations” below.

(6) Painted Hills Property

In February 2004, Bullion River acquired a 100% interest in the Painted Hills property by staking the 41 unpatented mineral claims in the Painted Hills district in northwestern Nevada comprising 825 acres.

For more information and details on the Painted Hills Property see “Management’s Discussion and Analysis or Plan of Operations” below.

(7) Wenban Spring Property

On February 20, 2004, Thomas Creek Mining Corp. (“Thomas Creek”) was assigned an option to acquire a 100% undivided interest in 76 unpatented mineral claims located in Eureka County in the State of Nevada. The option was assigned from Golden Spike Mining, a Nevada corporation, for an assignment fee of $53,740. Thomas Creek paid for the assignment fee by way of a loan from Bullion River. See Exhibit 10.4 for more information.

On September 28, 2004, Thomas Creek Mining Corp. changed its name to Wenban Spring Mining Corp. During June 2004, Bullion River acquired a 100% interest in the Wenban Spring property by staking 238 claims covering approximately 7.25 square miles in the Cortez Hills region of Nevada. Also, during the period ended September 30, 2004 Bullion River terminated its option on the Thomas Creek property.

Peter M. Kuhn is a director and president of Bullion River and the sole director and officer of Wenban Spring and a director and the president of Golden Spike Mining.

On January 19, 2006 Bullion River Gold Corp entered into an option agreement with Senator Minerals “Senator”, a Vancouver based mineral exploration company (TSX-V: SNR) for two properties, the Cortez South and the Gold Valley property, located in Lander County. These two properties are directly adjacent to the south of Bullion River’s Wenban Spring property. The Cortez South property consists of 30 mineral claims and the Gold Valley property consists of 24 mineral claims.

For each property option, Bullion River will pay to Senator $10,000.00 in cash and 125,000 restricted shares of Bullion River. Bullion River is obliged to spend $150,000.00 in exploration including all maintenance fees over the next two years in order to obtain a 51 % ownership in the claims. By spending another $200,000.00, Bullion River can increase its ownership to 76%. After that, the partners have to spend on a $350,000 to $110,000 basis (Bullion River to Senator)or get diluted accordingly. Once a partner has less than 10 % ownership, it can elect a three percent NSR.

The properties are so-called ‘grassroots’ properties, no significant exploration has been done to this point.

For more information and details on the Wenban Spring Property see “Management’s Discussion and Analysis or Plan of Operations” below.

Competition

Bullion River competes with other mining and exploration companies possessing greater financial resources and technical facilities than Bullion River in connection with the acquisition of mineral exploration claims and leases on gold and other precious metals prospects and in connection with the recruitment and retention of qualified personnel. The gold mining industry is fragmented and Bullion River is an infinitely small participant in the gold and silver mining market. Many of Bullion River’s competitors have a very diverse portfolio and have not confined their market to one mineral or property, but explore a wide array of minerals and mineral exploration properties. Some of these competitors have been in business for longer than Bullion River and may have established more strategic partnerships and relationships than Bullion River.

There is significant competition for the limited number of gold acquisition opportunities and, as a result, Bullion River may be unable to continue to acquire an interest in attractive gold and silver mineral exploration properties on terms it considers acceptable.

While Bullion River competes with other exploration companies, there is no competition for the exploration or removal of mineralized material from Bullion River’s properties. Readily available wholesale purchasers of gold and other precious metals exist in the United States and throughout the world. The largest are Handy & Harman, Englehard Industries, and Johnson Matthey, Ltd. The wholesale purchase of precious metals is affected by a number of factors beyond Bullion River’s control. The factors are:

• fluctuations in the market price for gold
• fluctuating supplies of gold
• fluctuating demand for gold
• mining activities by others

If Bullion River finds gold or silver that is deemed of economic grade and in sufficient quantities to justify removal, Bullion River would seek additional capital through equity or debt financing to build a mine and plant. Bullion River would then mine the gold or silver. After mining Bullion River would process the ore through a series of steps that produces a rough concentrate. This rough concentrate is then sold to refiners and smelters for the value of the mineral contained therein less the cost of further concentrating, refining and smelting. Refiners and smelters then sell the gold on the open markets through brokers who work for wholesales, including the major world wholesalers set forth above.

The current demand for gold and silver exceeds the supply of gold and silver. As such management believes it will not have any difficulty selling the gold or silver it may recover.

Government Controls and Regulations

The various levels of government controls and regulations address, among other things, the environmental impact of mineral exploration and mineral processing operations and establish requirements for decommissioning of mineral exploration properties after operations have ceased. With respect to the regulation of mineral exploration and processing, legislation and regulations in various jurisdictions establish performance standards, air and water quality emission standards and other design or operational requirements for various components of operations, including health and safety standards. Legislation and regulations also establish requirements for decommissioning, reclamation and rehabilitation of mineral exploration properties following the cessation of operations, and may require that some former mineral exploration properties be managed for long periods of time.

Bullion River’s exploration and development activities are subject to various levels of federal and state laws and regulations relating to protection of the environment, including requirements for closure and reclamation of mineral exploration properties. Some of the laws and regulations include the Clean Air Act, the Clean Water Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Emergency Planning and Community Right-to-Know Act, the Endangered Species Act, the Federal Land Policy and Management Act, the National Environmental Policy Act, the Resource Conservation and Recovery Act, and all the related state laws in California and Nevada.

The State of Nevada adopted the Mined Land Reclamation Act (the “Nevada Act”) in 1989 that established design, operation, monitoring and closure requirements for all mining facilities. The Nevada Act has increased the cost of designing, operating, monitoring and closing new mining facilities and could affect the cost of operating, monitoring and closing existing mining facilities. The State of Nevada has also adopted reclamation regulations pursuant to which reclamation plans have been prepared and financial assurances established for existing facilities. New facilities are also required to provide a reclamation plan and financial assurance to ensure that the reclamation plan is implemented upon completion of operations. The Nevada Act also requires reclamation plans and permits for exploration projects that will result in more than five acres of surface disturbance. The State of California has similar regulations.

Bullion River will be required to obtain work permits from the Bureau of Land Management and the U.S. Forest Service for any exploration work that results in a physical disturbance to the land. Bullion River will not be required to obtain a work permit for any phase of its proposed mineral exploration programs that does not involve any physical disturbance to the mineral claims. Bullion River will be required to obtain a work permit if it proceeds with the subsequent phases of its proposed mineral exploration programs. As the exploration programs proceed to the trenching, drilling and bulk-sampling stages, Bullion River will be required to post small bonds and file statements of work with the Bureau of Land Management and with the U.S. Forest Service. Bullion River will be required by the Bureau of Land Management and with the U.S. Forest Service to undertake remediation work on any work that results in physical disturbance to the mineral claims. The cost of remediation work will vary according to the degree of physical disturbance.

It is Bullion River’s responsibility to provide a safe working environment, not to disrupt archaeological sites, and conduct its activities in such a manner as to cause unnecessary damage to the mineral exploration properties.

Bullion River will secure all necessary permits for exploration and will file final plans of operation prior to the commencement of any mineral exploration operations. Management anticipates no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Re-contouring and re-vegetation of disturbed surface areas will be completed pursuant to law. Any portals, adit or shafts will be sealed upon abandonment of the mineral exploration properties. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of Bullion River’s proposed activities cannot be determined until it commences operations and knows what that will involve from an environmental standpoint.

Bullion River and its Subsidiaries are in compliance with the foregoing legislation and will continue to comply with the legislation in the future. Management believes that compliance with the foregoing legislation will not adversely affect Bullion River’s business operations in the future or its competitive position.

Effect of Existing or Probable Governmental Regulations on Bullion River’s Business

Bullion River’s business is subject to various levels of government controls and regulations, which are supplemented and revised from time to time. Bullion River is unable to predict what additional legislation or revisions may be proposed that might affect its business or when any such proposals, if enacted, might become effective. Such changes, however, could require increased capital and operating expenditures and could prevent or delay certain operations by Bullion River or one of the Subsidiaries.

Dependence on One or a Few Major Customers

Bullion River does not have any major customers that it depends on. Bullion River is still in the start up phase and has not as of yet negotiated a contract with a major client. Gold and silver can be readily sold on numerous markets throughout the world and it is not difficult to ascertain their market price at any particular time. Since there are a large number of available gold and silver purchasers, Bullion River is not dependent upon the sale of gold or silver to any one customer. The gold and silver will be delivered to meet commitments under gold or silver sale contracts or sold to various dealers or smelters on a competitive basis at spot prices. Management believes that, because of the availability of alternative refiners, no material adverse effect would result if Bullion River lost the services of any of its current refiners.

Patents/Trade Marks/Licenses/Franchises/Concessions/Royalty Agreements or Labour Contracts

Neither Bullion River nor the Subsidiaries currently own any patents or trade marks. Also, they are not party to any license or franchise agreements, concessions, royalty agreements or labor contracts arising from any patents or trade marks.

Bullion River’s web sites are copyrighted upon loading. www.bullionriver.com and www.bullionrivergold.com are registered domain names of Bullion River. Bullion River and its subsidiaries will seek further trademark protection for any associated domain names.

Employees and Employment Agreements

Bullion River has seven full time employees in the corporate offices and eight full time employees in the field.

Recent Stock Transaction

In March 2005, Ms. Kristie Kuhn, wife of the Company’s CEO, Peter Kuhn, entered into a loan agreement with a third party lender for a three year term loan of approximately $630,000. Pursuant to the loan agreement, Ms. Kuhn provided the lender with a non-recourse promissory note and pledged One Million shares of Common Stock of the Company held in her name as collateral for the loan. The loan agreement requires return of 1,000,000 shares of common stock of the Company to Ms. Kuhn if the loan is paid off. The shares have been reported in the Company’s reports as being beneficially owned indirectly by Mr. Kuhn; however, Mr. Kuhn disclaims ownership of the shares. Upon consummation of the loan, the pledged shares were transferred into the name of the lender/pledgee.

The Company understands that during the time of May 2, 2005 through June 30, 2005 all of the shares pledged and transferred by Ms. Kuhn to the lender/pledgee were sold in the public market by the lender/pledgee or a broker to whom the lender/pledgee transferred the shares. The Company believes that the pledge/transfer by Ms. Kuhn and/or the following sales into the public market may have been in violation of Section 5 of the Securities Act of 1933, as amended (“Securities Act”).

The company has directed the transfer agent not to transfer any of the pledged shares without an opinion of counsel designated or approved by the Board of Directors that the shares are subject to an effective registration statement under the Securities Act or that the transfer is exempt from registration under the Securities Act and any applicable state law. The Company and Mr. and Ms. Kuhn have agreed that Mr. and Ms. Kuhn will reimburse the Company for any expenses incurred in investigating this matter and in engaging counsel to advise it with respect to this matter, and to indemnify and hold the Company harmless from any liability that the Company may incur with respect to this matter.

MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect Bullion River’s current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project, and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking states are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or out predictions.

Overview

Bullion River was incorporated under the laws of the State of Nevada on June 29, 2001 under the original name “Dynasty International Corporation”. Bullion River was a specialty retailer of home water quality testing kits and water purification devices until December 9, 2003 when Bullion River changed its business direction to the exploration of gold and silver in the western United States. Bullion River’s principal executive offices are located in Reno, Nevada.

On December 9, 2003, Bullion River acquired all of the issued and outstanding shares of each of the following corporations: Antone Canyon Mining Corp., Cimarron Mining Corp., Corcoran Canyon Mining Corp., North Fork Mining Corp. and Wenban Spring Mining Corp. (formerly Thomas Creek Mining Corp.). All five of these subsidiaries were incorporated in the State of Nevada on December 9, 2003. On September 30, 2004, Bullion River acquired all of the issued and outstanding shares of French Gulch (Nevada) Mining Corporation, which was incorporated in the State of Nevada on September 30, 2004.

Bullion River has not commenced significant operations and was considered a development stage company until it changed business direction in December 2003 and became an exploration company.

Results of Operations

Discussion of Revenue

There are no revenues at this time because Bullion River Gold is an exploration company. Management anticipates that significant revenues will not be achieved until Bullion River locates viable mineral properties from which Bullion River is able to extract gold or silver. There is no guaranty that Bullion River will locate viable gold or silver reserves, and if such minerals are discovered that Bullion River will enter into commercial production, or that if Bullion River does locate viable mineralization that Bullion River will be able to secure the financing necessary to proceed with extraction of these minerals.

Expenses for the Fiscal Years ending December 31, 2004 and December 31, 2003

For the year ended December 31, 2004, Bullion River’s expenses totaled $2,965,185 compared to $101,215 for the year ended December 31, 2003. This is an increase of $2,863,970 or 2,830%. This unfavorable variance was due to an increase of $1,874,409 in exploration costs, $222,389 in investor relations and promotion costs, $156,408 in administrative fees, $150,299 in professional fees, $149,691 in consulting fees, $109,698 in travel expenses, $46,692 in salaries and wages, $43,791 in office expenses, $28,156 in filing fees, $26,910 in insurance, $19,605 in rent, $13,050 in depreciation, $4,826 in interest and bank charges, and interest on debt of $6,838, offset by an income tax refund of $833 and a decrease in extinguishment of debt of $12,041. The increases were due to our change in business direction, commencement of Bullion River’s exploration program, hiring of key management and staff and consulting fees paid for planning and engineering the exploration process, and an increase in corporate communications.

For the year ending December 31, 2003, Bullion River’s expenses were $101,215 compared to $43,348 for the year ending December 31, 2002. This was an increase of $57,867 or 133%. This unfavorable variance was due to an increase of $25,000 in administrative fees, $23,475 in consulting fees, $9,290 in professional fees, $12,500 in salaries and wages, $1,844 in filing fees, $267 in interest and bank charges, $1,697 in office expenses, and $2,674 in travel expenses, offset by an extinguishment of debt of $18,880. The increases were due to the change in business direction.

Expenses for the Quarterly Period ending September 30, 2005 vs September 30, 2004

Bullion River expenses totaled $821,696 for the three months ended September 30, 2005, an increase of $291,542 or 55% over the three months ended September 30, 2004. This amount is net of a credit to exploration in the amount of $181,852 related to the following:

•	A reclassification of North Fork electrical infrastructure costs to fixed assets, which were expensed in 2004, in the amount of $148,210.
•	A reclassification of worker’s compensation insurance costs for North Fork to long term deposit, which was expensed in 2004, in the amount of $33,642.

The increases were primarily employee wages, taxes, and other related expenses of $158,687, exploration costs of $30,280 professional fees of $54,123, travel related of $6,455, investor communications of $11,926, insurance of $2,871, office rent and utilities of $22,267, depreciation on fixed assets of $28,704, and finally an increase as a result of the credit in 2004 for the forgiveness of debt in the amount of $6,839. These increases reflected converting much of last year’s consulting to employee costs, additional legal fees associated with the recent SB2 filing and preparing for the private offering in October 2005, and required corporate support functions. These expenses were partially offset by lower consulting fees of $25,216. Also, there was a credit to miscellaneous operating expense of $56,312 primarily associated with the reconciliation of accounts payable as a result of the changeover in accounting services at April 1, 2005.

Other expense includes non-operating revenue from the sale of burnt timber from last year’s forest fire at French Gulch, which was sold to a lumber company for $54,800, interest associated with short term debt and payables in the amount $51,108, and interest and penalties to impacted shareholders related to the delayed SB2 filing in the amount of $55,381.

Liquidity and Financial Condition

Cash and Working Capital

Bullion River had a cash balance of $22,717 on September 30, 2005. For the nine month period ending September 30, we had net cash outflow of $250,613.

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We used $4,092,018 for operating activities. This operating cash outflow is represented by an operating loss of $4,316,931, an increase in supply inventory of $51,486, an increase in other current assets of $28, an increase in deposits of $167,397, and is partially offset by a decrease in prepaid expenses of $6,947, an increase in accounts payable of $381,501, and depreciation of $55,377.

•	We had cash outflow in investment activities of $228,498, which was used for the purchase of fixed assets.
•
We had cash inflow from financing activities totaling $4,069,930 from an increase of current liabilities in the amount of $55,381, an increase of loans from related parties of $784,304, an increase in loans payable in the amount of $40,000, and sales of common shares resulted in $3,190,246.

•	There was a decrease of $27 related to exchange rate.

A decrease in working capital of $1,467,231 was due to a decrease in current assets of $206,046 and an increase of $1,728,697 in current liabilities. Bullion River has an accumulated deficit of $7,427,680 since inception and has a shareholder’s deficit of $1,291,612. We have no contingencies or long-term agreements except for our commitments under the option agreements, premises, and rentals.

       Internal and External Sources of Liquidity

Over the next twelve months Bullion River plans to fund its operations through the issuance of common stock, financing in the form of notes payable, and if exploration is successful through the sale of gold or silver.

Contractual Obligations

The Company is committed to making mineral property work expenditures, option payments, payments under premise or equipment leases and repayments under loan agreements as follows at September 30:

Bullion River Gold Corp.
Commitment Schedule
For year ending September 30,

Option Payments	2006	2007	2008	2009	2010	2011	2012	2013
Antone Canyon	$40,000	$40,000	$40,000	$40,000	$40,000	$40,000	$40,000	$40,000
Corcoran Canyon	$60,843
Cimarron	$94,556
North Fork	$48,000	$90,000
French Gulch	$302,500	$302,500	$302,500	$303,500	$303,500	$303,500	$304,500	$304,500
	$545,899	$432,500	$342,500	$343,500	$343,500	$343,500	$344,500	$344,500

Lease Obligations	2006	2007	2008	2009
Corporate Office Lease	$51,444	$-	$-	$-
North Fork Office/Housing	11,940	-	-	-
Equipment	79,927	71,488	71,488	1,326
	$143,311	$71,488	$71,488	$1,326

Other Obligations	2006	2007	2008	2009
Loan Obligations	$924,304
Consulting Obligations	$85,006
	$1,009,310	$-	$-	$-

Total Commitments	$1,698,520	$503,988	$413,988	$344,826	$343,500	$343,500	$344,500	$344,500

Critical Accounting Policies

Mineral Properties

Bullion River confines its exploration activities to areas from which gold and silver have been previously produced, or to properties that are contiguous to such areas and have demonstrated mineralization. Bullion River will expense the costs of acquiring options on the mineral claims and exploration costs until established economically recoverable reserves are found, after which, costs to develop the mineral claims will be treated as an asset. At this time it is unknown when established economically recoverable reserves will be found. Properties that do not have economically recoverable reserves will be abandoned.

Reclamation and Abandonment Costs

Adoption of SFAS 143 “Accounting for Asset Retirement Obligations” which addresses financial accounting and reporting for obligations associated with the reclamation and abandonment costs are not expected to have an impact on Bullion River’s financial statements while it is in the exploration stage. Once Bullion River commences operations, the policy requires that reclamation and closure costs including site rehabilitation costs be recorded at the estimated present value of reclamation liabilities and recorded as an asset. These reclamation costs will be allocated to expense over the life of the related options and will be adjusted for changes resulting from the passage of time and revisions to either the timing, or the amount of the original present value estimate.

Deferred Stripping Costs

A committee of the Emerging Issues Task Force (“EITF”) discussed the accounting for deferred stripping costs but did not reach a consensus in 2004. The Task Force considered the recommendation that stripping costs incurred during production are a mine development cost that should be capitalized as an investment in the mine and attributed to the proven and probable reserves benefited in a systematic and rational manner. However, the Task Force directed the FASB staff to develop additional guidance about what constitutes a systematic and rational manner of attributing the capitalized costs to proven and probable reserves benefited. Bullion River cannot predict whether the deliberations of the EITF will ultimately modify or otherwise result in new accounting standards or interpretations thereof that differ from Bullion River’s current practices.

Contractual Obligations

Bullion’s contractual obligations payable for the years ended December 31 are:

Bullion River Gold Corp.
Commitment Schedule
For year ending December 31,

Option Payments	2006	2007	2008	2009	2010	2011	2012	2013
Antone Canyon	$40,000	$40,000	$40,000	$40,000	$40,000	$40,000	$40,000	$40,000
Corcoran Canyon	$60,843
Cimarron	$94,556
North Fork	$72,000	$120,000
French Gulch	$302,500	$302,500	$302,500	$303,500	$303,500	$303,500	$304,500	$304,500
	$569,899	$462,500	$342,500	$343,500	$343,500	$343,500	$344,500	$344,500

Lease Obligations	2006	2007	2008	2009
Corporate Office Lease	$53,088	$-	$-	$-
North Fork Office/Housing	12,298	-	-	-
Equipment	82,739	71,488	54,279	663
	$148,125	$71,488	$54,279	$663

Other Obligations	2006	2007	2008	2009
Loan Obligations	$13,453
Consulting Obligations	$87,006
	$1,00,459	$-	$-	$-

Total Commitments	$818,483	$533,988	$398,779	$344,163	$343,500	$343,500	$344,500	$344,500

Plan of Operation for the Twelve Months through September 30, 2006

Summary

During 2004, we conducted exploration activities on all of our properties. These activities included office data compilation and analysis, and surface exploration work. We completed phase 1 exploration drilling programs at the Thomas Creek and Antone Canyon properties. Phase 1 exploration drilling as defined here is the first drilling campaign we conduct on a property to determine whether significant mineralization exists in the subsurface and whether the project warrants additional exploration. Phase 2 exploration drilling is the follow-up drilling program subsequent to positive results from Phase 1. The drilling campaign at Thomas Creek did not encounter material mineralization and subsequently these claims were abandoned. The Thomas Creek Mining Corp. changed its name to Wenban Spring Mining Corp.

During 2005, the Company concentrated its activities at three projects: French Gulch and North Fork in California, and Wenban Spring in Nevada.

At French Gulch, we completed approximately 31,836 feet of underground core drilling in 64 holes at the Washington mine establishing 4 mineable veins: the Lucky-7, the Washington, the Dean, and the No. 2. High-grade gold mineralization and visible gold were encountered along the vein zones. We started core drilling from surface at the Niagara mine in December, and other targets on the property are planned. A phase-1 environmental audit was completed by an independent firm and found no serious issues regarding hazardous or toxic materials. We began plans for a new underground tunnel (decline) and after posting the required bonds for the California Regional Water Quality Control Board, the County of Shasta, the BLM, and California Department of Conservation, we broke ground in early January 2006. The decline will provide access for underground drilling exploration and underground test mining of a bulk sample. We began a rigorous district-scale exploration program to explore areas beyond the immediate Washington mine, such as the Niagara mine area about 3,500 feet to the west.

At North Fork, we continued site preparation and rehabilitating the historic underground workings. Repairs were completed on the access road, which was damaged from the heavy snowfall and rain runoff. Electrical power was brought on site and work continued on the water supply lines, mine ventilation system, and portal access.

At Wenban Spring, we completed three reverse-circulation drill holes totaling 1,885 feet. No significant gold mineralization was encountered; however, due to technical problems with the drilling equipment, none of the holes were completed to planned depth. We expect to maintain the property for future exploration.

In 2006, the Company will concentrate primarily on the French Gulch property focusing on the new decline. This will provide access to the test mining and bulk sampling of the central Washington and Lucky-7 veins with possible expansion to the Dean and No. 2 veins. The goal will be to mine a test sample of approximately 2,000 tons of material by mid 2nd quarter 2006. The proposed length of the decline is 1,400 feet. Rehabilitating the historical decline will be the main task at North Fork. The Nevada properties (Antone Canyon, Cimarron Canyon, Corcoran Canyon, Wenban Springs, and Painted Hills) will be minimally maintained. If additional funding is available, the Company will conduct some minimal exploration at Corcorran, Cimarron, and Antone Canyon.

During 2006 we plan to continue to seek projects that contain high grades and large tonnage of gold or silver as well as projects that contain the potential for mineralization concealed under post-mineral cover. This focus is in regions containing gold or silver deposits primarily in the Great Basin of the western United States and the Mother Lode belt in California. There is no assurance that the Company will locate any high grade and large tonnage, or locate projects that contain the potential for mineralization concealed under post-mineral cover to make the project commercially viable.

Unless future production projects contain commercially viable sources of gold or silver and until such time as we achieve significant revenues from the sales of gold or silver we will continue to incur losses. The costs associated with bringing a commercially viable mine into operation are significant, and there is no guarantee that we will be able to obtain the required working capital to bring a mine into commercial production.

We are not currently conducting any research and development activities other than the development of our website. We do not anticipate conducting such activities in the near future except for the possible development of our mineral properties. As we proceed with our exploration and pre-production programs we will need to hire employees, independent contractors, as well as purchase or lease additional equipment.

French Gulch Nevada Mining Corp. - (French Gulch property)

Land

On May 19th, 2005, we exercised our option to purchase the French Gulch project from the WN Partnership. The purchase calls for a total cash payment of $1,500,000. All previous payments made by the Company will be deducted from the total payment due. Bi-monthly payments vary from $50,000 to $175,000, once production begins.

Plant and Equipment

The French Gulch project includes a mill that operated as recently as 2002, consisting of gravity and flotation circuit as well as a furnace for producing dore’ bricks. There are also some small tools, and rail bound equipment on the property.

Location & Background

The Washington Niagara property consists of approximately 1824 acres, of which approximately 490 acres are patented lands. The property is located within the French Gulch mining district of the Klamath Mountains province, 15 miles northwest of Redding in northwestern California. French Gulch has been the largest producer in the province, yielding an estimated 1.5 million ounces of gold and it contains the highest grades in the province, with ore shoots typically grading above 0.50 opt and commonly above 1.0 opt. Coarse visible gold is common.

The Niagara mine workings, about 3,500 feet west of Washington, are at present inaccessible. The mine consisted of 10 levels that exploited veins similar to those at Washington, with production over 500 feet vertically and along 1,200 feet of strike. The property has produced at least 200,000 ounces of gold, but production records are incomplete.

Current status

We do not claim to have any ores or reserves whatsoever at this time on the French Gulch claims.

As planned, we completed approximately 31,836 feet of underground core drilling in 64 holes. This area represents less than 10 acres, a small portion of the Washington Mine area and the overall property. High grade gold mineralization with visible gold was encountered in the targets. The drilling program tested the vein systems of the Washington Mine, and established 4 mineable veins: the Lucky-7, Washington, the Dean, and No. 2. Their depth extends to a minimum of 300 feet below known and mined areas. The latest assay results of this drill program continue to feature multiple ounce holes along with a highlight of 6.008 opt hit in the Washington vein.

After concluding the evaluation from the underground core drilling program and the re-evaluation of the existing mill, we started making preparations for test mining and bulk sampling of the central Washington and Lucky-7 veins with possible expansion to the Dean and No. 2 veins.

The Company also began core drilling from surface at the Niagara mine in December 2005, and other targets on the property are planned. The area between the Niagara and Washington mines represents a large portion of the overall property and is expected to contain additional drill targets.

Site crews demobilized the underground diamond drill station, cleaned up the portal area, and prepared for the installation of supporting infrastructure. In addition, the areas around the mill and the “boneyard” were cleaned up to facilitate reclamation and construction activities if a production decision is made.

Site crews were involved with the support functions necessary to meet statutory requirements for project oversight, ventilation air testing and site security.

For the year 2005, we have spent approximately $2.2 million in exploration costs at French Gulch.

Proposed Exploration

In early January 2006, the Company began the new decline from the mill yard to access the Washington and Lucky-7 veins for excavation of the bulk sample. This leg of the decline will be approximately 1,800 feet. Diamond drill stations are planned every 400 feet.

This new decline will also access the Niagara mine. This distance between the Washington and Niagara mines will be approximately 2,500 feet in length. This leg of the decline is also planned to have diamond drill stations every 400 feet.

Test mining from the new decline will start on the Lucky-7 vein and later be extended to the Washington, and perhaps the Dean and No. 2 veins. The first ore is planned to be mined in mid 2nd quarter 2006, and test mining completed by the end of June 2006. Approximately, 4,000 tons of material will be mined from the main veins, and processed at the French Gulch Mill.

The costs for the new decline, test mining, and bulk sampling is estimated to be $1.851 million.

Further evaluation on the existing mill facilities indicate that with some additional modifications, the mill should be ready to process the proposed bulk sample rather than completing mill expansion at this time. This upgrade will enable the company to process 215 tons per day efficiently at a reduced cost, and delay the mill expansion until needed for full production.

The current estimate for this mill upgrade is $0.25 million.

We continue to plan for mill rehabilitation and expansion if the French Gulch property goes into production. We have retained Pace Civil Inc. of Redding to assist in the engineering work required to convert the mill from its current capacity to the desired 500 tpd capacity. Pace Civil is a multi-disciplined engineering group based in Redding, California and is capable of providing the detailed civil, mechanical, structural and electrical engineering necessary to meet the various building codes and requirements of the State of California and Shasta County. Pace Civil will work with Fred Wilcox Consulting to complete the design requirements necessary for submission to the Shasta County Department of Resource Management to allow granting of a building permit for the project.

We intend to proceed with engineering work focused on the completion of the mill design and other infrastructure requirements. This includes:

•	Foundation design for the fine ore bin
•	Design of supports / foundations for the larger ball mill.
•	Procurement of equipment
•	Provision of structure over outdoor flotation cells and electrical equipment.
•	Revision of site electrical distribution system to reflect operational changes from previous operations.
•	Inclusion of Knelson concentrator, shaking tables and filtration facilities in mill design.
•	Design of site office / dry / shop building.
•	Development of new reclamation plan for the site reflecting changes in provision for waste storage and proactive reclamation proposals.
•	Design of mine backfill system.
•	Emergency spill response program.

The bulk sampling and mill upgrade will be completed in a staged schedule to meet permitting requirements. Several of the items have to be completed prior to the issuance of a county building permit. The revised reclamation plan must be developed and approved prior to resuming milling operations. A new bonding calculation was completed and the plan was approved by the State Department of Conservation under the SMARA requirements, Shasta County, the Bureau of Land Management and the Regional Water Quality Control Board. Monies in excess of $100,000 have been deposited for these bonds.

Estimates at this time for the mill expansion are $1.75 million in 2006.

We are also planning surface exploration drilling between the Niagara and Washington mines. The drilling will first test below the historically mined levels at the Niagara Mine. We expect to continue with surface core drilling in other targets between the Washington and Niagara mine areas due to potential parallel veining, as is represented by the Lucky-7 and Washington veins. As noted above, the area tested by drilling to date represents about 1% of the overall property, so there is substantial potential for additional vein structure. The surface drill program that is currently underway will help determine underground drill targets. It should be completed by late 1st quarter and the cost estimate for this exploration is $0.25 million.

Based upon the results of the bulk sample, the decision will be made to proceed to full production, continue exploration, or abandon the property. Exploration could take place from surface or underground or both. Abandonment will require BRGC to complete site reclamation per the revised reclamation plan, as well as meeting any other statutory requirements for mine shutdown.

If the decision is made to proceed to full production, underground development will continue to allow the opening of new stoping blocks in the mine and to access the Niagara Mine. The development program will be an ongoing activity to ensure sufficient mining areas are available to provide ore to the mill on a continuous basis as well as providing additional underground drill sites for further exploration. At this time, management will need to schedule and implement the mill expansion, which is discussed above to allow for greater throughput.

Other work in the mine will include the preparation of an underground equipment servicing / repair facility. This will be constructed underground in a yet to be determined location. The facility will be built underground to reduce surface congestion. It will also be simpler to contain any possible pollutants within the mine. Underground explosives magazines will also be completed to enhance explosives security on the minesite.

Cash estimates for this production phase is estimated to cost $5.5 million without considering cash flows from revenue derived from the ore produced. Based on $500 per ounce gold, this is estimated to be $13.9 million.

North Fork Mining Corp.

Plant and Equipment

The plant consists of electrical infrastructure and equipment to support initial mining operations. We own some tools and storage facilities at the North Fork Property.

Location & Background

The North Fork project is in the Alleghany mining district in the northern part of the Mother Lode Gold Belt in northeastern California, 35 km northeast of Grass Valley and about 3.5 km northwest of the Sixteen-to-One mine. North Fork Mining controls 42 unpatented mining claims under a lease with an option to purchase and is obligated to make advance royalty payments to the lessor of $2000 per month between July 1st 2005 and July 1st 2006.

The Alleghany mining district is within the northern portion of the Mother Lode Belt and on the north side of the Grass Valley mining district. The Grass Valley and Alleghany districts are notable for their high gold grades and for the largest gold production among all mesothermal vein camps in western North America.

At North Fork, data from historic underground examinations indicate a 240m wide zone containing steeply-dipping gold-bearing quartz veins locally exceeding 6m in width. Assays grading above 0.5 opt (15 g/t) Au are common and nearly continuous along the approximately 600 feet of vein-parallel drifting on 3 levels covering about 50 meters vertically. Grades exceeding 1 opt are also common. Based on the historic assays, there is an inferred resource of 100,000 tons grading at least 0.5 oz/ton; however, additional exploration drilling is necessary to develop a mineable reserve.

Given the high gold grades at North Fork, the limited development, the reported widths of the veins, and its location along strike with major gold vein systems at nearby Alleghany, we believe the project may lead to the discovery of new high-grade reserves amenable to underground mining. There has been no systematic modern exploration on the property.

Current status

We do not claim to have any ores or reserves whatsoever at this time on the North Fork Property.

Site crews continued rehabilitation of the historical Uncle Sam Decline. The existing portal sets were previously examined and it was decided to leave the sets in place for the duration of the initial rehabilitation and exploration phases. Should the mine proceed to the production phase, it is expected that the existing sets will be removed and replaced at some future date, with larger profile sets, to allow the existing decline to serve its planned long term functions of return airway / escape way and waste rock conveyor gallery.

Immediately past the end of the portal sets, we encountered an extensive caved area. This area extended approximately 200 feet down the decline. The caved area was sequentially mucked out and secured with wire mesh, rockbolts and shotcrete. The crown area was secured over its entire length, and the cave area down to the invert was cleared and secured by the end of 2005.

For the year 2005, we have spent approximately $0.7 million in exploration costs at North Fork.

Proposed Exploration

Subject to our ability to raise sufficient funds, we will continue decline rehabilitation as planned. The rate of advance has been better than expected through the caved portions of the decline. The work is currently being completed on a single shift basis. The majority of the equipment required to complete the rehabilitation phase is onsite.

Immediately below the initial caved area, the decline is open for some distance until the next caved area is encountered. This next portion of the decline is planned to be secured with bolts and mesh, with shotcrete being added as and when required.

This rehabilitation of the decline will continue through 2006. Exploration costs are estimated to be $0.3 million through December 31, 2005 and $1.23 million in 2006.

If sufficient funds exist after the completion of the decline rehabilitation, some underground development will be required to prepare one or more diamond drilling stations. This will include:

•	Excavation and securing of the diamond drill station
•	Excavation and securing underground explosives magazines
•	Installing transformers and cable from surface to the underground drill station
•	Excavation and securing a refuge station.

This exploratory drilling preparation is planned from the existing upper level and to be completed by June 2006. The estimated costs for this are $0.596 million.

Depending on the results of the early drilling program and the geological information gained from that activity it may be necessary to advance an exploration drift into what is expected to be the hanging wall of the deposit. This will facilitate the drilling of a pattern of fanned holes back into the deposit from a more advantageous angle.

Corcoran Canyon Mining Corp.

Plant and Equipment

We do not own a plant and there is no equipment on the property.

Location & Background

Lands in the Corcoran Canyon project are administered by the U.S. Bureau of Land Management and the U.S. Forest Service. The project consists of 41 unpatented claims under lease and 89 unpatented claims controlled 100% by Bullion River Gold Corp.

The project is in Nye County, Nevada, 80 km north of Tonopah and 19 km east of the Round Mountain gold mine (15 Moz Au). The project is within a regional north-trending mineralized belt that includes the volcanic-hosted and sediment-hosted gold-silver deposits of Goldfield, Tonopah, Midway, Manhattan, Round Mountain, Gold Hill and Northumberland.

Current status and Proposed Exploration

We do not claim to have any ores or reserves whatsoever at this time on the Corcoran Canyon Property.

We are planning to conduct exploration to determine what amount of minerals, if any, exist on the Corcoran Canyon Property and if any minerals that are found can be economically extracted and profitably processed. Our exploration program is designed to economically explore and evaluate the Corcoran Canyon Property.

We conducted no exploration of the Corcorran Canyon property during 2005. As of December 31, 2005, the Company was not in compliance with the option agreement because it had not made the required minimum exploration expenditures in the amount of $50,000 for the year ending February 28, 2005. For the year 2005, we have spent $25,559, primarily related to land fees and maintaining the property. A verbal agreement has been made with the owner to continue exploration in 2006, which will bring the overall agreement into compliance.

For 2006 we are planning to do 3,000 feet of surface drilling in the 3rd quarter. Total spending at Corcorran Canyon is estimated to be $123,000.

Wenban Spring Mining Corp.

Plant and Equipment

We do not own a plant and there is no equipment on the property.

Location and Background

The project originally consisted of 238 unpatented mining claims 100% owned by Wenban and within lands administered by the U.S. Bureau of Land Management (BLM).

Wenban Spring lies along the west side of the northwest-trending Battle Mountain - Eureka Mineral Belt, which contains a number of productive, bulk-mineable, sediment-hosted and volcanic-hosted gold deposits, including Pipeline (+11 Moz Au), Cortez Hills, Cortex, Tonkin Springs, Horse Canyon, Gold Bar, Ruby Hill, Toiyabe and Buckhorn.

The Wenban Spring Property is southwest of the Cortez Hills and Pediment gold deposits (~ 9 Moz gold @ ~ 4.4 g/t Au) controlled by the Cortez Joint Venture (CJV). The Property directly adjoins claims held by the CJV and lies within 6 miles (9.6 km) southwest of the Cortez Hills deposit. Cortez Hills is a world-class, bulk-mineable Carlin-type gold system discovered in 2002. Wenban Spring is on the west edge of the same valley. Four miles (6 km) southwest of Wenban Spring is the Toiyabe Carlin-type gold deposit, which produced about 90,000 ounces of gold from an open pit operation from 1987 to 1993. There had been no exploration drilling conducted on the Wenban Spring property.

Current status and Proposed Exploration

We do not claim to have any ores or reserves whatsoever at this time on the Wenban Spring property.

We must conduct exploration to determine what amount of minerals, if any, exist on the Wenban Spring property and if any minerals that are found can be economically extracted and profitably processed. Our exploration program is designed to economically explore and evaluate the Wenban Spring property.

During the 2nd quarter of 2005, we completed three reverse-circulation drill holes at Wenban totaling 1,885 feet. No significant gold mineralization was encountered; however, due to technical problems with the drilling equipment, none of the holes was completed to the desired depths. We expect to maintain the property and conduct further exploration in 2006.

During the 3rd quarter of 2005, the Company paid claim maintenance fees to the BLM on 20 claims. We expected to re-stake, file, and pay the fees on the remaining 218 claims as soon as possible. The remaining 218 claims were re-staked in December 2005. Payment will take place to the BLM in the 1st quarter of 2006.

During the 3rd of 2005, the reclamation was approved by the BLM on the old Thomas Creek claims. Payment was received from the BLM in January 2006 for the full amount of the $6,000 bond.

For the year 2005, we have spent $150,751 on exploration at Wenban Spring. In total we spent $161,754 during 2005.

For 2006, we are planning to maintain the property for future exploration with total spending estimated to be $50,000.

Painted Hills Property

Location and Background

In February 2004, Bullion River Gold staked 41 unpatented claims in the Painted Hills district in northwestern Nevada. The claims were 100% owned by Bullion River Gold Corp.

The Painted Hills project is in Humboldt County, Nevada, 135 km northwest of Winnemucca. The nearest significant gold producers are the Sleeper mine, 86 km to the southeast, and the Hog Ranch mine, 88km to the southwest. There has been no gold exploration drilling in the project area. During the 1970's, several geothermal test holes were drilled during a regional geothermal exploration program; hot springs occur about 16 km to the northeast.

Based on our studies, we believe that the geologic setting and alteration patterns are characteristic of productive epithermal gold systems in the region (Midas, Sleeper, Ivanhoe-Hollister, and Rosebud). The Painted Hills project has important geologic similarities to multi-million ounce epithermal gold deposits of the northwestern Great Basin, notably the Sleeper and Midas deposits. Potential exists at Painted Hills for discovery of a new, high-grade gold vein system.

Plant and Equipment

We do not own a plant or any equipment on the Painted Hills Property.

Current Status and Proposed Exploration

We do not claim to have any ores or reserves whatsoever at this time on the Painted Hills Property.

We must conduct exploration to determine what amount of minerals, if any, exist on the Painted Hills property and if any minerals that are found can be economically extracted and profitably processed. Our exploration program is designed to economically explore and evaluate the Painted Hills property.

During the 3rd quarter of 2005, the Company paid claim maintenance fees to the BLM on 10 claims. We expect to pay the fees on the remaining 31 claims as soon as possible, but as of December 31, 2005, the claims have not been re-staked.

We conducted no exploration activities at Painted Hills during 2005 and spent $3,449 primarily on maintaining the property.

For 2006, we are planning to maintain the property for future exploration with spending estimated to be $9,000.

Antone Canyon Mining Corp.

Plant and Equipment

We do not own a plant or any equipment on the Antone Canyon Property.

Location & Background

The Antone Canyon Project is in Nye County, Nevada, 70km north of Tonopah and 13km southeast of the Round Mountain gold mine (15 Moz Au) operated by Barrick Gold Corporation and Kinross Gold Corporation. Lands within the project are administered by the U.S. Forest Service. The project consists of 60 unpatented mining claims under lease. In order to maintain the project, we must make annual payments to the lessor of $40,000 due in December.

Previous operators completed shallow reverse-circulation and rotary drilling from 1983 to 1985 (55 holes totaling 5,090m), and shallow core drilling in 1999 (5 holes totaling 524m). Drilling of the high-grade structures has been limited to within 100m of surface.

There are high grade drill-hole and trench intersections in the Antone Saddle area. The intersections are distributed over an area approximately 300m by 100m, and mineralized structures are open along strike and below the shallow levels drilled (100m). Significant soil and rock-chip anomalies to 12.7 g/t Au and shallow drill intersections grading above 3 g/t Au occur more than 600m east and 600m west of the Antone Saddle area.

Current status and Proposed Exploration

We do not claim to have any ores or reserves whatsoever at this time on the Antone Property.

We must conduct exploration to determine what amount of minerals, if any, exist on the Antone Canyon property and if any minerals that are found can be economically extracted and profitably processed. Our exploration program is designed to economically explore and evaluate the Antone Canyon property.

No exploration activities were conducted during 2005 and we spent $53,181 at the Antone Canyon property, primarily on option payments.

For 2006 we are planning to do 2,000 feet of surface drilling early in the 4th quarter. Total spending at Antone Canyon is estimated to be $108,000.

Cimarron Mining Corp.

Plant and Equipment

We do not own a plant or any equipment on the Cimarron Property.

Current Status and Proposed Exploration

We do not claim to have any ores or reserves whatsoever at this time on the Cimarron Property.

We must conduct exploration to determine what amount of minerals, if any, exist on the Cimarron property and if any minerals that are found can be economically extracted and profitably processed. Our exploration program is designed to economically explore and evaluate the Cimarron property.

We conducted no exploration of the Cimarron property during 2005. As of December 31, 2005, the Company was not in compliance with the option agreement because it had not made the required minimum exploration expenditures in the amount of $50,000 for the year ending August 31, 2005. For the year 2005, we have spent $6,829 primarily related to land fees and maintaining the property. A verbal agreement has been made with the owner to continue exploration in 2006, which will bring the overall agreement into compliance.

For 2006 we are planning to do 3,000 feet of surface drilling in the 3rd quarter. Total spending at Cimarron is estimated to be $101,000.

Environmental

Bullion River’s exploration activities are subject to various federal and state laws and regulations governing the protection of the environment. These laws and regulations are continually changing and are generally becoming more restrictive. Bullion River conduct’s its exploration activities so as to protect the public health and environment and management believes Bullion River’s exploration activities are in compliance with all applicable laws and regulations. In November 2004, Bullion River started a phase 1 environmental audit through an independent consulting firm on the various mineral properties. The Company is in the process of updating the reclamation plan for French Gulch, which will include a storm water prevention plan and changes to the reclamation activities. At this time, all properties are in compliance with federal and state regulations.

Inflation

Management does not believe that inflation will have a material impact on its future operations.

MANAGEMENT

Each of Bullion River’s directors is elected by the stockholders to a term of one year or appointed by the board of directors to fill a vacancy on the board of directors and serves until a successor is elected and qualified. Each of Bullion River’s officers is appointed by the board of directors to a term of one year and serves until his successor is duly appointed and qualified, or until the officer is removed from office. The board of directors has no nominating, auditing or compensation committees.

Bullion River’s and its Subsidiaries’ management teams are listed below.

Management Teams

Company Name	Peter M. Kuhn	Susan Jeffs	Dan Graves	Glenn Blachford	Lester Knight
Bullion River Gold Corp.	Director, CEO, President, Treasurer, Corporate Secretary	Director	CFO	Vice-President of Engineering	Director
Antone Canyon Mining Corp.	Director, CEO, President, Treasurer, Corporate Secretary	n/a	n/a	n/a	n/a

Cimarron Mining Corp.	Director, CEO, President, Treasurer, Corporate Secretary	n/a	n/a	n/a	n/a
Corcoran Canyon Mining Corp.	Director, CEO, President, Treasurer, Corporate Secretary	n/a	n/a	n/a	n/a
French Gulch (Nevada) Mining Corp.	Director, CEO, President	n/a	Director, Treasurer	Director, Secretary	n/a
North Fork Mining Corp.	Director, CEO, President, Treasurer, Corporate Secretary	n/a	n/a	n/a	n/a
Wenban Spring Mining Corp.	Director, CEO, President, Treasurer, Corporate Secretary	n/a	n/a	n/a	n/a

Background of officers and directors

Peter M. Kuhn - Mr. Kuhn (50 years old) has been a director and the CEO of Bullion River since December 2003. Mr. Kuhn has been the sole director and officer of each of the five subsidiaries since December 2003. Mr. Kuhn received a Masters of Engineering Degree (M.E.) from Technical University of Clausthal (Germany) in 1983 and has been an engineer since 1983. Mr. Kuhn has more than 28 years experience in the mineral exploration and mining industry. Since May 2001, Mr. Kuhn has worked as a mining consultant. From November 1999 to April 2001, Mr. Kuhn was the President of BLM Service Group providing management and supervisory services. From August 1987 and October 1999 Mr. Kuhn worked for Thyssen Mining Construction of Canada providing management services, supervision and was responsible for the direction of the company. Mr. Kuhn is also a non-executive director of Capstone Gold Corp., a TSX Venture listed company.

Susan Jeffs - Ms. Jeffs (56) has been a director of Bullion River Gold since July 2005. Ms. Jeffs received her Bachelor of Laws from the University of British Columbia and practiced law for several years in Vancouver until moving to London in 2002.  Ms. Jeffs area of practice was primarily securities and finance for clients involved in natural resource exploration and development, telecommunications, technology and software, real estate, and infrastructure development.  She has been a director for a number of companies involved in mineral exploration.  Before practicing law, she organized and administered companies in the start-up phase and was involved in the administration of real estate developments in British Columbia, Alberta, Washington, California, and Hawaii.  In London, Ms. Jeffs is in-house legal consultant for an oil and gas company and for an Internet retail company.

Dan Graves - Mr. Graves (50) has been the CFO of Bullion River since March 2005. From 2000 to 2004, Mr. Graves was the CFO of Northstar-at-Tahoe, a year round resort company in the Lake Tahoe area of California engaging in recreational operations and real estate development. Along with his financial duties, Mr. Graves was also responsible for the resort’s $40 million lodging, food & beverage, rental equipment, golf, retail, and ski related businesses. From 1998 to 2000, Mr. Graves was V.P. of Finance for Killington Resort in Vermont and held other analytical positions within the winter resort industry for nine years. Mr. Graves has a Bachelor’s Degree in Business Administration from California State University at Long Beach, California.

Glenn Blachford, P.Eng. - Mr. Blachford (55) was initially retained as an independent consultant to prepare the underground rehabilitation and drilling program on the North Fork Property. Since May 1, 2004, Mr. Blachford has been a full time employee of Bullion River. Since June 2004, Mr. Blachford has been the vice-president of engineering of Bullion River. Mr. Blachford’s duties and responsibilities include preparing the underground and mill rehabilitation, and drilling program at French Gulch, as well as rehabilitating the underground for drilling at North Fork Property. Mr. Blachford was the chief estimator and chief engineer for Thyssen Mining Construction of Canada from 1996 to 2001 and has been an independent mining consultant for the past three years.

Lester Knight - Mr. Knight (46) was appointed to the Board of Directors of Bullion River in January of 2006 as a non-executive director. Additionally, Mr. Knight serves as Vice President of Finance and Chief Financial Officer for Monarch Resources Limited, an investment company registered in Bermuda. Mr. Knight is a 1985 graduate of San Diego State University and holds a B.S. degree in Finance and a Masters degree in Global Management. Mr. Knight has over 16 years experience in the gold mining industry, primarily in Nevada and California.

Conflicts of interest

Management believes that Mr. Kuhn may be subject to conflicts of interest. The conflicts of interest arise from Mr. Kuhn’s relationships with other mining and exploration corporations. Since 2003, Mr. Kuhn has been a non-executive director of Capstone Gold Corp., which is located in Vancouver, British Columbia, Canada. Capstone Gold Corp. is a junior mining and exploration company and is listed on the TSX Venture Exchange. In the future, Mr. Kuhn will continue to be involved in the mining and exploration business for other entities and such involvement could create conflicts of interest. Mr. Kuhn devotes time to his other business activities on an as needed basis and will continue to devote time to their other business activities on an as needed basis. No policy has been implemented or will be implemented to address conflicts of interest.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this registration, the total number of common shares owned beneficially by each of Bullion River’s directors, officers and key employees, individually and as a group, and the present owners of 5% or more of Bullion River’s total outstanding common shares. The stockholders listed below have direct ownership of their common shares and possesses sole voting and dispositive power with respect to the common shares.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner(2)	Percent of Class(1)
common shares	Peter M. Kuhn 1325 Airmotive Way, Suite 325 Reno, Nevada 89502	1,000,000	2.05%
common shares	Dan Graves 1325 Airmotive Way, Suite 325 Reno, Nevada 89502	4,100	0.01%
common shares	Glenn Blachford 1325 Airmotive Way, Suite 325 Reno, Nevada 89502	30,000	0.06%

Common shares	Lester Knight 2220 Otay Lakes Rd. #502 Chula Vista, CA 91915	0	0.00%
common shares	Blue Velvet Capital Ellen L. Skelton Building 4th Floor, P.O. Box 3444 Roadtown, Tortola, BVI	5,833,326	11.94%
common shares	Elton Participation Group c/o Morgan & Morgan Trust Corp. Ltd Pasea Estate, Road Town Tortola, BVI	5,600,000	11.47%
common shares	Directors and Executive Officers (as a group)	6,634,100	13.58%

(1) Based on 48,840,375 common shares issued and outstanding as of the date of this Form SB-2.
(2) The listed beneficial owner has no right to acquire any shares within 60 days of the date of this Form SB-2 from options, warrants, rights, conversion privileges or similar obligations.

EXECUTIVE COMPENSATION

Compensation was paid to Bullion River’s executive officers and directors as follows:

SUMMARY COMPENSATION TABLE
Long Term Compensation
		Annual Compensation			Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
Peter M. Kuhn CEO Dec 2003 - Present	2005 2004 2003	120,000 15,000 12,500	nil nil nil	nil 59,000 nil	nil nil nil	nil nil nil	nil nil nil	nil 20,546 nil
Dan Graves CFO March 2005 - Present	2005 2004 2003	99,867 n/a n/a	nil n/a n/a	nil n/a n/a	nil n/a n/a	nil n/a n/a	nil n/a n/a	nil n/a n/a
Jake Margolis VP of Exploration Dec 2003 - Aug 2005	2005 2004 2003	60,800 nil n/a	nil nil n/a	nil 75,500 6,000	nil nil n/a	nil nil n/a	nil nil n/a	nil 80,163 n/a
Glenn Blachford VP Engineering April 2004 - Present	2005 2004 2003	96,000 nil n/a	nil nil n/a	nil 80,000 n/a	nil nil n/a	nil nil n/a	nil nil n/a	nil 34,967 n/a
Lester Knight Director January 2006 - Present	2005 2004 2003	nil nil n/a	nil nil n/a	nil nil n/a	nil nil n/a	nil nil n/a	nil nil n/a	nil nil n/a
Gerry Karpinka President June 2001 - Dec 2003	2005 2004 2003	nil nil n/a	nil nil n/a	nil nil n/a	nil nil n/a	nil nil n/a	nil nil n/a	nil nil n/a
Colin Mills CFO June 2001 - Dec 2003	2005 2004 2003	nil nil n/a	nil nil n/a	nil nil n/a	nil nil n/a	nil nil n/a	nil nil n/a	nil n/a nil

Currently, there are no arrangements between Bullion River and any of its directors or between the Subsidiaries and any of its directors whereby such directors are compensated for (1) any services provided as directors, (2) termination of employment as a result of resignation, retirement or change of control, and (3) a change of responsibilities following a change of control.

Bullion River and Centennial Development Company, a company of which Peter Kuhn owns a majority of the voting shares, verbally agreed that Mr. Kuhn would provide management services to Bullion River for a management fee of $5,000 per month until April 15, 2004. At that time, the terms of the agreement were renegotiated to $7,500. Bullion River was also obligated to reimburse Centennial Development Company for any reasonable business related expenses. Either party was able to terminate the agreement at anytime. The agreement did not provide for any specific compensation in the event of (1) resignation, (2) retirement, (3) other termination of the agreement, (4) a change of control of Bullion River, or (5) a change in Mr. Kuhn’s responsibilities following a change in control. As of November 15, 2004, Mr. Kuhn was hired as Bullion River’s president at the rate of $7,500 per month and since Jan 1, 2005 has been paid $10,000 per month.

On March 16, 2005, Bullion River paid Golden Spike Mining $42,000 for professional services rendered on the Antone Canyon Property, the Corcoran Canyon Property and the North Fork Property. Golden Spike Mining is owned by Peter Kuhn.

On March 21, 2005, Bullion River paid Victor Bradley, a former director of the Bullion River, $75,000 for professional services related to fund raising, engineering, mineralization analysis, and investor communications for the period January 1, 2005 to March 31, 2005.

On December 1, 2003, Bullion River and Jacob Margolis entered into a consulting agreement that expired on May 31, 2004. Mr. Margolis was paid $6,000 per month for acting as a geological consultant to Bullion River and was reimbursed for all reasonable and necessary expenses incurred in the performance of his duties and as approved by the president of Bullion River. This agreement was renegotiated in early April 2004. As a result, Mr. Margolis was hired as the V.P. of Exploration and placed on payroll as of May 1, 2004. Mr. Margolis also received 30,000 restricted common shares and is entitled to participate in any future stock option plans of Bullion River and may qualify for further bonuses such as finder’s fees. In August of 2005, Mr. Margolis resigned. See Exhibit 10.6 - Consulting Agreement for more details.

In late 2003, Bullion River and Glenn Blachford verbally agreed that Mr. Blachford would provide consulting services to prepare the underground rehabilitation and drilling program on the North Fork Property. Mr. Blachford was paid $6,000 per month through April 30, 2004 for providing the consulting services and is entitled to participate in any future stock option plans of Bullion River. On May 1, 2004 Mr. Blachford was hired as the V.P. of Engineering.

There are no other employment agreements between Bullion River or the Subsidiaries and any named executive officer, and there are no employment agreements or other compensating plans or arrangements with regard to any named executive officer that provide for specific compensation in the event of resignation, retirement, other termination of employment, a change of control of Bullion River, or from a change in a named executive officer’s responsibilities following a change in control.

Bullion River currently provides health insurance for the above employees, but presently does not have pension, annuity, insurance, stock options, profit sharing or similar benefit plans; however, Bullion River may adopt such plans in the future. There are presently no other personal benefits available to any employees.

Stock Options

No stock options were granted during the fiscal year ended December 31, 2004. Also, as at December 31, 2004 Bullion River had no outstanding stock options.

Indemnification

Pursuant to Bullion River’s articles and bylaws, Bullion River may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in Bullion River’s best interest. In certain cases, Bullion River may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, Bullion River must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933 that may be permitted to directors or officers under Nevada law, Bullion River is informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF PROPERTY

Bullion River operates from its principal executive office at 1325 Airmotive Way, Suite 325, Reno Nevada. Bullion River’s telephone number is 775-324-4881. In February 2004, Bullion River leased this premise for one year for $1,800 per month. The lease was renewed in November 2004 for a one-year extension expiring on February 28, 2006 at a rate of $1,848 per month. On November 18, 2004, Bullion River entered into a lease agreement for additional office space for a fourteen-month term commencing January 1, 2005 and expiring on February 28, 2006 for $2,439 per month. The additional space was required for bringing investor communications and accounting functions “in house” from outside consultants. Also, Bullion River is renting an office for the operations of North Fork Mining Corp. and is paying $975 per month from October 15, 2004 to April 30, 2005. This rental was extended for another year at the rate of $995 per month. During the fiscal year ending December 31, 2004, Bullion River paid $19,605 for rent.

Bullion River has also leased a storage facility in Sparks, Nevada for the diamond drill cores from its properties. Bullion River has leased this storage on a month-to-month basis in the amount of $55 per month.

Bullion River Gold has the following mining claims as of December 31, 2005:

Bullion River Gold Corp.
Schedule of Mining Claims by Subsidiary
For year ending December 31, 2005

Nevada	#of Claims
Antone Canyon	60
Cimarron Mining	24
Corcorran Canyon	130
Painted Hills	10
Wenban Spring	238
462

California	# of Claims
French Gulch	121
North Fork	42
163

Total Claims	625

In December 2005, the Company re-staked 218 claims at Wenban Spring. Fees will be paid to the BLM in the 1st quarter 2006. As of December 31, 2005, the Company has paid claim maintenance fees to the BLM on 10 claims on the Painted Hills property. We expect to re-stake and pay the fees on the remaining 31 claims as soon as possible. (See “Business of Bullion River” and “Item 13 - Exhibits and Reports on Form8-K” for further information on the claims.

DESCRIPTION OF SECURITIES

Common Shares

Bullion River’s authorized capital stock consists of 200,000,000 shares of common stock with a par value $0.001 per share. The holders of Bullion River’s common stock:

•	have equal ratable rights to dividends from funds legally available if and when declared by Bullion River’s board of directors;

•	are entitled to share ratably in all of Bullion River’s assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of Bullion River’s affairs;

•	do not have preemptive, subscription or conversion rights;

•	do not have any provisions for redemption, purchase for cancellation, surrender or sinking or purchase funds or rights; and

•	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All common shares now issued and outstanding are, and all common shares unissued when offered and sold will be, duly authorized, validly issued, fully paid for, and non-assessable.

No shareholder approval is required for the issuance of Bullion River’s securities, including common shares, stock options and share purchase warrants. To the extent that additional common shares are issued, the relative interest of then existing stockholders may be diluted.

Bullion River’s Certificate of Incorporation and By-laws and the applicable statutes of the State of Nevada provide a more complete description of the rights and liabilities of holders of Bullion River’s capital stock. Provisions as to the modifications, amendments or variation of such rights or provisions are contained in the applicable statutes of the State of Nevada and Bullion River’s By-laws.

Non-Cumulative Voting

Holders of common shares of Bullion River’s capital stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding common shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining common shares will not be able to elect any of Bullion River’s directors.

Cash Dividends

As of the date of this registration, Bullion River has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of Bullion River’s board of directors and will depend upon Bullion River’s earnings, if any, its capital requirements and financial position, its general economic conditions, and other pertinent conditions. It is Bullion River’s present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in its business operations.

Warrants

Currently there are 26,910,136 share purchase warrants outstanding.

First, there are 1,225,000 Class B1 warrants that will expire between April 15, 2007 and September 29, 2007. Each Class B1 warrant entitles the warrant holder to acquire one common share of Bullion River at a price of $1.50. If the warrant holder does not exercise the Class B1 share purchase warrant prior to its expiration, the Class B1 will expire and be of no value. The expiration dates of the Class B1 warrants are as follows:

850,000 Class B1Warrants - April 15, 2007
125,000 Class B1 Warrants - April 30, 2007
50,000 Class B1 Warrants - July 20, 2007
200,000 Class B1 Warrants - September 29, 2007

Second, there are 10,967,836 Class B2 share purchase warrants that will expire between September 29, 2007 and May 5, 2008. Each Class B2 share purchase warrant entitles the warrant holder to acquire one common share of Bullion River at a price of either $0.75 or $0.50 per share. If the warrant holder does not exercise the Class B2 warrant prior to its expiration, the Class B2 share purchase warrant will expire and be of no value. The expiration dates of the Class B2 warrants are as follows:

Original Number of	Ratchet Class B2	Total Class B2
Class B2 Warrants	Warrants	Warrants	Expiry date
1,093,335		1,093,335	September 29, 2007
299,000	60,333	359,333	November 16, 2007
185,333	183,333	368,666	December 10, 2007
63,467	63,467	126,934	December 16, 2007
501,333	501,333	1,002,666	December 30, 2007
25,000		25,000	January 5, 2008
290,000	200,000	490,000	February 2, 2008
50,000		50,000	February 16, 2008
481,000		481,000	March 22, 2008
155,280	155,280	310,560	April 14, 2008
1,804,273	1,613,340	3,417,613	April 29, 2008
1,437,236	872,157	2,309,393	May 2, 2008
466,668	466,668	933,336	May 5, 2008
6,851,925	4,115,911	10,967,836

Third, there are 13,472,000 share purchase Warrants from the New Private Offering which will expire between October 18, 2007 and January 23, 2008. Each such Warrant entitles the warrant holder to acquire one common share of Bullion River at a price of $0.75 per share. If the warrant holder does not exercise the Warrant prior to its expiration, the Warrant will expire and be of no value. The expiration dates of the Warrants are as follows:

Number of Warrants from the New Private Offering	Expiry date
1,790,000	October 18, 2007
464,000	October 20, 2007
1,244,000	November 28, 2007
2,780,000	December 16, 2007
450,000	January 3, 2008
50,000	January 18, 2008
50,000	January 19, 2008
6,644,000	January 23, 2008
TOTAL: 13,472,000

Fourth, there are 1,245,300 share purchase Warrants granted to certain selling stockholders as a finder’s fee in connection with the New Private Offering which will expire January 23, 2008. Each such Warrant entitles the warrant holder to acquire one common share of Bullion River at a price of $0.75 per share. If the warrant holder does not exercise the Warrant prior to its expiration, the Warrant will expire and be of no value. The expiration dates of the Warrants are as follows:

Number of Warrants granted as finder’s fee for New Private Offering	Expiry date
131,400	January 23, 2008
267,000	January 23, 2008
36,900	January 23, 2008
610,000	January 23, 2008
200,000	January 23, 2008
TOTAL: 1,245,300

Anti-Takeover Provisions

There are no Nevada anti-takeover provisions applicable to Bullion River or the Subsidiaries that may have the effect of delaying or preventing a change in control. Also, management is not aware of any arrangement that may result in a change of control of Bullion River.

Reports

After Bullion River completes this offering, Bullion River will not be required to furnish you with an annual report. Further, Bullion River will not voluntarily send you an annual report. Bullion River is currently required to and will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports are filed electronically. The reports Bullion River is required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials Bullion River files with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports Bullion River files electronically. The address for the Internet site is www.sec.gov.

Transfer Agent

Bullion River’s transfer agent for its common shares is Pacific Stock Transfer Company located at Suite 240, 500 East Warm Springs Road, Las Vegas, Nevada, 89119 and its telephone number is (702) 361-3033.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Transactions

No member of management, executive officer or stockholder has had any direct or indirect interest in any transaction to which Bullion River or any of its subsidiaries was a party with the exception of the following:

Assignment Agreements with Golden Spike Mining

On January 9, 2004, Antone Canyon Mining Corp. entered into an assignment agreement with Golden Spike Mining for the assignment of an option agreement for 60 unpatented mineral claims. Peter M. Kuhn is the president of both Bullion River and Antone Canyon Mining Corp., and the sole director and officer and majority owner of Golden Spike Mining. See “Business of Bullion River” on page 20 and Exhibit 10.1 - Assignment Agreement for more information.

On February 18, 2004, Corcoran Canyon Mining Corp. entered into an assignment agreement with Golden Spike Mining for the assignment of an option agreement for 41 unpatented mineral claims. Peter M. Kuhn is the president of both Bullion River and Corcoran Canyon Mining Corp., and the sole director and officer and majority owner of Golden Spike Mining. See “Business of Bullion River” on page 21 and Exhibit 10.2 - Assignment Agreement for more information.

On February 19, 2004, Cimarron Mining Corp. entered into an assignment agreement with Golden Spike Mining for the assignment of an option agreement for 30 unpatented mineral claims. Peter M. Kuhn is the president of both Bullion River and Cimarron Mining Corp., and the sole director and officer and majority owner of Golden Spike Mining. See “Business of Bullion River” on page 21 and Exhibit 10.3 - Assignment Agreement for more information.

On February 20, 2004, Thomas Creek Mining Corp. entered into an assignment agreement with Golden Spike Mining for the assignment of an option agreement for 76 unpatented mineral claims. Peter M. Kuhn is the president of both Bullion River and Thomas Creek Mining Corp., and the sole director and officer and majority owner of Golden Spike Mining. See “Business of Bullion River” on page 23 and Exhibit 10.4 - Assignment Agreement for more information.

On February 23, 2004, North Fork Mining Corp. entered into an assignment agreement with Golden Spike Mining for the assignment of an option agreement for 42 unpatented mineral claims. Peter M. Kuhn is the president of both Bullion River and North Fork Mining Corp., and the sole director and officer and majority owner of Golden Spike Mining. See “Business of Bullion River” on page 22 and Exhibit 10.5 - Assignment Agreement for more information.

Transactions with Promoters

Peter M. Kuhn is currently the only promoter of Bullion River. Mr. Kuhn has not received anything of value from Bullion River or its subsidiaries nor is Mr. Kuhn entitled to receive anything of value from Bullion River or its subsidiaries for services provided as a promoter of Bullion River or its subsidiaries.

LEGAL PROCEEDINGS

Bullion River is not aware of any pending litigation or legal proceedings and none is contemplated or threatened.

EXPERTS

Bullion River’s financial statements for the years ended December 31, 2004 and 2003 included in this registration have been audited by Hall & Company, Certified Public Accountants, Inc., of Irvine, California, an independent registered public accounting firm as set forth in their report included in this registration.

Burton, Bartlett & Glogovac of Reno, Nevada has provided the legal opinion regarding the legality of the common shares being registered.

FINANCIAL STATEMENTS

Bullion River’s fiscal year end is December 31. Bullion River will provide audited financial statements to its stockholders on an annual basis; an Independent Registered Public Accounting Firm will audit the statements.

Bullion River’s audited financial statements for the fiscal years ending December 31, 2004 and December 31, 2003 and its unaudited financial statements for the quarterly period ending September 30, 2005 immediately follow:

Audited Financial Statements - December 31, 2004

BULLION RIVER GOLD CORP.
(an exploration stage company)

CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2004 and 2003 and for the years ended December 31, 2004 and 2003 and for the period June 29, 2001 (date of inception) to December 31, 2004

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSOLIDATED BALANCE SHEET

CONSOLIDATED STATEMENT OF OPERATIONS

CONSOLIDATED STATEMENT OF CHANGES TO STOCKHOLDERS’ DEFICIT AND COMPREHENSIVE INCOME

CONSOLIDATED STATEMENT OF CASH FLOWS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

March 31, 2005

To the Board of Directors and Stockholders of
Bullion River Gold Corp

We have audited the accompanying consolidated balance sheets of Bullion River Gold Corp and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended and for the period from June 29, 2001 (inception) through December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Bullion River Gold Corp as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the year then ended and for the period from June 29, 2001 (inception) through December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 10 to the consolidated financial statements, the Company has suffered recurring losses from operations and a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 10. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Hall & Company
 HALL & COMPANY
Irvine, California

BULLION RIVER GOLD CORP.
(An Exploration Stage Company)
CONSOLIDATED BALANCE SHEETS
As At December 31, 2004 and 2003
UNAUDITED

	2004	2003

ASSETS

Current Assets

Cash	$273,331	$152,926
Prepaids	89,267	83
	362,598	153,009

Fixed assets, net of $13,050 accumulated depreciation	96,565	-

TOTAL ASSETS	$459,163	$153,009

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities

Accounts payable and accruals	$524,062	$8,144
Advance payable	100,000	15,428
Note payable	-	200,000

TOTAL LIABILITIES	624,062	223,572

Commitments and Contingencies

STOCKHOLDERS' DEFICIT

Share Capital
Authorized
200,000,000 common shares, $0.001 par value
Issued and outstanding
28,444,004 and 10,000,000 common shares	28,444	10,000
Additional paid in capital	2,918,591	65,000
Deficit accumulated during the exploration stage	(3,110,748)	(145,563)
Foreign currency translation adjustment	(1,186)	-

TOTAL STOCKHOLDERS' DEFICIT	(164,899)	(70,563)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$459,163	$153,009

The accompanying notes are an integral part of these financial statements.

BULLION RIVER GOLD CORP.
(An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years		From Inception,
	Ended December 31,		June 29, 2001 to
	2004	2003	December 31, 2004

Revenue	$-	$-	$-

Expenses

Administrative	181,408	25,000	206,408
Consulting	190,416	40,725	248,391
Depreciation	13,050	-	13,050
Exploration	1,874,409	-	1,874,409
Filing Fees	30,365	2,209	32,939
Insurance	26,910	-	26,910
Interest and Bank Charges	5,349	523	6,128
Investor Relations and Promotion	222,389	-	222,389
Office	45,863	2,072	48,310
Organizational Costs	-	-	1,000
Professional	184,691	34,392	244,185
Rent	19,605	-	19,605
Salaries and Wages	59,192	12,500	71,692
Travel	112,372	2,674	115,046
Extinguishment of Debt	(6,839)	(18,880)	(25,719)

Total Operating Expenses	2,959,180	101,215	3,104,743

Other Items
Income Tax Refund	833	-	833
Interest Expense	(6,838)	-	(6,838)

NET LOSS/COMPREHENSIVE
LOSS FOR THE YEAR	$(2,965,185)	$(101,215)	$(3,110,748)

BASIC AND DILUTED	$(0.11)	$(0.01)
LOSS PER SHARE

WEIGHTED AVERAGE	26,188,158	24,273,393
SHARES OUTSTANDING

The accompanying notes are an integral part of these financial statements.

BULLION RIVER GOLD CORP.
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT AND COMPREHENSIVE LOSS
For The Years Ended December 31, 2004, 2003, 2002 and The Period From Inception June 29, 2001 to December 31, 2001

				Deficit
				Accumulated	Accumulated
	Common Stock Issued		Additional	During the	Other
	Number of		Paid in	Development	Comprehensive
	Shares	Amount	Capital	Stage	Income	Total
Balance, June 29, 2001	-	$-	$-	$-	$-	$-
Issuance of common shares
for cash, August 8, 2001	1,000,000	$1,000	$-	$-	$-	$1,000
Issuance of common shares
for cash, December 6, 2001	1,400,000	1,400	12,600	-	-	14,000
Net loss, for the six month period
ended, December 31, 2001	-	-	-	(1,000)	-	(1,000)
Balance, December 31, 2001	2,400,000	2,400	12,600	(1,000)	-	14,000
Issuance of common shares for cash,
November 26 to December 16, 2002	208,500	208	20,642	-	-	20,850
Net loss, for the year ended, December 31, 2002	-	-	-	(43,348)	-	(43,348)
Balance, December 31, 2002	2,608,500	2,608	33,242	(44,348)	-	(8,498)
Issuance of common shares
for cash, January 7, 2003	95,000	95	9,405	-	-	9,500
Issuance of common shares
for cash, January 9, 2003	80,000	80	7,920	-	-	8,000
Issuance of common shares
for cash, February 7, 2003	110,000	110	10,890	-	-	11,000
Issuance of common shares
for cash, February 18, 2003	106,500	107	10,543	-	-	10,650
Commons shares cancelled,
December 2, 2003	(2,000,000)	(2,000)	2,000	-	-	-
Issuance of nine for one common
stock dividend, December 9, 2003	9,000,000	9,000	(9,000)	-	-	-
Net loss, for the year ended, December 31, 2003	-	-	-	(101,215)	-	(101,215)
Balance, December 31, 2003	10,000,000	10,000	65,000	(145,563)	-	(70,563)
Issuance of one and one half for one common
stock dividend, January 13, 2004	15,000,003	15,000	(15,000)	-	-	-
Issuance of common shares for
finders fee, March 18, 2004	25,000	25	28,725	-	-	28,750
Issuance of common shares for
consulting fees, March 18, 2004	30,000	30	34,470	-	-	34,500
Issuance of common shares for property
option payment, March 18, 2004	30,000	30	34,470	-	-	34,500
Issuance of 850,000 units for cash,
Reg S, April 15, 2004	850,000	850	849,150	-	-	850,000
Issuance of 125,000 units for cash,
Reg S, April 30, 2004	125,000	125	124,875	-	-	125,000
Issuance of common shares for
consulting fees, July 20, 2004	30,000	30	30,870	-	-	30,900
Issuance of 50,000 units for cash,
Reg S, July 20, 2004	50,000	50	49,950	-	-	50,000
Issuance of 200,000 units for debt,
Reg S, September 16, 2004	200,000	200	199,800	-	-	200,000
Issuance of 93,334 units for debt,
Reg S, September 29, 2004	93,334	94	69,906	-	-	70,000
Issuance of 1,000,001 units for cash,
Reg S, September 29, 2004	1,000,001	1,000	749,000	-	-	750,000
Issuance of 299,000 units for cash,						-
Reg S, November 16, 2004	299,000	299	223,951	-	-	224,250
Issuance of 183,333 units for cash,						-
Reg D, December 9, 2004	183,333	183	135,817	-	-	136,000
Issuance of 2,000 shares for finders fees,
Reg D, December 9, 2004	2,000	2	1,498	-	-	1,500
Issuance of 501,333 units for cash,						-
Rule 144, December 29, 2004	501,333	501	317,384	-	-	317,885
Issuance of 25,000 units for cash,						-
Reg S, December 22, 2004	25,000	25	18,725	-	-	18,750
Net loss, for the year ended, December 31, 2004	-	-	-	(2,965,185)	-	(2,965,185)
Foreign currency translation adjustments	-	-	-	-	(1,186)	(1,186)
	28,444,004	$28,444	$2,918,591	$(3,110,748)	$(1,186)	$(164,899)

The accompanying notes are an integral part of these financial statements.

BULLION RIVER GOLD CORP.
(An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS

			From Inception,
	For The Years Ended December 31,		June 29, 2001 to
	2004	2003	December 31, 2004

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss for the period	$(2,965,185)	$(101,215)	$(3,110,748)

Adjustment to reconcile net loss to net cash used
in operating activities:
Depreciation	13,050	-	13,050
Gain on extinguishment of debt	(6,839)	(18,880)	(25,719)
Common stock issued for services and related expenses	128,650	-	128,650

Changes in operating assets and liabilities:
Increase in prepaids	(89,184)	(83)	(89,267)
Increase (Decrease) in accounts payable and accruals	522,757	(1,907)	530,901

NET CASH USED IN OPERATING ACTIVITIES	(2,396,751)	(122,085)	(2,553,133)

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of fixed assets	(109,615)	-	(109,615)

NET CASH USED IN INVESTING ACTIVITIES	(109,615)	-	(109,615)

CASH FLOWS FROM FINANCING ACTIVITIES

Common shares issued for cash	2,473,385	39,150	2,548,385
Advance payable	84,572	34,308	118,880
Note payable	70,000	200,000	270,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	2,627,957	273,458	2,937,265

Effect of exchange rate changes on cash	(1,186)	-	(1,186)

INCREASE IN CASH	120,405	151,373	273,331

CASH, BEGINNING OF YEAR	152,926	1,553

CASH, END OF YEAR	$273,331	$152,926

Supplemental disclosure of cash flow information:

Cash paid during the year for:
Interest	$-	$-

Non-cash financing activities:
Issuance of shares:
For finders fees	$28,750	$-
For consulting services	$65,400	$-
For exploration option payment	$34,500	$-
For notes payable	$270,000	$-

The accompanying notes are an integral part of these financial statements.

BULLION RIVER GOLD CORP.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004 and 2003

NOTE 1 - ORGANIZATION AND NATURE OF OPERATIONS

NATURE OF OPERATIONS
The Bullion River Gold Corp. (the "Company") was incorporated on June 29, 2001, under the laws of the State of Nevada, as Dynasty International Corporation. On December 1, 2003, all of the directors and officers of the Company resigned and a new director and officer was appointed. On December 9, 2003, the Company changed its name to Bullion River Gold Corp. The Company's principal executive offices are in Reno, Nevada.

On December 9, 2003, the Company acquired all of the issued and outstanding shares of each of the following corporations: Antone Canyon Mining Corp., Cimarron Mining Corp., Corcoran Canyon Mining Corp., North Fork Mining Corp. and Wenban Spring Mining Corp. (formerly Thomas Creek Mining Corp.). All five of these subsidiaries were incorporated in the State of Nevada on December 9, 2003. On September 30, 2004 the Company acquired all of the issued and outstanding shares of French Gulch (Nevada) Mining Corporaton, which was incorporated in the State of Nevada on September 30, 2004.

On December 9, 2003, the Company changed its business direction from retail water quality testing and treatment products and systems to gold and silver exploration.

EXPLORATION STAGE ACTIVITIES
The Company has not commenced significant operations and, in accordance with SFAS No. 7, the Company was considered a development stage company until it changed business direction in December 2003 and became an exploration company.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION
The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

PRINCIPLES OF CONSOLIDATION
The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated.

ACCOUNTING ESTIMATES
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, contingent liabilities, revenues and expenses at the date and for the periods that the financial statements are prepared. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS
For purposes of the balance sheet and statements of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents. At December 31, 2004 and 2003, the Company had no cash equivalents.

CONCENTRATION OF CREDIT RISK
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash. At December 31, 2004 and 2003, the Company's cash is held in U.S. bank accounts, accounts with a Canadian Chartered bank and in an attorney’s trust account. All of the banks and the attorney have deposit insurance thus limiting the amount of credit exposure.

FAIR VALUE OF FINANCIAL INSTRUMENTS
The carrying values reflected in the consolidated balance sheets for cash, accounts payable and accruals, advances payable and the note payable approximate their fair values because of the short term nature of these instruments.

BULLION RIVER GOLD CORP.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004 and 2003

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

REVENUE RECOGNITION
Gold and silver sales will be recognized when title passes to the purchaser and delivery occurs.

INCOME TAXES
Income tax expense is based on pre-tax financial accounting income. The Company will recognize deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and the laws that are expected to be in effect when the differences are expected to be recovered. The Company will provide a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

BASIC AND DILUTED NET LOSS PER COMMON SHARE
Basic loss per share includes no dilution and is computed by dividing net loss by the weighted average number of outstanding common shares during the year. Diluted earnings per share reflect the potential dilution of securities that would occur if securities or other contracts (such as stock options and warrants) to issue common stock were exercised or converted into common stock. At December 31, 2004 and 2003 the Company had no options outstanding. At December 31, 2004, the Company had 3,327,001 warrants outstanding and at December 31, 2003 the Company had no warrants outstanding.

SEGMENT REPORTING
The Company is centrally managed and operates in one business segment, the mining business, in one country (geographical segment) in the United States of America.

RESEARCH EXPENDITURES
Research expenditures are expensed in the year incurred.

STOCK-BASED COMPENSATION
The Company follows Statement of Financial Accounting Standards (“SFAS”) No. 148 “Accounting for Stock-Based Compensation - Transition and Disclosure an amendment of SFAS No. 123”. This statement amends SFAS No. 123, “Accounting for Stock-Based Compensation”, to provide alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require more prominent disclosures in both annual and interim financial statements about methods of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has chosen to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations.

Compensation cost, if any, is recorded in stockholders’ deficit as additional paid-in capital with an offsetting entry recorded to deferred stock-based compensation. Deferred stock-based compensation, if any, is amortized and charged to expense based on the vesting terms of the underlying options. At December 31, 2004 and 2003, the Company had not entered into any stock-based compensation arrangements and no stock-based compensation was recognized.

LEASES
Leases where substantially all the rewards and risks of ownership of assets remain with the leasing company are accounted for as operating leases. Other leases are accounted for as capital leases. Payments made under operating leases, net of any incentives received by the Company from the leasing company, are charged to the statement of operations and comprehensive loss on a straight-line basis over the period.

PRODUCT DEVELOPMENT
The Company expenses all costs that are incurred in connection with the planning and implementation phases of development and costs that are associated maintenance of the existing web site.

BULLION RIVER GOLD CORP.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004 and 2003

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

FIXED ASSETS
Office furniture, equipment, computer hardware, and computer software are stated at cost. Depreciation is computed over the estimated useful life of the depreciable assets using the straight-line method. The useful life for the fixed assets is estimated as follows with no salvage value:

Furniture                                       5 years
Equipment                                    2 and 4 years
Computer Hardware                    3 years
Computer Software         2 years

The fixed assets are reviewed each year to determine whether any events or circumstances indicate that the carrying amount of the assets may not be recoverable. Such review is performed based on estimated undiscounted cash flows compared with the carrying value of the assets. If the future cash flows (undiscounted and without interest charges) are less than the carrying value, a write-down would be recorded to reduce the related asset to its estimated fair value.

COMPREHENSIVE INCOME
Comprehensive income reflects changes in equity that result from transactions and economic events from non-owner sources. Comprehensive income for the current period represents foreign currency translation items associated with the Company’s accounts payable.

MINERAL PROPERTY OPTION PAYMENTS AND EXPLORATION COSTS
The Company will expense all costs related to the maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves.

RECLAMATION AND ABANDONMENT COSTS
The Company follows the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 143 ("SFAS 143"), "Accounting for Asset Retirement Obligations" which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This statement establishes a uniform methodology for accounting for estimated reclamation and abandonment costs whereby reclamation and closure costs including site rehabilitation will be recorded at the estimated present value of reclamation liabilities and will increase the carrying amount of the related asset. These reclamation costs will be allocated to expense over the life of the related assets and will be adjusted for changes resulting from the passage of time and revisions to either the timing or the amount of the original present value estimate. The Company is still in the exploration stage and thus SFAS 143 does not effect the Company’s present operations or financial position.

IMPAIRMENT OF LONG-LIVED ASSETS
Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company recognizes impairment of long-lived assets in the event that the net book value of such assets exceeds the future undiscounted cash flows attributed to such assets. No impairment of long-lived assets was recognized for the years ended December 31, 2004 and 2003.

EXTINGUISHMENT OF DEBT
At December 31, 2004 and 2003 the Company recorded extinguishment of debt of $6,839 and $18,880, as a credit to recurring operations because the transaction was not considered to be unusual or infrequent.

BULLION RIVER GOLD CORP.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004 and 2003

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

RECENT ACCOUNTING PRONOUNCEMENTS
In December 2003, the Financial Accounting Standards Board (“FASB”) issued a revised Interpretation No. 46 (“FIN 46R”), Consolidation of Variable Interest Entities. FIN 46R addresses consolidation by business enterprises of variable interest entities and significantly changes the consolidation application of consolidation polices to variable interest entities and, thus improves comparability between enterprises engaged in similar activities when those activities are conduced through variable interest entities. As of December 31, 2004, the Company is not a party to any variable interest entity. The adoption of FIN No. 46 or FIN 46R did not have a material effect on its financial position or results of operations.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This statement establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. In accordance with the standard, financial instruments that embody obligations for the issuer are required to be classified as liabilities. SFAS 150 is effective for all financial instruments created or modified after May 31, 2003, and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS 150 did not have a material effect on the Company's financial condition or results of operations.

In November 2004, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 151, “Inventory Costs - an amendment of ARB No. 43, Chapter 4” in an effort to unite the United States accounting standards for inventories with International Accounting Standards leading to consistent application of certain accounting requirements. SFAS 151 addresses accounting for abnormal amounts of freight, handling costs, idle facility expense and spoilage (wasted material) and requires that these costs be recognized as current period expenses. Previously, these costs had to be categorized as “so abnormal as to require treatment as current period charges.” In addition, allocation of fixed production overheads to the costs of conversion must be based on the normal capacity of the production facilities. SFAS 151 will be effective for fiscal years beginning after June 15, 2005. The adoption of this statement is not expected to impact the Company’s operating results, financial position or cash flows.

In December 2004, the FASB issued SFAS 153 “Exchanges of Non-monetary Assets - an amendment of APB Opinion No. 29.” This statement requires that non-monetary exchanges must be recorded at fair value and the appropriate gain or loss must be recognized so long as the fair value is determinable and the transaction has commercial substance. According to this statement, companies can no longer use the “similar productive assets” concept to account for non-monetary exchanges at book value with no gain or loss being recognized. SFAS 153 will be effective for fiscal periods beginning after June 15, 2005. The adoption of this statement is not expected to impact the Company’s operating results, financial position or cash flows.

In December 2004, the FASB issued SFAS No. 123R, “Share-Based Payment.” SFAS 123R revises SFAS 123, “Accounting for Stock-Based Compensation”, and focuses on accounting for share-based payments for services by employer to employee. The statement requires companies to expense the fair value of employee stock options and other equity-based compensation at the grant date. The statement does not require a certain type of valuation model and either a binomial or Black-Scholes model may be used. The provisions of SFAS 123R are effective for financial statements for fiscal periods ending after June 15, 2005. The adoption of this statement is not expected to impact the Company’s operating results, financial position or cash flows.

A committee of the Emerging Issues Task Force (“EITF”) discussed the accounting for deferred stripping costs but did not reach a consensus in 2004. The Task Force considered the recommendation that stripping costs incurred during production are a mine development cost that should be capitalized as an investment in the mine and attributed to the proven and probable reserves benefited in a systematic and rational manner. However, the Task Force directed the FASB staff to develop additional guidance about what constitutes a systematic and rational manner of attributing the capitalized costs to proven and probable reserves benefited. The Company cannot predict whether the deliberations of the EITF will ultimately modify or otherwise result in new accounting standards or interpretations thereof that differ from the Company’s current practices.

BULLION RIVER GOLD CORP.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004 and 2003

NOTE 3 - NOTES PAYABLE

At December 31, 2004 and 2003, the Company had a note payable in the amount of $Nil and $200,000. The note dated December 19, 2003, was interest free for 90 days, bore interest at 1% per month after 90 days, was unsecured and payable on demand. During the year ended December 31, 2004, the note was converted into 200,000 common shares of the Company at $1 per share and all accrued interest was forgiven on the date of the conversion. (Note 4)

During the year ended December 31, 2004, the Company issued a note payable in the amount of $70,000. During the year the Company converted this note payable into common stock of the Company at $0.75 per share. (Note 4)

The Company received an advance of $100,000 on December 15, 2004, this advance bears no interest, is unsecured and was payable within five business days.

NOTE 4 - COMMON STOCK

On August 8, 2001, the Company sold 1,000,000 shares of its common stock at $0.001 per share for $1,000.

On December 6, 2001, the Company sold 1,400,000 shares of its common stock at $0.01 per share for $14,000.

Between November 26 and December 16, 2002, the Company sold 208,500 shares of its common stock at $0.10 per share for $20,850.

Between January 7 and February 18, 2003, the Company sold 391,500 shares of its common stock at $0.10 per share for $39,150.

On December 2, 2003, the Company cancelled 2,000,000 common shares.

On December 9, 2003, the Company’s directors approved a nine share for every one share, stock dividend.

On December 9, 2003, the Company's directors approved an increase in its authorized share capital from 10,000,000 to 200,000,000 common shares with par value of $0.001 per share.

On January 13, 2004, the Company’s directors declared a one and one half share for every one share, stock dividend.

On February 6, 2004, the Company approved an offering for two million units at a price of $1.00 per unit to qualified subscribers. Each unit consists of one restricted common share and one restricted share purchase warrant. Each restricted warrant enables the qualified subscriber to purchase one additional restricted common share at a price of $1.50 for a period of two years. On November 17, 2004, the term for exercising all warrants issued under the February 6, 2004 offering was extended from two to three years.

On March 18, 2004, the Company issued 30,000 restricted common shares to their Vice-President, Exploration as part of its commitment under the Consulting Agreement. Upon issuance of these shares the Company recorded a consulting expense of $34,500 or $1.15 per share, which was the market value of the shares on the date of issuance. (Note 8)

On March 18, 2004, the Company issued 30,000 restricted common shares as part of its commitment under the Thomas Creek Option Agreement. Upon issuance of these shares the Company recorded exploration expense of $34,500 or $1.15 per share, which was the market value of the shares on the date of issuance. (Note 6)

On March 18, 2004, the Company issued 25,000 restricted common shares to their Vice-President, Exploration as a finder’s fee for locating the Painted Hills property. Upon issuance of these shares the Company recorded a consulting expense of $28,750 or $1.15 per share, which was the market value of the shares on the date of issuance. (Notes 6 and 8)

BULLION RIVER GOLD CORP.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004 and 2003

NOTE 4 - COMMON STOCK, continued

On April 15, 2004, the Company issued 850,000 units at a $1.00 per unit under Reg S for $850,000 cash as part of the February 6, 2004 offering for two million units.

On April 30, 2004, the Company issued 125,000 units at a $1.00 per unit under Reg S for $125,000 cash as part of the February 6, 2004 offering for two million units.

On July 20, 2004, the Company issued 30,000 common shares to their Vice-President of Engineering as part of its commitment under the Consulting Agreement. Upon issuance of these shares the Company recorded a consulting expense of $30,900 or $1.03 per share, which was the market value of the shares on the date of issuance. (Note 8)

On July 20, 2004, the Company issued 50,000 units at a $1.00 per unit under Reg S for $50,000 cash as part of the February 6, 2004 two million unit offering.

On September 8, 2004, the Company authorized an offering of five million units at $0.75 per unit. Each unit consists of one restricted common share and one restricted share purchase warrant. Each restricted warrant enables the qualified subscriber to purchase one additional restricted common share at a price of $1.00 for a period of two years. On November 17, 2004, the term for exercising all warrants issued under the September 8, 2004 offering was extended from two to three years.

On September 29, 2004, the Company issued 200,000 units at $1.00 per unit under Reg S as payment in full of a $200,000 note payable as part of the February 6, 2004 offering for two million units. (Note 3)

On September 29, 2004, the Company issued 93,334 units at $0.75 per unit under Reg S as payment in full of a $70,000 note payable as part of the September 8, 2004 offering for five million units. (Note 3)

On September 29, 2004, the Company issued 1,000,001 units at $0.75 per unit under Reg S for $750,000 cash as part of the September 8, 2004 offering for five million units.

On November 16, 2004, the Company issued 299,000 units at $0.75 per unit under Reg S for $244,250 cash as part of the September 8, 2004 offering for five million units.

On December 10, 2004, the Company issued 183,333 units at $0.75 per unit under Reg D for $137,500 cash as part of the September 8, 2004 offering for five million units. An additional 2,000 units were issued under Reg D at a deemed fair value of $1,500 as a finders fee in respect of the 183,333 unit sale.

On December 22, 2004, the Company issued 25,000 units at $0.75 per unit under Reg S for $18,750 cash as part of the September 8, 2004 offering for five million units.

On December 29, 2004, the Company issued 501,333 units at $0.75 per unit under Reg S for $376,000 cash as part of the September 8, 2004 offering for five million units. The Company incurred $58,115 in share issue costs and is committed to issuing 50,133 three year share purchase warrants at a exercise price similar to those of the investor, to the agent, in respect of the sale of these units.

BULLION RIVER GOLD CORP.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004 and 2003

NOTE 5 - WARRANTS

At December 31, 2004 the Company had the following warrants outstanding:

Date	# Warrants	Exercise price	Expiry Date

15-Apr-04	850,000	$ 1.50	15-Apr-07
30-Apr-04	125,000	$ 1.50	30-Apr-07
20-Jul-04	50,000	$ 1.50	20-Jul-07
29-Sep-04	200,000	$ 1.00	29-Sep-07
29-Sep-04	1,093,335	$ 1.00	29-Sep-07
16-Nov-04	299,000	$ 1.00	16-Nov-07
10-Dec-04	185,333	$ 1.00	10-Dec-07
22-Dec-04	25,000	$ 1.00	05-Jan-08
29-Dec-04	501,333	$ 1.00	29-Dec-07

	3,329,001

NOTE 6 - MINERAL PROPERTIES

Antone Canyon Mining Corp.
On January 9, 2004, Bullion's wholly owned subsidiary Antone Canyon Mining Corp. ("Antone") was assigned an option to acquire a 100% undivided interest in 60 unpatented mineral claims located in Nye County in the State of Nevada. The option was assigned from a company controlled by the president of Bullion for an assignment fee of $146,142.

At January 9, 2004, all required payments under the option agreement, dated December 12, 2002, had been made and the owner of the mineral claims consented to the assignment of the option agreement to Antone. The required payments were; $20,000 in options payments on each of December 12, 2002 and 2003 and expenditures on the property in excess of $90,000.

The option agreement is for a term of ten years and expires on December 11, 2012. In order to maintain the option in good standing, Antone is required to pay the owner annual payments of $40,000 on or before December 12, commencing December 12, 2004, until the option expires or until Antone exercises the option in accordance with one of the following three exercise options, which are; payment to the owner of (1) $4,000,000, (2) $400,000 plus a 3% net smelter royalty ("NSR") granted to the owner, or (3) $2,500,000 plus a 1% NSR granted to the owner.

At December 31, 2004 and 2003, the Company had made all payments and complied with all of the terms of the option agreement. At December 31, 2004 and 2003, the Company had spent $293,827 and $nil on exploration, including option payments, BLM and County fees, on the Antone property.

Corcoran Canyon Mining Corp.
On February 18, 2004, Bullion's wholly owned subsidiary Corcoran Canyon Mining Corp. ("Corcoran") was assigned an option to acquire a 100% undivided interest in 41 unpatented mineral claims located in Nye County in the State of Nevada. The option was assigned from a company controlled by the president of Bullion for an assignment fee of $43,596. In addition, a company controlled by the president of Bullion has agreed to transfer all of its right, title and interest in 89 contiguous, recently staked, unpatented mineral claims to Corcoran.

BULLION RIVER GOLD CORP.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004 and 2003

NOTE 6 - MINERAL PROPERTIES, continued

Corcoran Canyon Mining Corp., continued
At February 16, 2004, the owner of the mineral claims consented to the assignment of the option agreement to Corcoran and all required payments under the original option agreement, dated February 28, 2003, have been made. The required payments under the option agreement were; $2,000 paid to the owner on execution of the agreement, reimbursement of claim and lease maintenance fees to the owner of $4,454 and expenditures on the property in excess of $50,000.

The original option agreement is for a term of three years and expires on February 28, 2006. In order to maintain the option in good standing Corcoran is required to spend; a minimum of $50,000 on exploration and development on or before each of February 28, 2005 and 2006, Corcoran must pay all annual claim and lease maintenance fees as required to keep the property in good standing and Corcoran must have a comprehensive general commercial liability insurance policy in place having limits of not less than $1 million per occurrence.

The option agreement allows Corcoran to perform limited testing on the property. Corcoran cannot commence mining activities on the property until the option has been exercised. Corcoran can exercise the option and acquire a 100% interest in the property by; paying $200,000 to the owner on the third anniversary of the option agreement and granting the owner a 2% NSR on the mineral claims. Corcoran can repurchase half of the 2% NSR by paying $1 million to the owner at any time after the granting of the 2% NSR.

At December 31, 2004 and 2003, the Company had made all payments and complied with all of the terms of the option agreement. At December 31, 2004 and 2003, the Company had spent $105,479 and $nil on exploration, including option payments, BLM and county fees and insurance, on the Corcoran property.

Cimarron Mining Corp.
On February 19, 2004, Bullion's wholly owned subsidiary Cimarron Mining Corp. ("Cimarron") was assigned an option to acquire a 100% undivided interest in 24 unpatented mineral claims located in Nye County in the State of Nevada. The option was assigned from a company controlled by the president of Bullion for an assignment fee of $13,468.

At February 16, 2004, all required payments under the original option agreement, dated August 22, 2003, had been made and the owner of the mineral claims consented to the assignment of the option agreement to Cimarron. The required payments were; $2,000 on execution of the agreement and reimbursement of claim and lease maintenance fees to the owner of $3,259.

The original option agreement is for a term of three years and expires on August 22, 2006. In order to maintain the option in good standing Cimarron is required to; spend a minimum of $50,000 on exploration and development annually on or before each of August 22, 2004, 2005 and 2006, Cimarron must pay all annual claim and lease maintenance fees as required to keep the property in good standing and Cimarron must have a comprehensive general commercial liability insurance policy in place having limits of not less than $1 million per occurrence.

The option agreement allows Cimarron to perform limited testing on the property. Cimarron cannot commence mining activities on the property until the option has been exercised. Cimarron can exercise the option and acquire a 100% interest in the property by; paying $200,000 to the owner on the third anniversary of the option agreement and granting the owner a 1% NSR on the mineral claims. Cimarron can repurchase half of the 1% NSR by paying $500,000 to the owner at any time after the granting of the 1% NSR.

As part of the purchase price the owner has assigned his option on 6 additional claims located in Nye County in the State of Nevada to Cimarron. This additional option expired on June 1, 2004.

At December 31, 2004 and 2003, the Company had spent $31,328 and $nil on exploration including option payments, BLM and country fees and insurance on the Cimarron property. As a result, the Company was not in compliance with its requirement to spend a minimum of $50,000 on exploration by August 22, 2004.

BULLION RIVER GOLD CORP.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004 and 2003

NOTE 6 - MINERAL PROPERTIES, continued

Wenban Spring Mining Corp. (formerly Thomas Creek Mining Corp.)
On February 20, 2004, Bullion's wholly owned subsidiary Thomas Creek Mining Corp. ("Thomas Creek") was assigned an option to acquire a 100% undivided right, title and interest in 76 unpatented mineral claims located in Eureka County in the State of Nevada. The option was assigned from a company controlled by the president of Bullion for an assignment fee of $53,740.

On February 12, 2004 the owner of all of the mineral claims consented to the assignment of the option agreement to Thomas Creek. On February 20, 2004 all required payments under the original option agreement dated December 20, 2002, had been made. The required payments were; $15,000 and issuance of 20,000 shares on execution of the agreement and $17,500 and issuance of 30,000 common shares of the Company upon the assignment of the option agreement. (Note 4)

At December 31, 2004 and 2003 the Company had spent $273,648 and $nil on exploration, including option payments and BLM and county fees on the Thomas Creek property.

During the year ended December 31, 2004 the Company terminated their option on the Thomas Creek property and on September 28, 2004 the Company changed its name from Thomas Creek Mining Corp. to Wenban Spring Mining Corp.

During the year ended December 31, 2004, Bullion River acquired a 100% interest in the Wenban property by staking claims covering approximately 7.25 square miles in the Cortez Hills region of Nevada.

At December 31, 2004, the Company had spent $114,964 on exploration, including BLM and country fees, on the Wenban Spring property.

North Fork Mining Corp.
On February 23, 2004, Bullion's wholly owned subsidiary North Fork Mining Corp. ("North Fork") was assigned three options to acquire a 100% undivided right, title and interest in an aggregate 42 unpatented mineral claims located in Sierra County in the State of California. The option was assigned from a company controlled by the president of Bullion for an assignment fee of $129,115.

As additional consideration for the assignment of the option agreements, North Fork granted to a company controlled by the president, a net smelter royalty of 1.5% on the 42 unpatented mineral claims. On February 18, 2004, all required payments under the original option agreements dated July 1, 2002, July 3, 2002 and March 3, 2003 had been made and the owners of the mineral claims consented to the assignment of the option agreements to North Fork. The required payments under the July 1 and July 3, 2002 option agreements were; $10,000 per agreement on the original signing dates of July 1 and 3, 2002 and $150 per month for each agreement for the year ending July 3, 2003 and $250 per month for each agreement for the period ended February 23, 2004. The March 3, 2003 agreement required $10,000 to be paid upon signing of a final agreement.

The original option agreements dated July 1 and 3, 2002, are for terms of 5 years. To keep these option agreements in good standing North Fork is required to make minimum royalty payments, per agreement, of $250 per month until July 3, 2004, $500 per month until July 3, 2005, $1,000 per month until July 3, 2006, the greater of $5,000 per month or a 5% NSR until July 3, 2007. North Fork is also required to make all maintenance and lease payments to keep the mineral claims in good standing during the term of the option agreements. At the end of the five year term, after all of the royalty payments have been made, North Fork will have acquired a 100% undivided right, title and interest in 35 unpatented mineral claims subject to a 5% net smelter royalty payable, until a maximum of $750,000 in royalty payments have been made under each agreement.

BULLION RIVER GOLD CORP.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004 and 2003

NOTE 6 - MINERAL PROPERTIES, continued

North Fork Mining Corp., continued
The March 3, 2003 option agreement for 7 unpatented claims has no term. North Fork can acquire an undivided 100% interest in these claims by paying $10,000 once North Fork has successfully completed its stage 1 drilling and exploration program and decides to continue with exploration and by paying the owner $70,000 once North Fork has successfully completed its stage 2 drilling and exploration program and decides to continue with exploration.

At December 31, 2004 and 2003, the Company had made all payments and complied with all of the terms of the option agreements. At December 31, 2004 and 2003, the Company had spent $612,063 and $nil on exploration, including option payments, BLM and county fees, on the North Fork property.

Painted Hills Claims
During the year the Company acquired a 100% interest in 41 unpatented mineral claims in the Painted Hills district in Humboldt County, Nevada. On March 18, 2004, the Company issued 25,000 restricted common shares at market value of $28,750 to their Vice-President, Exploration as a finder’s fee for locating and assisting the Company in staking the property. (Notes 4 and 8)

At December 31, 2004, the Company had spent $18,782 on exploration, including BLM and country fees, on the Painted Hills claims.

French Gulch (Nevada) Mining Corp.
On June 23, 2004, the Company entered into a letter agreement whereby they proposed to acquire a 100% interest in the Washington Niagara Mining Partnership (the "partnership") by acquiring all of the outstanding partnership units for an aggregate purchase price of $1,500,000. The property is located in Shasta County in California and consists of 28 patented and 27 unpatented lode mining claims ("the Washington Niagara Property").

During the year the Company paid a non-refundable deposit of $10,000, which allowed them to perform due diligence and a comprehensive feasibility audit on the property until September 30, 2004. On October 6, 2004 the Company entered into a formal exploration agreement, with option to purchase, whereby their exclusive right to explore the Washington Niagara Property was extended to September 30, 2005. Under the terms of this agreement, the Company is required to pay $15,000 in outstanding county taxes, option payments of $50,000 on each of June 1 and August 1, 2005, to pay all State and Federal claim and maintenance fees and to carry liability insurance of $1 million. The option to purchase can be exercised at any time up to October 1, 2005. If French Gulch exercises its option, it is required to make bimonthly option payments of $50,000 until production commences. Once production commences French Gulch will be required to make bimonthly payments of $175,000. Ownership of the Property will transfer to French Gulch once the aggregate amount of option payments made total $1,500,000.

French Gulch has rights to explore in accordance with practices customary in the industry but not to mine the Property until the option is exercised. Upon exercise of the option French Gulch will have all rights incident to ownership of real property allowed by law, including the right to develop and mine the property.

On August 17, 2004, French Gulch (Nevada) Mining Corp. "French Gulch" staked an additional 21 mineral claims in the French Gulch district in Shasta County, California at a cost of $12,900.

At December 31, 2004, the Company had made all payments and complied with all of the terms of the option agreement.

At December 31, 2004, the Company had spent $432,138 on exploration, including option payments and BLM and county fees, on the French Gulch property.

BULLION RIVER GOLD CORP.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004 and 2003

NOTE 7 - COMMITMENTS

Mineral Property Option Payments
The Company is committed to making the following mineral property work commitments or option payments under assumption of the option agreements on or before December 31:

Property	2005	2006	2007	2008	2009	2010	2011
Antone Canyon	$ 40,000	$ 40,000	$ 40,000	$ 40,000	$ 40,000	$ 40,000	$ 40,000
Corcoran Canyon	44,571	50,000	-	-	-	-	-
Cimarron	87,399	50,000	-	-	-	-	-
North Fork	18,000	72,000	60,000	-	-	-	-
French Gulch	100,000

Total	$289,970	$212,000	$100,000	$ 40,000	$ 40,000	$ 40,000	$ 40,000

NOTE 7 - COMMITMENTS

Lease Commitments
On January 9, 2004, the Company entered into an office premises lease agreement for a one-year term commencing February 15, 2004. Payments under this agreement are $1,800 per month. On November 18, 2004 this lease was renewed for a one-year term expiring on February 28, 2006, at a rate of $1,848 per month.

On November 18, 2004, the Company entered into a lease agreement for additional office space for a fourteen-month term commencing January 1, 2005. Payments under this agreement are $2,404 per month.

On October 15, 2004 the Company entered into a rental agreement for office space whereby the Company is committed to pay $975 per month until April 30, 2005.

On November 22, 2004 the Company entered into an equipment lease agreement whereby the Company is committed to pay lease payments of $4,827 per month for five months commencing November 22, 2004.

On December 9, 2004 the Company entered into an equipment rental agreement whereby the Company is committed to pay rental payments of $1,350 per month for three months commencing December 9, 2004.

Consulting Commitment
On March 1, 2004, the Company entered into a business consulting agreement whereby the Company has agreed to pay $5,000 per month for business consulting services until March 1, 2005.

NOTE 8 - RELATED PARTY TRANSACTIONS

During the year ended December 31, 2004, the Company paid $15,000 in wages, $27,239 in consulting fees and reimbursed $3,557 in moving costs to the President of the Company. During the year ended December 31, 2003 the Company paid $12,500 in salary to the President of the Company.

During the year ended December 31, 2004, the Company paid $46,250 and $2,500 in consulting fees to companies sharing a common director with the Company. At December 31, 2003, no consulting fees were paid to companies sharing a common director with the Company.

During the year ended December 31, 2004 the Company paid $150,460 in salary, consulting fees or finders fees and reimbursed $5,203 in moving costs, which includes the issuance of 30,000 common shares for consulting fees and 25,000 common shares as a finder’s fee for staking the Painted Hills Claims, to the Vice-President, Exploration. (Notes 4 and 5) During the year ended December 31, 2003, the Company paid or had payable $6,000 in consulting fees, to the Vice-President, Exploration.

BULLION RIVER GOLD CORP.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004 and 2003

NOTE 8 - RELATED PARTY TRANSACTIONS, continued

During the year ended December 31, 2004 the Company paid $110,967 in salary, consulting fees or finders fees, which includes the issuance of 30,000 common shares and reimbursed of $4,000 in moving costs to the Vice-President of Engineering. (Note 4)

NOTE 9 - INCOME TAXES

As of December 31, 2004 and 2003, deferred tax assets consist of the following:

	2004	2003
Federal loss carryforwards	$1,275,000	$103,000

State loss carryforwards	-	-

Less: Valuation allowance	(1,275,000)	(103,000)

	$-	$-

At December 31, 2004 and 2003, the Company had a net operating loss carryforward (“NOL”) of approximately $1,422,000 and $147,000 for federal tax purposes.

At December 31, 2004 and 2003 the Company had a deferred tax asset of approximately $1,275,000 and $103,000 that primarily relate to net operating losses. A 100% valuation allowance has been established, as management believes it is more likely than not that the deferred tax assets will not be realized.

The federal NOL’s expire through December 31, 2024.

The Company’s valuation allowance increased during 2004 and 2003 by approximately $1,173,000 and $60,000.

NOL’s incurred prior to December 1, 2003 are subject to an annual limitation due to the ownership change (as defined under Section 382 of the Internal Revenue Code of 1986) which resulted in a change in business direction. Unused annual limitations may be carried over to future years until the net operating losses expire. Utilization of net operating losses may also be limited in any one year by alternative minimum tax rules.

NOTE 10 - GOING CONCERN

As shown in the accompanying financial statements, the Company has incurred significant operating losses since inception, and as of December 31, 2004, the Company has limited financial resources to support it until such time that it is able to generate positive cash flow from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to achieve and maintain profitability and positive cash flow is dependent upon its ability to locate a profitable mineral property, generate revenues from its planned business operations, and control exploration costs. Based upon current plans, the Company expects to incur operating losses in future periods. There is no assurance that the Company will be able to generate revenues in the future. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

During the year the Company has been focusing on implementing its business plan, which includes mineral exploration in the Great Basin in the Western United States and California, seeking projects containing or which have the potential to contain high grades of mineralization and large tonnage. While effectuating its business plan the Company has accumulated a deficit of $3,110,748 and additional financing will be required by the Company to fund its exploration programs and to support operations. Management plans to fund its future operations through commencing commercial production, private loans and the private placements of funds. Management plans to mitigate its losses by abandoning projects that do not meet management’s specification for mineralization or do not have large tonnage potential. However, there is no assurance that the Company will be  able to obtain additional financing from investors or private lenders. There is no assurance that they will be able to find projects

BULLION RIVER GOLD CORP.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004 and 2003

NOTE 10 - GOING CONCERN, continued

meeting their specifications for mineralization or that the projects will have large tonnage potential. There is no assurance that the Company will commence commercial production should they find projects meeting their specification. The financial statements do not include any adjustments that might result from the outcome of those uncertainties.

NOTE 11- SUBSEQUENT EVENTS

On February 2, 2005, the Company issued 340,000 units at $0.75 per unit under Reg S for $255,000 cash as part of the September 8, 2004 offering for five million units.

On February 28, 2005, the September 8, 2004, offering for five million units was increased to seven million units.

During March 2005, an additional 4,295,0000 units at $0.75 were issued or subscribed  under Reg’s S and D for $3,221,000 cash as part of the September 8, 2004 offering for seven million units.

During March of 2005, the Company paid $42,000 for services rendered to a company controlled by the Company’s President.

BULLION RIVER GOLD CORP.

(An Exploration Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED

As at September 30, 2005 and December 31, 2004
and for the nine month periods ended September 30, 2005 and 2004 and for the period June 29, 2001 (date of inception) to September 30, 2005

CONSOLIDATED BALANCE SHEETS

CONSOLIDATED STATEMENTS OF OPERATIONS

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME

CONSOLIDATED STATEMENTS OF CASH FLOWS

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Bullion River Gold Corp.
(An Exploration Stage Company)
Consolidated Balance Sheet
As of September 30, 2005 and December 31, 2004
Unaudited

	September 30	December 31
	2005	2004
ASSETS
Current assets:
Cash	22,717	273,331
Prepaids	82,319	89,266
Inventory	51,486	0
Other Current	28	0
Total Current Assets	156,551	362,596

Fixed Assets:
Fixed Assets	338,113	109,615
Less accumulated depreciation	(68,426)	(13,050)
Total Fixed Assets	269,687	96,566

Other assets:
Deposits	167,397	0
Total Other	167,397	0

Total Assets	593,635	459,162

LIABILITY AND SHAREHOLDER'S DEFICIT
Current liabilities:
Accounts payable and accruals	905,563	524,062
Other current liabilities	55,381	0
Loans from related parties	784,304	0
Loan payable	140,000	100,000
Total Liabilities	1,885,248	624,062

Shareholder's Deficit:
Share Capital
Authorized 200,000,000 common shares, $0.001 par value
Issued and outstanding 32,965,851, and 28,444,004 common shares.	33,022	28,444
Additional paid in Capital	6,104,259	2,918,591
Foreign Exchange Adjustments	(1,213)	(1,186)
Deficit accumulated during the exploration stage	(7,427,680)	(3,110,749)
Total Shareholder's Deficit	(1,291,612)	(164,900)

Total Liabilities & Equity (Deficit)	593,635	459,162

The accompanying notes are an integral part of these financial statements.
Includes rounding to the nearest dollar.

Bullion River Gold Corporation
(An Exploration Stage Company)
Consolidated Statement of Operations
Unaudited

	Three Months Ended		Nine Months Ended		From Inception
	September 30		September 30		29-Jun-01
	2005	2004	2005	2004	to September 30, 2005
Revenue:

Expense:
Exploration	353,157	322,877	2,582,808	1,026,513	4,457,217
Salaries & Wages	143,226	12,960	489,317	27,215	539,647
Payroll Burden	29,154	(1,909)	72,691	2,256	76,044
Employee Related	1,360	4,001	3,908	12,704	16,669
Professional Fees	124,009	69,886	470,071	272,368	926,913
Consulting	8,030	33,246	104,578	163,921	352,968
Office	6,517	6,634	38,309	31,347	86,918
Land	0	0	0	0	365
Travel Related	31,264	24,809	157,574	56,902	272,620
Licenses & Fees	(268)	320	2,990	18,803	35,564
Investor Communications	56,951	45,025	199,237	136,731	421,126
Insurance	12,336	9,465	41,314	15,689	68,224
Rent	13,043	5,601	39,101	13,857	58,705
Utilities	14,826	0	28,302	0	28,429
Bank Charges	1,173	1,240	8,603	10,579	21,643
Miscellaneous	(56,312)	0	(30,733)	0	(30,733)
Forgiveness of Debt	0	(6,839)	0	(6,839)	(25,718)
Depreciation	31,542	2,838	55,377	6,020	68,426
Total Operating Expense	770,007	530,154	4,263,444	1,788,067	7,375,026

Other:
Non-operating Income	(54,800)	0	(54,800)	0	(54,800)
Interest	51,108	0	51,305	0	51,305
Non-operating	55,381	0	55,381	0	55,381
Provision for income taxes:	0	0	1,600	0	767
Total Other	51,689	0	53,487	0	52,654

NET LOSS FOR PERIOD	$ (821,696)	$(530,154)	$ (4,316,931)	$ (1,788,067)	$ (7,427,680)

BASIC AND DILUTED
LOSS PER SHARE	$ (0.02)	$ (0.02)	$ (0.13)	$ (0.07)

WEIGHTED AVERAGE SHARES
OUTSTANDING	32,965,581	26,069,563	32,965,581	25,450,195

The accompanying notes are an integral part of these financial statements. Includes rounding to nearest dollar.

BULLION RIVER GOLD CORP.
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY AND COMPREHENSIVE LOSS
For the Nine Month Periods Ended September 30, 2005, 2004, 2003, 2002 and the period from Inception June 29, 2001 to December 31, 2001
UNAUDITED

						Deficit
				Common Shares Subscribed		Accumulated	Accumulated
	Common Stock Issued		Additional			During the	Other
	Number of		Paid in	Number of		Development	Comprehensive
	Shares	Amount	Capital	Shares	Amount	Stage	Income	Total
Balance, June 29, 2001	-	$ -	$ -	$ -	$ -	-	$ -	$ -
Issuance of common shares
for cash, August 8, 2001	1,000,000	$ 1,000	$ -	-	-	-	-	1,000
Issuance of common shares
for cash, December 6, 2001	1,400,000	$ 1,400	$ 12,600	-	-	-	-	14,000
Net loss, for the six month period
ended, December 31, 2001	-	$ -	$ -	-	-	(1,000)	-	(1,000)
Balance, December 31, 2001	2,400,000	$ 2,400	$ 12,600	-	-	(1,000)	-	14,000
Net Loss for the three month period
ended, March 31, 2002	-	$ -	$ -	-	-	(7,336)	-	(7,336)
Balance, March 31, 2002	2,400,000	$ 2,400	$ 12,600	-	-	(8,336)	-	6,664
Issuance of common shares for cash,
November 26 to December 16, 2002	208,500	$ 208	$ 20,642	-	-	-	-	20,850
Net loss, for the nine month period
ended, December 31, 2002	-	$ -	$ -	-	-	(36,012)	-	(36,012)
Balance, December 31, 2002	2,608,500	$ 2,608	$ 33,242	-	-	(44,348)	-	(8,498)
Issuance of common shares
for cash, January 7, 2003	95,000	$ 95	$ 9,405	-	-	-	-	9,500
Issuance of common shares
for cash, January 9, 2003	80,000	$ 80	$ 7,920	-	-	-	-	8,000
Issuance of common shares
for cash, February 7, 2003	110,000	$ 110	$ 10,890	-	-	-	-	11,000
Issuance of common shares
for cash, February 18, 2003	106,500	$ 107	$ 10,543	-	-	-	-	10,650
Net loss for the three month period
ended, March 31, 2003	-	$ -	$ -	-	-	(39,146)	-	(39,146)
Balance March 31, 2003	3,000,000	$ 3,000	$ 72,000	-	-	(83,494)	-	(8,494)
Commons shares cancelled,
December 2, 2003	(2,000,000)	$ (2,000)	$ 2,000	-	-	-	-	-
Issuance of nine for one common
stock dividend, December 9, 2003	9,000,000	$ 9,000	$ (9,000)	-	-	-	-	-
Net loss for the nine month period
ended, December 31, 2003	-	$ -	$ -	-	-	(62,070)	-	(62,070)
Balance, December 31, 2003	10,000,000	$ 10,000	$ 65,000	-	-	(145,564)	-	(70,564)
Issuance of one and one half for one
common stock dividend, January 13, 2004	15,000,003	$ 15,000	$ (15,000)	-	-	-	-	-
Issuance of common shares for
finders fee, March 18, 2004	25,000	$ 25	$ 28,725	-	-	-	-	28,750
Issuance of common shares for
consulting fees, March 18, 2004	30,000	$ 30	$ 34,470	-	-	-	-	34,500
Issuance of common shares for property
option payment, March 18, 2004	30,000	$ 30	$ 34,470	-	-	-	-	34,500
Common stock subscribed January 19, 2004				125,000	125,000			125,000
Common stock subscribed March 25, 2004	-	$ -	$ -	850,000	850,000	-	-	850,000
Net loss, for the three month period
ended, March 31, 2004	-	$ -	$ -	-	-	(757,439)	-	(757,439)
Foreign currency translation adjustments	-	$ -	$ -	-	-	-	(245)	(245)
Balance, March 31, 2004	25,085,003	$ 25,085	$ 147,665	975,000	975,000	(903,003)	(245)	244,502
Issuance of 850,000 units for cash,
Reg S, April 15, 2004	850,000	$ 850	$ 849,150	(850,000)	(850,000)	-	-	-
Issuance of 125,000 units for cash,								-
Reg S, April 30, 2004	125,000	$ 125	$ 124,875	(125,000)	(125,000)	-	-	-
Issuance of common shares for								-
consulting fees, July 20, 2004	30,000	$ 30	$ 30,870	-	-	-	-	30,900
Issuance of 50,000 units for cash,								-
Reg S, July 20, 2004	50,000	$ 50	$ 49,950	-	-	-	-	50,000
Issuance of 200,000 units for debt,								-
Reg S, September 16, 2004	200,000	$ 200	$ 199,800	-	-	-	-	200,000
Issuance of 93,334 units for debt,								-
Reg S, September 29, 2004	93,334	$ 94	$ 69,906	-	-	-	-	70,000
Issuance of 1,000,001 units for cash,								-
Reg S, September 29, 2004	1,000,001	$ 1,000	$ 749,000	-	-	-	-	750,000
Issuance of 299,000 units for cash,								-
Reg S, November 16, 2004	299,000	$ 299	$ 223,951	-	-	-	-	224,250
Issuance of 183,333 units for cash,								-
Reg D, December 9, 2004	183,333	$ 183	$ 135,817	-	-	-	-	136,000
Issuance of 2,000 shares for finders fees,								-
Reg D, December 9, 2004	2,000	$ 2	$ 1,498	-	-	-	-	1,500
Issuance of 501,333 units for cash,								-
Rule 144, December 29, 2004	501,333	$ 501	$ 317,384	-	-	-	-	317,885
Issuance of 25,000 units for cash,								-
Reg S, December 22, 2004	25,000	$ 25	$ 18,725	-	-	-	-	18,750
Net loss, for the nine month period
ended, December 31, 2004	-	$ -	$ -	-	-	(2,207,747)	-	(2,207,747)
Foreign currency translation adjustments	-	$ -	$ -	-	-	-	(941)	(941)
Balance, December 31, 2004	28,444,004	$ 28,444	$ 2,918,591	-	-	(3,110,749)	(1,186)	(164,900)
Issuance of 200,000 units for cash
Reg D, Feb 2, 2005	290,000	$ 290	$ 217,210	-	-	-	-	217,500
Issuance of 50,000 units for cash								-
Reg S, February 16,2005	50,000	$ 50	$ 37,450	-	-	-	-	37,500
Issuance of 481,000 units for cash								-
Reg S, March 22, 2005	481,000	$ 481	$ 360,269	-	-	-	-	360,750
3,390,599 Units Subscribed during February
and March 2005	-	$ -	$ -	3,390,599	2,542,951	-	-	2,542,951
Share issue costs incurred during February
and March 2005	-	$ -	$ (193,330)	-	-	-	-	(193,330)
Net Loss for the three month period						-		-
ended, March 31, 2005	-	$ -	$ -	-	-	(1,718,948)	-	(1,718,948)
Foreign currency translation adjustments	-	$ -	$ -	-	-	-	(91)	(91)

Balance March 31, 2005	29,265,004	$ 29,265	$ 3,340,190	3,390,599	2,542,951	(4,829,697)	$ (1,277)	1,081,432

Common stock subscribed during 2nd quarter				(3,390,599)	$ (2,542,951)			(2,542,951)

Common stock issued April 29, 2005	1,796,673	$ 1,979	$ 1,437,972					1,439,951

Common stock issued May 2, 2005	1,437,236	$ 1,628	$ 1,221,347					1,222,975

Common stock issued May 5, 2005	466,668	$ 150	$ 112,350					112,500

Share Issue costs incurred during Q2			$ (7,600)					(7,600)

Foreign currency translation adjustments							$ 147	147
Net Loss for the three month period
ended, June 30, 2005						(1,776,287)		(1,776,287)
Balance June 30, 2005	32,965,581	$ 33,022	$ 6,104,259	-	-	(6,605,984)	$ (1,130)	$ (469,834)

Foreign currency translation adjustments							(82)	(82)

Net Loss for the three month period
ended, September 30, 2005						(821,696)		(821,696)
Balance September 30, 2005	32,965,581	$ 33,022	$ 6,104,259	-	-	(7,427,680)	$ (1,212)	$ (1,291,612)

The accompanying notes are an integral part of these financial statements

Bullion River Gold Corp.
(An Exploration Stage Company)
Consolidated Cash Flow
Unaudited

		Nine Months Ended		From Inception,
	September 30			June 29, 2001 to
	2005		2004	September 30, 2005
CASH FLOW FROM OPERATING ACTIVITIES

Net Loss	(4,316,931)		(1,788,067)	(7,427,680)

Adjustment to Reconcile net loss to net cash
used in operating activities:
Depreciation	55,377		6,020	68,426
Share issue costs				(59,615)
Gain on Extinguishment of Debt			(6,839)	(25,719)
Common Stock issued for services and related expense			128,650	398,650

Changes in operating assets and liabilities:
(Increase) Decrease in Prepaids	6,947		(68,707)	(82,319)
(Increase) Decrease in Inventory	(51,486)		0	(51,486)
(Increase) Decrease in Other Assets	(28)		0	(28)
(Increase) Decrease in Deposits	(167,397)		0	(167,397)
Increase (Decrease) in Accounts Payable/Accrued	381,501		62,196	912,402

NET CASH USED IN OPERATING ACTIVITIES	(4,092,018)		(1,666,747)	(6,434,766)

NET CASH USED IN INVESTING ACTIVITIES

Purchase of fixed assets	(228,498)		(43,091)	(338,113)

NET CASH USED IN INVESTING ACTIVITIES	(228,498)		(43,091)	(338,113)

NET CASH USED IN FINANCING ACTIVITIES

Other current liabilities	55,381		0	55,381
Advance payable	0		(15,428)	118,880
Loans from related parties	784,304		0	784,304
Loan payable	40,000		70,000	40,000
Common shares issued for cash	3,190,246		1,775,000	5,798,246

NET CASH USED IN FINANCING ACTIVITIES	4,069,930		1,829,572	6,796,810

Effect of exchange rate changes on cash	(27)		(882)	(1,213)

INCREASE (DECREASE) IN CASH	(250,613)		118,851	22,717

CASH, BEGINNING OF THE PERIOD (January 1)	273,331		152,926

CASH, END OF PERIOD	22,717		271,777

The accompanying notes are an integral part of these financial statements.
Includes rounding to the nearest dollar.

BULLION RIVER GOLD CORP.
 (An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED
September 30, 2005

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

NATURE OF OPERATIONS
Bullion River was incorporated under the laws of the State of Nevada on June 29, 2001 under the original name “Dynasty International Corporation”.  The company was a specialty retailer of home water quality testing kits and water purification devices until December 9, 2003 when it changed its business direction to the exploration of gold and silver in the western United States.

On December 9, 2003, five current Nevada subsidiaries of Bullion River were incorporated and sold to Bullion River.  These subsidiaries are Antone Canyon Mining Corp., Cimarron Mining Corp., Corcoran Canyon Mining Corp., North Fork Mining Corp., and Thomas Creek Mining Corp. (collectively, the “Subsidiaries”).  From January 9, 2004 to February 23, 2004, Bullion River, through the Subsidiaries, acquired seven separate option agreements.  Also, in February 2004 Bullion River staked and registered its 100% interest in 41 unpatented mineral claims in the Painted Hills district in Humboldt County, Nevada.  See “Management’s Discussion and Analysis or Plan of Operations” below for more information.

On January 20, 2004, the company changed its name to “Bullion River Gold Corp.”

BASIS OF PRESENTATION
The accompanying unaudited consolidated financial statements included herein have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB and Item 310(b) of Regulation S-B.  Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.  In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.  Operating results for the three and nine month periods ended September 30, 2005 and 2004 are not necessarily indicative of the results that may be expected for any interim period or the entire year.  For further information, these consolidated financial statements and the related notes should be read in conjunction with the Company’s audited financial statements for the year ended December 31, 2004 included in the Company’s annual report on Form 10-KSB.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the Company’s significant accounting policies is included in the Company’s 2004 Annual Report.  Additional significant accounting policies which affect the Company or which have been developed since December 31, 2004 are summarized below:

EXPLORATION STAGE ACTIVITIES

The Company has not commenced significant operations and, in accordance with SFAS No. 7, the Company was considered a development stage company until it changed business direction in December 2003 and became an exploration company.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its subsidiaries.  All significant intercompany balances and transactions have been eliminated.

INVENTORIES
Materials and supplies related to underground mine development are stated at cost (first-in, first-out).

FIXED ASSETS
Office furniture, equipment, telephone system, computer hardware, and computer software are stated at cost.  Depreciation is computed over the estimated useful life of the depreciable assets using the straight-line method.  The useful life for the fixed assets is estimated as follows with no salvage value:

Furniture	5 years
Equipment	2 to 6 years
Telephone System	5 years
Computer Hardware	3 years
Computer Software	2 years

The fixed assets are reviewed each year to determine whether any events or circumstances indicate that the carrying amount of the assets may not be recoverable.  Such review is performed based on estimated undiscounted cash flows compared with the carrying value of the assets.  If the future cash flows (undiscounted and without interest charges) are less than the carrying value, a write-down would be recorded to reduce the related asset to its estimated fair value.

COMPREHENSIVE INCOME
Comprehensive income reflects changes in equity that result from transactions and economic events from non-owner sources.  Comprehensive income for the current period represents foreign currency translation items associated with the Company’s accounts payable.

MINERAL PROPERTY OPTION PAYMENTS AND EXPLORATION COSTS

The Company will expense all operating costs related to the maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves.

IMPAIRMENT OF LONG-LIVED ASSETS

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  The Company recognizes impairment of long-lived assets in the event that the net book value of such assets exceeds the future undiscounted cash flows attributed to such assets.  No impairment of long-lived assets was recognized for the quarter ended September 30, 2005.

RECLAMATION AND ABANDONMENT COSTS
The Company follows the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 143 ("SFAS 143"), "Accounting for Asset Retirement Obligations" which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This statement establishes a uniform methodology for accounting for estimated reclamation and abandonment costs whereby reclamation and closure costs including site rehabilitation will be recorded at the estimated present value of reclamation liabilities and will increase the carrying amount of the related asset. These reclamation costs will be allocated to expense over the life of the related assets and will be adjusted for changes resulting from the passage of time and revisions to either the timing or the amount of the original present value estimate. The Company is still in the exploration stage and thus SFAS 143 does not effect the Company’s present operations or financial position.

NOTE 3 - CONTINGENCIES

As shown in the accompanying financial statements, the Company has incurred significant operating losses since inception, and as of September 30, 2005, the Company has limited financial resources to support it until such time that it is able to generate positive cash flow from operations.  The Company’s ability to achieve and maintain profitability and positive cash flow is dependent upon its ability to locate a profitable mineral property, generate revenues from its planned business operations, and control exploration costs.   The Company has been focusing on implementing its business plan and additional financing will be required by the Company to fund its exploration programs and to support operations.  Management plans to fund its future operations through private placement of funds, private loans, and revenue derived from bulk sampling.  Management plans to mitigate its losses by abandoning projects that do not meet management’s specification for mineralization or do not have large tonnage potential. However, there is no assurance that the Company will be able to obtain additional financing from investors or private lenders. There is no assurance that the Company will be able to generate revenues in the future.  There is no assurance that they will be able to find projects meeting their specifications for mineralization or that the projects will have large tonnage potential.  There is no assurance that the Company will commence commercial production should they find projects meeting their specification.  The financial statements do not include any adjustments that might result from the outcome of those uncertainties.

NOTE 4 – LOANS PAYABLE

As of September 30, 2005, the Company had loans payable totaling $924,304.

At June 30, 2005, the Company had a short term loan payable totaling $15,000 with Kristie Kuhn, wife of the Company’s President Peter Kuhn.  As of September 30, 2005, the loan balance is $11,930.  This loan was paid in full on November 2, 2005.

At June 30, 2005, the Company had two short term loan payables totaling $70,000 with Centennial Development Corp.  As of October 28, the balance is now $47,500.  Centennial Development Corp. is controlled by the Company’s President, Peter Kuhn.

At July 11, 2005, the Company entered into a 30-day free interest in the amount of $15,000 with Centennial Development Corp. The interest is 1.5% monthly.

At July 18, 2005, the Company entered into a 30-day free interest in the amount $32,000 with Centennial Development Corp.  The interest is 1.5% monthly.

At July 29, 2005, the Company entered into a 30-day free interest in the amount $32,000 with Centennial Development Corp.  The interest is 1.5% monthly.

At August 5, 2005, the Company entered into a loan agreement with Centennial Development in the amount of $500,000 due on December 31, 2005.  Terms are zero days free interest, interest accruing at 1.15% per month, $25,000 loan fee.  This loan was paid in full on October 21, 2005.

At August 31, 2005, the Company entered into a 30-day free interest in the amount of $30,000 with Centennial Development Corp. The interest is 1.5% monthly.

At September 6, 2005, the Company entered into a 30-day free interest in the amount of $25,000 with Centennial Development Corp.  The interest is 1.5% monthly.

At September 13, 2005, the Company entered into a 30-day free interest in the amount of $6,000 with Centennial Development Corp.  The interest is 1.5% monthly.

At September 23, 2005, the Company entered into a 30-day free interest in the amount of $50,000 with Centennial Development Corp.  The interest is 1.5% monthly.

At September 27, 2005, the Company entered a loan agreement with Marlenas United S.A. in the amount of $90,000 due on November 30, 20005.  Terms are zero days free interest, interest accruing at 1.0% per month.  This loan was paid in full on November 1, 2005.

At September 30, 2005, the Company entered a loan agreement with Marlenas United S.A. in the amount of $50,000 due on November 30, 2005.  Terms are zero days free interest, interest accruing at 1.0% per month.  This loan was paid in full on November 2, 2005.

Origination	Amount	Lender
06/22/05	$ 15,000	Kristi Kuhn
06/30/05	$ 70,000	Centennial Development
07/11/05	$ 15,000	Centennial Development
07/18/05	$ 32,000	Centennial Development
07/29/05	$ 32,000	Centennial Development
08/05/05	$ 500,000	Centennial Development
08/31/05	$ 30,000	Centennial Development
09/06/05	$ 25,000	Centennial Development
09/13/05	$ 6,000	Centennial Development
09/23/05	$ 50,000	Centennial Development
09/27/05	$ 90,000	Marlenas United S.A.
09/30/05	$ 50,000	Marlenas United S.A.

Total	$ 915,000

At December 31, 2004, there was a $100,000 short term, which was repaid in the first quarter 2005.
NOTE 5 - COMMON STOCK

On September 8, 2004, the Company authorized an offering of five million units at $0.75 per unit.  Each unit consists of one restricted common share and one restricted share purchase warrant.  Each restricted warrant enables the qualified subscriber to purchase one additional restricted common share at a price of $1.00 for a period of two years.  On November 17, 2004, the term for exercising all warrants issued under the September 8, 2004 offering was extended from two to three years.  On February 28, 2005 the Company resolved to increase the share offering from five million units to seven million units.

In the 2nd quarter of 2005, the Company completed its September 8, 2004 offering and issued a total of 3,700,577 units at $0.75 per unit for $2,775,426 cash.

During April 2005, the Company paid $7,600 in finders’ fees and committed to issuing 7,600 warrants as finder’s fees, at an exercise price of $1.00.

NOTE 6 – WARRANTS

At September 30, 2005 the Company had the following warrants outstanding:

Date	Number of Warrants	Exercise Price	Expiry Date
15-Apr-04	850,000	$1.50	15-Apr-07
30-Apr-04	125,000	$1.50	30-Apr-07
20-Jul-04	50,000	$1.50	20-Jul-07
29-Sep-04	1,093,335	$1.00	29-Sep-07
16-Nov-04	299,000	$1.00	16-Nov-07
10-Dec-04	185,333	$1.00	10-Dec-07
16-Dec-04	63,467	$1.00	16-Dec-07
30-Dec-04	501,333	$1.00	30-Dec-07
5-Jan-05	25,000	$1.00	5-Jan-08
2-Feb-05	290,000	$1.00	2-Feb-08
16-Feb-05	50,000	$1.00	16-Feb-08
22-Mar-05	481,000	$1.00	22-Mar-08
14-Apr-05	155,280	$1.00	14-Apr-08
29-Apr-05	1,804,273	$1.00	29-Apr-08
2-May-05	1,437,236	$1.00	2-May-08
5-May-05	466,668	$1.00	5-May-08
Total	7,876,925

NOTE 7 - MINERAL PROPERTY OPTIONS

Bullion River is a mineral exploration company.  Bullion River, through the Subsidiaries, conducts gold and silver mineral exploration on properties in the western United States.

There is no assurance that a commercially viable ore body, a reserve, exists in any of the mineral claims until sufficient exploration work is done and an evaluation of that work concludes economic and legal feasibility.  Bullion River’s current plans are strictly limited to research and exploration.

Bullion River intends to try to remove any mineralized material, if economically viable.  If mineralized material is found on any of Bullion River’s mineral exploration projects and removal is warranted, and Bullion River does not have the adequate working capital to do so, Bullion River will have to sell additional common shares or borrow money to finance the cost of removing the mineralized material.  There is no assurance that Bullion River will have the working capital to remove the mineralized material from its mineral exploration projects, if warranted, and there is no assurance Bullion River will be able to raise additional working capital through equity or debt financing.
Antone Canyon Property
On January 9, 2004, Bullion River's wholly owned subsidiary Antone Canyon Mining Corp. ("Antone") was assigned an option to acquire a 100% undivided interest in 60 unpatented mineral claims located in Nye County in the State of Nevada.  The option was assigned from a company controlled by the president of Bullion River for an assignment fee of $146,142.

The option agreement is for a term of ten years and expires on December 11, 2012.  In order to maintain the option in good standing, Antone is required to pay the owner annual payments of $40,000 on or before December 12, commencing December 12, 2004, until the option expires or until Antone exercises the option in accordance with one of the following three exercise options, which are; payment to the owner of (1) $4,000,000, (2) $400,000 plus a 3% net smelter royalty ("NSR") granted to the owner, or (3) $2,500,000 plus a 1% NSR granted to the owner.

At September 30, 2005, the Company had made all required option payments and complied with all of the terms of the option agreement.

Corcoran Canyon Mining Corp.
On February 18, 2004, Bullion River's wholly owned subsidiary Corcoran Canyon Mining Corp. ("Corcoran") was assigned an option to acquire a 100% undivided interest in 41 unpatented mineral claims located in Nye County in the State of Nevada.  The option was assigned from a company controlled by the president of Bullion River for an assignment fee of $43,596.  In addition, a company controlled by the president of Bullion River has agreed to transfer all of its right, title and interest in 89 contiguous, recently staked, unpatented mineral claims to Corcoran.

The original option agreement is for a term of three years and expires on February 28, 2006.  In order to maintain the option in good standing Corcoran is required to spend; a minimum of $50,000 on exploration and development on or before each of February 28, 2005 and 2006, Corcoran must pay all annual claim and lease maintenance fees as required to keep the property in good standing and Corcoran must have a comprehensive general commercial liability insurance policy in place having limits of not less than $1 million per occurrence.

The option agreement allows Corcoran to perform limited testing on the property.  Corcoran cannot commence mining activities on the property until the option has been exercised.  Corcoran can exercise the option and acquire a 100% interest in the property by; paying $200,000 to the owner on the third anniversary of the option agreement and granting the owner a 2% NSR on the mineral claims.  Corcoran can repurchase half of the 2% NSR by paying $1 million to the owner at any time after the granting of the 2% NSR.

At September 30, 2005, the Company was not in compliance with all of the terms of the option agreement because it had not made all of the required minimum exploration expenditures for the year ending February 28, 2005.  A verbal agreement has been made with the owner to continue exploration in 2006, which will bring the overall agreement into compliance.

Cimarron Mining Corp.
On February 19, 2004, Bullion River's wholly owned subsidiary Cimarron Mining Corp. ("Cimarron") was assigned an option to acquire a 100% undivided interest in 24 unpatented mineral claims located in Nye County in the State of Nevada.  The option was assigned from a company controlled by the president of Bullion River for an assignment fee of $13,468.

The original option agreement is for a term of three years and expires on August 22, 2006.  In order to maintain the option in good standing Cimarron is required to; spend a minimum of $50,000 on exploration and development annually on or before each of August 22, 2004, 2005 and 2006, Cimarron must pay all annual claim and lease maintenance fees as required to keep the property in good standing and Cimarron must have a comprehensive general commercial liability insurance policy in place having limits of not less than $1 million per occurrence.

The option agreement allows Cimarron to perform limited testing on the property.  Cimarron cannot commence mining activities on the property until the option has been exercised.  Cimarron can exercise the option and acquire a 100% interest in the property by; paying $200,000 to the owner on the third anniversary of the option agreement and granting the owner a 1% NSR on the mineral claims.  Cimarron can repurchase half of the 1% NSR by paying $500,000 to the owner at any time after the granting of the 1% NSR.

At September 30, 2005, the Company was not in compliance with all of the terms of the option agreement because it had not made the required minimum exploration expenditures for the year ending February 19, 2005.  A verbal agreement has been made with the owner to continue exploration in 2006, which will bring the overall agreement into compliance.

Wenban Spring Mining Corp.
On February 20, 2004, Bullion River 's wholly owned subsidiary Thomas Creek Mining Corp. ("Thomas Creek") was assigned an option to acquire a 100% undivided right, title and interest in 76 unpatented mineral claims located in Eureka County in the State of Nevada.  The option was assigned from a company controlled by the president of Bullion River for an assignment fee of $53,740.

During the year ended December 31, 2004 the Company terminated their option on the Thomas Creek property and acquired a 100% interest in the Wenban property by staking claims covering approximately 7.25 square miles in the Cortez Hills region of Nevada.  On September 28, 2004 the Company changed its name from Thomas Creek Mining Corp. to Wenban Spring Mining Corp.

As of September 30, 2005, the Company has paid claim maintenance fees to the BLM on 20 claims.  We expect to re-stake, file, and pay the fees on the remaining 218 claims as soon as possible.

North Fork Mining Corp.
On February 23, 2004, Bullion River's wholly owned subsidiary North Fork Mining Corp. ("North Fork") was assigned three options to acquire a 100% undivided right, title and interest in an aggregate 42 unpatented mineral claims located in Sierra County in the State of California.  The option was assigned from a company controlled by the president of Bullion River for an assignment fee of $129,115.

As additional consideration for the assignment of the option agreements, North Fork granted to a company controlled by the president, a net smelter royalty of 1.5% on the 42 unpatented mineral claims.  On February 18, 2004, all required payments under the original option agreements dated July 1, 2002, July 3, 2002 and March 3, 2003 had been made and the owners of the mineral claims consented to the assignment of the option agreements to North Fork.  The required payments under the July 1 and July 3, 2002 option agreements were; $10,000 per agreement on the original signing dates of July 1 and 3, 2002 and $150 per month for each agreement for the year ending July 3, 2003 and $250 per month for each agreement for the period ended February 23, 2004.  The March 3, 2003 agreement required $10,000 to be paid upon signing of a final agreement.

The original option agreements dated July 1 and 3, 2002, are for terms of 5 years.  To keep these option agreements in good standing North Fork is required to make minimum royalty payments, per agreement, of $250 per month until July 3, 2004, $500 per month until July 3, 2005, $1,000 per month until July 3, 2006, the greater of $5,000 per month or a 5% NSR until July 3, 2007.  North Fork is also required to make all maintenance and lease payments to keep the mineral claims in good standing during the term of the option agreements.  At the end of the five year term, after all of the royalty payments have been made, North Fork will have acquired a 100% undivided right, title and interest in 35 unpatented mineral claims subject to a 5% net smelter royalty payable, until a maximum of $750,000 in royalty payments have been made under each agreement.

The March 3, 2003 option agreement for seven unpatented claims has no term.  North Fork can acquire an undivided 100% interest in these claims by paying $10,000 once North Fork has successfully completed its stage 1 drilling and exploration program and decides to continue with exploration and by paying the owner $70,000 once North Fork has successfully completed its stage 2 drilling and exploration program and decides to continue with exploration.

At September 30, 2005, the Company was in compliance with all of the terms of the option agreement.

Painted Hills Claims
During the 2004 the Company acquired a 100% interest in 41 unpatented mineral claims in the Painted Hills district in Humboldt County, Nevada.

As of September 30, 2005, the Company has paid claim maintenance fees to the BLM on 10 claims.  We expect to pay the fees on the remaining 31 claims as soon as possible.

French Gulch (Nevada) Mining Corp.
On June 23, 2004, the Company entered into a letter agreement whereby they proposed to acquire a 100% interest in the Washington Niagara Mining Partnership (the "partnership") by acquiring all of the outstanding partnership units for an aggregate purchase price of $1,500,000.  The property is located in Shasta County in California and consists of 28 patented and 27 unpatented lode mining claims ("the Washington Niagara Property").

During 2004, the Company paid a non-refundable deposit of $10,000, which allowed them to perform due diligence and a comprehensive feasibility audit on the property until September 30, 2004.   On October 6, 2004 the Company entered into a formal exploration agreement, with option to purchase, whereby their exclusive right to explore the Washington Niagara Property was extended to September 30, 2005.  Under the terms of this agreement, the Company is required to pay $15,000 in outstanding county taxes, option payments of $50,000 on each of June 1 and August 1, 2005, to pay all State and Federal claim and maintenance fees and to carry liability insurance of $1 million.  The option to purchase can be exercised at any time up to October 1, 2005.  If French Gulch exercises its option, it is required to make bimonthly option payments of $50,000 until production commences.  Once production commences French Gulch will be required to make bimonthly payments of $175,000.  Ownership of the Property will transfer to French Gulch once the aggregate amount of option payments made total $1,500,000.

French Gulch has rights to explore in accordance with practices customary in the industry but not to mine the Property until the option is exercised.  Upon exercise of the option French Gulch will have all rights incident to ownership of real property allowed by law, including the right to develop and mine the property.

The Company has staked an additional 66 (sixty-six) unpatented claims in the French Gulch district to properly secure and encompass areas of known gold mineralization.  We have named these newly staked claims, along with the Washington -Niagara property, the French Gulch" properties.  The 66 claims staked by French Gulch are 100%-owned by French Gulch and are not subject to the agreement with the WN Partnership.

On May 19, 2005, the Company exercised it option with the Washington Niagara Mining Partnership to purchase the patented and unpatented mining claims, the mill, and other personal property.  At that time, the first bi-monthly payment of $50,000 was made less credits of $36,438.07 for a total of $13,561.93.

At September 30, 2005, the Company had made all payments and complied with all of the terms of the option related to the Washington Niagara agreement.

On August 31, 2005, the Company entered an agreement with the Stump Family Trust (“Stump”) giving French Gulch the exclusive right to explore, develop, and mine the property.  The property is located in Shasta County, California, adjacent to the French Gulch property, and consists of 1 patented lode mining claim ("Colorado Quartz Mine”).  The option agreement is for an initial term of ten years and expires on July 21, 2015.

In order to maintain the Stump option in good standing, French Gulch is required to pay the owner annual payments starting July 21, 2006 in the following amounts: $2,500 per year until July 21, 2008, $3,500 per year until July 21, 2011, $4,500 per year until July 21, 2015.  French Gulch is also required to make all maintenance and lease fees as required to keep the property in good standing, and must have a comprehensive general commercial liability insurance policy in place having limits of not less than $1 million per personal injury occurrence and $100,000 for property damage protecting owner against any claims for injury to persons or damage to property resulting from French Gulch’s operations.

Note 8 - Contractual Obligations

Bullion River’s contractual obligations payable for the years ended September 30 are:

Bullion River Gold Corp.
Commitment Schedule
For year ending September 30,

Option Payments	2006	2007	2008	2009	2010	2011	2012	2013
Antone Canyon	$ 40,000	$ 40,000	$ 40,000	$ 40,000	$ 40,000	$ 40,000	$ 40,000	$ 40,000
Corcoran Canyon	$ 44,368
Cimarron	$ 119,024
North Fork	$ 48,000	$ 90,000
French Gulch	$ 302,500	$ 302,500	$ 302,500	$ 303,500	$ 303,500	303,500	$304,500	$ 304,500
	$ 553,892	$ 432,500	$ 342,500	$ 343,500	$ 343,500	$ 343,500	$344,500	$ 344,500

Lease Obligations	2006	2007	2008	2009	2010
Corporate Office Lease	$ 21,260	-	-	-	-
North Fork Office / Housing	$ 6,965	-	-	-	-
Equipment	$ 2,652	$ 2,652	$ 2,652	$ 1,326	-
	$ 30,877	$ 2,652	$ 2,652	$ 1,326	$ -

Total Commitments	$ 584,769	$ 435,152	$ 345,152	$ 344,826	$ 343,500	$ 343,500	$ 344,500	$ 344,500

On November 18, 2004, the Company extended their lease on the original office space to February 28, 2006.  Payments under this lease $1,848 per month.

On November 18, 2004, the Company entered into a lease agreement for additional office space, for a fourteen-month term commencing January 1, 2005.  Payments under this agreement are $2,404 per month.

On April 12, 2005, the Company entered into a lease agreement for a copier/printer for a 48-month term to April 30, 2009.  Payment under this agreement is $221 per month.

On April 19, 2005, the Company entered into a rental agreement for office/housing space for the North Fork property whereby the Company is committed to pay $995 per month until April 30, 2006.

On August 25, 2005, the Company entered into an agreement for financial consulting services in the amount of $9,000 for the purpose of obtaining debt financing.

On August 25, 2005, the Company entered into a personal services agreement for investor communications and financial consulting for a 12-month term.  Payment under this agreement is $5,000 per month.  In addition to the cash payment, 75,000 shares of common stock will be issued by November 25, 2005.  This contract may be cancelled at any time before the end of the term with closing fees equal to two month’s fees.  If the contract remains in place after 3 months, an additional 225,000 shares of common stock will be issued.

On September 22, 2005, the Company entered into an investor relations service agreement to present Bullion River in Germany and other European countries for disseminating investor relations information and creating awareness of Bullion River in the European financial community.  This contract will start October 1, 2005 and continue for 12 months.  Payments under this agreement are EUR1000 per month.

NOTE 9 – RELATED PARTY TRANSACTIONS

At September 30, 2005, the Company is indebted to Kristi Kuhn, the spouse of the Company president, in the amount of $11,930.   (See above section related to Loans Payable.)
At September 30, 2005, the Company is indebted to Centennial Development Co. in the amount of $772,374.  This company is controlled by Peter M. Kuhn, president of Bullion River.  (See above section related to Loans Payable.)

NOTE 10 - SUBSEQUENT EVENTS

In June 2005, the Company authorized an offering of 7.5 million units at $0.50 per unit.  Each unit consists of one restricted common share and one restricted share purchase warrant.  Each restricted warrant enables the qualified subscriber to purchase one additional restricted common share at a price of $0.75 for a period of two years.  During the month of October 2005, the Company raised $1,397,000 through this offering, which will primarily be used for exploration at French Gulch and North Fork, and reduction of trade payables.

On October 1, 2005, the Company contracted with PSH Management in a non-exclusive engagement to assist in investor communications for the purpose of finding investors.  All fees are commission based.

On October 3, 2005, the Company entered into an agreement with Preserve Communications for a period of 12 months to provide investor relations consulting.  Payment under this agreement is $3,000 per month and may be terminated at any time after 6 months.

On October 3, 2005, the Company entered into an operating lease with Sunbridge Capital, Inc. to lease (2) Caterpillar IT28G loaders for a period of 36 months in the amount of $5,736 per month.  These will be used at French Gulch and North Fork.

On October 4, 2005 the Company contracted with Axino AG in a non-exclusive engagement to assist in investor communications for the purpose of finding investors.  All fees are commission based.

On October 5, 2005, the Company contracted with Lexington Management Corp. for a 30-day period in a non-exclusive engagement to assist in investor communications for the purpose of finding investors.  All fees are commission based.

As of October 31, 2005, the Company has reduced loan payables from $924,304 to $401,804, and accounts payable and accruals from $ 960,944 to $342,874.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The only statute, chart provision, bylaw, contract, or other arrangement under which any controlling person, director, or officer of Bullion River or the Subsidiaries is insured or indemnified in any manner against any liability that he may incur in his capacity as such is as follows:

1.	Section 5 of the Bylaws of Bullion River, filed as Exhibit 3.2; and

2.	Nevada Revised Statutes Chapter 78 - Private Corporations.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making Bullion River responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Other Expenses of Issuance and Distribution

Bullion River will pay all expenses in connection with the registration and sale of the common stock by the selling stockholders. The estimated expenses of issuance and distribution are set forth below.

Expense	Cost
SEC registration fee	$2,000.00	estimated
Transfer Agent fee	$2,500.00	estimated
Printing expenses	$1,500.00	estimated
EDGAR filing fees	$3,000.00	estimated
Accounting fees and expenses	$10,000.00	estimated
Legal fees and expenses	$25,000.00	estimated
Total (estimate)	$44,000.00

RECENT SALE OF UNREGISTERED SECURITIES

In the past three fiscal years, Bullion River has sold the following securities that were not registered under the Securities Act of 1933.

On March 18, 2004, Bullion River issued 30,000 restricted common shares at $1.00 per share to KM Exploration Ltd. pursuant to Section 4(2) of the Securities Act of 1933. The 30,000 restricted common shares were issued as an option payment pursuant to the terms and conditions of the option agreement for the Thomas Creek Property. The offering was not a public offering and was not accompanied by any general advertisement or any general solicitation and no one was paid any commissions in connection with the sale of the restricted common shares.

Also, on March 18, 2004, Bullion River issued 30,000 restricted common shares at $1.00 to Jacob Margolis pursuant to Section 4(2) of the Securities Act of 1933. Jacob Margolis was in possession of all material information relating to Bullion River. The 30,000 restricted common shares were issued as a consultant fee pursuant to the terms and conditions of a consultant agreement between Bullion River and Jacob Margolis. See Exhibit 10.6 - Consulting Agreement for more details. The offering was not a public offering and was not accompanied by any general advertisement or any general solicitation and no one was paid any commissions in connection with the sale of the restricted common shares.

Also, on March 18, 2004, Bullion River issued 25,000 restricted common shares at $1.00 to Jacob Margolis pursuant to Section 4(2) of the Securities Act of 1933. Jacob Margolis was in possession of all material information relating to Bullion River. The 25,000 restricted common shares were issued as a finder’s fee for locating of the Painted Hills Property. The offering was not a public offering and was not accompanied by any general advertisement or any general solicitation and no one was paid any commissions in connection with the sale of the restricted common shares.

On July 20, 2004, Bullion River issued 30,000 restricted common shares at $1.00 to Glenn Blachford pursuant to Section 4(2) of the Securities Act of 1933. Glenn Blachford was in possession of all material information relating to Bullion River. The 30,000 restricted common shares were issued as a one time consultant fee in accordance with the terms and conditions of the consultant agreement, which was approved by the directors on June 1, 2004. The offering was not a public offering and was not accompanied by any general advertisement or any general solicitation and no one was paid any commissions in connection with the sale of the restricted shares.

PRIOR PRIVATE OFFERING

Class B1 Offering

On February 6, 2004, Bullion River authorized the issuance of up to 2,000,000 units at an offering price of $1.00 per unit (the “Class B1 Offering”). Each unit consists of one restricted common share and one restricted Class B1 warrant. Each restricted Class B1 warrant is convertible into one restricted common share. The restricted Class B1 warrant was initially exercisable for two years, and subsequently increased to three years, at an exercise price of $1.50 per Class B1 warrant. Bullion River raised $1,225,000(1) from the Class B1 Offering, which had three closing between April 2004 and September 2004, and issued an aggregate 1,225,000 restricted common shares and restricted Class B1 warrants to the subscribers listed below.

Name of Subscriber	Number of Units	Consideration
Karno Capital Corp.	750,000	$750,000
Strategic Chance Limited	225,000	$225,000
James Ladner	50,000	$50,000
Craswell Financial Inc.	200,000(1)	$200,000
Total	1,225,000	$1,225,000

(1) These units represent a settlement of debt with the lender in the amount of $200,000. See below for more information.

The 1,225,000 units were issued for investment purposes in a “private transaction”. Bullion River relied upon Section 4(2) of the Securities Act of 1933 and Rule 903 of Regulation S. Management is satisfied that the requirements of the exemption from the registration and prospectus delivery requirements of the Securities Act of 1933 have been fully complied with, which exemption is specified by the provisions of Section 4(2) of that Act and Regulation S promulgated pursuant to that Act by the Securities and Exchange Commission. The offering was not a public offering and was not accompanied by any general advertisement or any general solicitation. Bullion River received from each subscriber a completed and signed subscription agreement containing certain representations and warranties, including, among others, that (a) the subscriber was not a U.S. person, (b) the subscriber subscribed for the shares for their own investment account and not on behalf of a U.S. person, and (c) there was no prearrangement for the sale of the shares with any buyer. No offer was made or accepted in the United States and the share certificates representing the shares and the warrant certificates representing the warrants have been legended with the applicable trading restrictions.

Also, as part of the Class B1 Offering, Bullion River converted a loan of $200,000 on September 29, 2004 and issued 200,000 restricted common shares and 200,000 restricted Class B1 warrants to the lender, Craswell Financial Inc. The loan was made from Apollo Holdings Limited initially. Subsequently, Bullion River was advised that the loan had been assigned to Craswell Financial Inc. and that Craswell Financial Inc. had agreed to settle the debt with units. However, Bullion River has yet to receive a signed assignment agreement from the parties. As a result, Bullion River will hold the units in trust on behalf of the lender until the signed assignment is delivered to Bullion River. Bullion River relied upon Section 4(2) of the Securities Act of 1933 and Rule 903 of Regulation S. Management is satisfied that the requirements of the exemption from the registration and prospectus delivery requirements of the Securities Act of 1933 have been fully complied with, which exemption is specified by the provisions of Section 4(2) of that Act and Regulation S promulgated pursuant to that Act by the Securities and Exchange Commission. Bullion River received from the lender a completed and signed subscription agreement containing certain representations and warranties, including, among others, that (a) the subscriber was not a U.S. person, (b) the subscriber subscribed for the shares for their own investment account and not on behalf of a U.S. person, and (c) there was no prearrangement for the sale of the shares with any buyer. The offer to settle was not made or accepted in the United States and the share certificates representing the shares and the warrant certificates representing the warrants have been legended with the applicable trading restrictions.

Class B2 Offering

On September 8, 2004, Bullion River authorized the issuance of up to 5,000,000 units at an offering price of $0.75 per unit (the “Class B2 Offering”). Each unit consists of one restricted common share and one restricted Class B2 warrant. Each restricted Class B2 warrant is convertible into one restricted common share. The restricted Class B2 warrant was initially exercisable for two years, and subsequently increased to three years, at an exercise price of $1.00 per warrant. Bullion River raised $3,092,728 from the Class B2 Offering, which had 11 closings between September 29, 2004 and May 5, 2005, and issued an aggregate 4,123,637 restricted common shares and 4,123,637 restricted Class B2 warrants to the subscribers listed below.

Name of Subscriber	Number of Units	Consideration
Undershot Overseas Limited	93,334(1)	$70,000
Kinnaman Trading Company Limited	200,000	$150,000
Global Access Fund Limited	333,334	$250,000
Undershot Overseas Limited	466,667	$350,000
Antonia Hochwimmer	7,000	$5,250
Hannah Hochwimmer	7,000	$5,250
Heinz Hoefliger	27,000	$20,250
Willy Huber	27,000	$20,250
Susanne Schon	25,000	$18,750
Gerhard Sparrer	14,000	$10,500
Dr. Peter-Paul Stengel	33,500	$25,125
Luitpold von Finck	33,500	$25,125
4P Management Partners S.A.	50,000	$37,500
Anfield Sujir Kennedy & Durno	56,000	$42,000
Ursula S. Ulrich	50,000	$37,500
Axino AG	50,000	$37,500
Double U Master Fund, L.P.	133,333	$100,000
SIBEX Capital Fund Inc.	368,000	$276,000
Ralf Sommer	50,000	$37,500
Timeless Precious Metal Fund Sicau P.L.C.	70,000	$52,500
Wolfgang Seybold	100,000	$75,000
Michael Wilhelm	25,000	$18,750
daCosta Management Corp.	100,000	$75,000
Michael Bunkherr	50,000	$37,500
Andreas H’se	170,000	$127,500
Sven Olsson	100,000	$75,000
Antonia Hochwimmer	20,000	$15,000
Hannah Hochwimmer	20,000	$15,000
Martin Bartels	6,667	$5,000
Karl-Heinz Illenseer	50,000	$37,500
Attila John Gyorody	30,000	$22,500
Rene Von Gunten	50,000	$37,500
Beskivest Chart Ltd.	150,000	$112,500
Dr. Frank W.A.A. Lucas	33,300	$24,975
Marc A. Huber	60,000	$45,000
Wolfgang Seybold	50,000	$37,500
Scott Hunter	103,334	$77,500
Imad Lakkis	14,000	$10,500
Shires Ltd.	100,000	$75,000
Toshio Chuman	30,000	$22,500
Crescent International Ltd.	300,000	$225,000
Blumfield Investments Inc.	133,334	$100,000
Alpha Capital AG	333,334	$250,000
Total	4,123,637	$3,092,728

(1) These units represent a settlement of debt with the lender in the amount of $70,000. See below for more information.

The 4,123,637 units were issued for investment purposes in a “private transaction”. Bullion River relied upon Section 4(2) of the Securities Act of 1933 and Rule 903 of Regulation S. The offering was not a public offering and was not accompanied by any general advertisement or any general solicitation. Bullion River received from each subscriber a completed and signed subscription agreement containing certain representations and warranties, including, among others, that (a) the subscriber was not a U.S. person, (b) the subscriber subscribed for the shares for their own investment account and not on behalf of a U.S. person, and (c) there was no prearrangement for the sale of the shares with any buyer. None of these restricted units were offered or accepted in the United States and the share certificates representing the shares and the warrant certificates representing the warrants have been legended with the applicable trading restrictions.

Also, as part of the Class B2 Offering, Bullion River raised $1,942,456 from the Class B2 Offering from U.S. subscribers. There were eight closings between December 10, 2004 and May 2, 2005, and issued an aggregate 2,589,941 restricted common shares and 2,589,941 restricted Class B2 warrants to the subscribers listed below.

Name of Subscriber	Number of Units	Consideration
Professional Traders Fund, LLC	133,333	$100,000
Abundance Partners LP	50,000	$37,500
Nite Capital L.P.	200,000	$150,000
Kenneth Richer	66,600	$49,950
Abundance Partners LP	50,000	$37,500
Montaheno Investment, LLC	133,334	$100,000
Magnus Capital NY	66,667	$50,000
Arthur deWitt Ackermann	66,667	$50,000
Edwin Barretto	133,334	$100,000
Wendy Ramsay	100,000	$75,000
Lyn Segal	20,000	$15,000
Basso Private Opportunity Holding Fund Ltd.	61,334	$46,000
Basso Multi-Strategy Holding Fund Ltd.	205,334	$154,000
First Mirage, Inc.	133,334	$100,000
Larry DiPriest	50,000	$37,500
Carolyn Troob	20,000	$15,000
Truk Opportunity Fund, LLC	313,334	$235,000
Truk International Fund, LP	20,000	$15,000
Puritan LLC	133,334	$100,000
AS Capital Partners, LLC	66,667	$50,000
Notzer Chesed	133,334	$100,000
Mordechai Vogel	66,667	$50,000
Simon Vogel	66,667	$50,000
Tower Paper Co. Inc. Retirement Plan	66,667	$50,000
William Newbauer	10,000	$7,500
TCMP[3] Partners	133,334	$100,000
Total	2,499,941	$1,874,956

The 2,499,941 units were issued for investment purposes in a “private transaction”. Management was satisfied that the requirements of the exemption from the registration and prospectus delivery requirements of the Securities Act of 1933 were fully complied with, which exemption is specified by the provisions of Section 4(2) of that Act and Rule 506 Regulation D promulgated pursuant to that Act by the Securities and Exchange Commission. Specifically, the offer was made to only accredited investors, as that term is defined under applicable federal and state securities laws. The share certificates representing the shares and the warrant certificates representing the warrants have been legended with the applicable trading restrictions.

Bullion River paid the following amounts for finder’s fees for the Class B2 offering to U.S. subscribers:

Name of Subscriber	Commission	Cash	Number of Warrants
Professional Traders Fund, LLC	1.5%	$0 (1)	2,000
vFinance Investments, Inc.	8%	$30,060	63,467 (2)
Dunwoody Asset Management, LLC	8%	$22,000	22,000
DermaPlus, Inc.	7.11% (3)	$133,280	133,280
Barry Downs	8%	$7,600	7,600

(1)  This finder also received 2,000 common shares as part of its finder’s fee valued at $1,500, but did not receive any cash.

(2) This number represents an aggregate number of warrants issued to six agents in their capacity as placement agents. See footnote #2 of the Class B2 Warrant table beginning on page 13 for more information.

(3) This number represents an average of the commissions received, which were 8% on $1 million, 9% on $350,000, 3% on $376,000, and 7% on $150,000.

Finally, as part of the Class B2 Offering, Bullion River converted a loan of $70,000 on September 29, 2004 and issued 93,334 restricted common shares and restricted Class B2 warrants to the lender, Undershot Overseas Limited. Bullion River relied upon Section 4(2) of the Securities Act of 1933 and Rule 903 of Regulation S. Management is satisfied that the requirements of the exemption from the registration and prospectus delivery requirements of the Securities Act of 1933 have been fully complied with, which exemption is specified by the provisions of Section 4(2) of that Act and Regulation S promulgated pursuant to that Act by the Securities and Exchange Commission. Bullion River received from the lender a completed and signed subscription agreement containing certain representations and warranties, including, among others, that (a) the subscriber was not a U.S. person, (b) the subscriber subscribed for the shares for their own investment account and not on behalf of a U.S. person, and (c) there was no prearrangement for the sale of the shares with any buyer. The offer to settle was not made or accepted in the United States and the share certificates representing the shares and the warrant certificates representing the warrants have been legended with the applicable trading restrictions.

On November 17, 2004, the Board of Directors approved the amendment to all issued and outstanding warrants by changing the term of the warrants from two years to three years and changed the terms of the $0.75 unit offering so that each new warrant issued would be for a term of three years.

Subsequently, on February 28, 2005, the Board of Directors approved the increase of the $0.75 unit offering up to a maximum of 7 million units from 5 million units.

There are no outstanding options or warrants to purchase, or securities convertible into, common shares in the capital of Bullion River at this time with the exception of the warrants discussed above.

NEW PRIVATE OFFERING

Bullion River authorized the issuance of up to 13,472,000 units at an offering price of $0.50 per unit for the New Private Offering. Each unit consists of one restricted common share and one restricted share purchase Warrant. Each restricted Warrant is convertible into one restricted common share. The restricted Warrant was exercisable for two years at an exercise price of $0.75 per warrant. Bullion River raised $6,736,000 from the New Private Offering, which had 70 closings between October 18, 2005 and January 23, 2006, and issued an aggregate of 13,472,000 units to the subscribers listed below, each consisting of 13,472,000 restricted common shares and 13,472,000 restricted Warrants.

REG S ISSUANCES

Name of Subscriber	Number of Units	Consideration
Ursula Ulrich	50,000	$25,000
Roger Mulhaupt	764,000	$382,000
Ulex Holdings S.A.	480,000	$240,000
Silver Road Company	300,000	$150,000
Elton Participation Group	5,600,000	$2,800,000
Peter-Paul Stengel	350,000	$175,000
Gabriele Stengel	50,000	$25,000
Beskivest Chart Ltd.	200,000	$100,000
Joachim Lehnert	20,000	$10,000
Wolfgang Duewelhenke	20,000	$10,000
Antonia Hochwimmer	27,000	$13,500
Hannah Hochwimmer	27,000	$13,500
Haywood Securities, Inc.	50,000	$25,000
Susanne Schoen	50,000	$25,000
4P Management Partners	50,000	$25,000
Heinz Hoefliger	27,000	$13,500
Swiss First	300,000	$150,000
John Bradley Olding	100,000	$50,000
Oliver Bierhoff	100,000	$50,000
Glynn Fisher	100,000	$50,000
Willy Huber	27,000	$13,500
General Research	150,000	$75,000
Herbert Wyss	20,000	$10,000

Name of Subscriber	Number of Units	Consideration
Van Goethem & Partner AG	500,000	$250,000
Marcus Bernold	115,000	$57,500
Peter Bernold	10,000	$5,000
Andreas Pliakas	100,000	$50,000
Ernst Baer	80,000	$40,000
Kerstin Schuerch-Rupp	55,000	$27,500
Arvid Hinnen	50,000	$25,000
Martin Hitz	50,000	$25,000
Manfred Mauch	20,000	$10,000
Tomasz Wagner	20,000	$10,000
Global Business Partners	200,000	$100,000
Aroma Patent & Licensing	410,000	$205,000

	10,472,000	$5,236,000

The 10,472,000 units were issued for investment purposes in a “private transaction”. Bullion River relied upon Section 4(2) of the Securities Act of 1933 and Rule 903 of Regulation S. Management is satisfied that the requirements of the exemption from the registration and prospectus delivery requirements of the Securities Act of 1933 have been fully complied with, which exemption is specified by the provisions of Section 4(2) of that Act and Regulation S promulgated pursuant to that Act by the Securities and Exchange Commission. The offering was not a public offering and was not accompanied by any general advertisement or any general solicitation. Bullion River received from each subscriber a completed and signed subscription agreement containing certain representations and warranties, including, among others, that (a) the subscriber was not a U.S. person, (b) the subscriber subscribed for the shares for their own investment account and not on behalf of a U.S. person, and (c) there was no prearrangement for the sale of the shares with any buyer. No offer was made or accepted in the United States and the share certificates representing the shares and the warrant certificates representing the warrants have been legended with the applicable trading restrictions.

Bullion River paid the following amounts for finder’s fees for the New Private Offering to non-U.S. subscribers:

Name of Subscribers	Blended Commission	Cash Compensation	Warrants
Axino AG	10.0%	$65,700	131,400
Aroma Patent & Licensing	10.0%	$305,000	610,000
Global Business Partners	3.1%	$100,000	200,000
TOTAL:		$470,400	941,400

Also, as part of the New Private Offering, Bullion River raised $1,500,000 from the New Private Offering from U.S. subscribers. The company issued an aggregate of 3,000,000 units to the subscribers listed below, each consisting of 3,000,000 restricted common shares and 3,000,000 restricted Warrants.

REG D ISSUANCES

Name of Subscriber	Number of Units	Consideration
Schlumberger Master Pension	605,100	$302,550
Alexander Dawson Foundation	183,600	$91,800
Conrad Hilton Foundation	447,300	$223,650
Dekko Foundation	147,000	$73,500
Hyde Park Foundry & Machine Pension	22,200	$11,100
Southside Hospital	94,800	$47,400
AES Capital Partners	150,000	$75,000
AU Capital LP	200,000	$100,000
Marjorie Gorelik	60,000	$30,000
Alfred Haber	180,000	$90,000
Sandra Proshan	100,000	$50,000
Abundance Partners LP	160,000	$80,000
PSH Management	250,000	$125,000
Alan Grayson	400,000	$200,000

Total Reg D Issuance	3,000,000	$1,500,000

The 3,000,000 units were issued for investment purposes in a “private transaction”. Management was satisfied that the requirements of the exemption from the registration and prospectus delivery requirements of the Securities Act of 1933 were fully complied with, which exemption is specified by the provisions of Section 4(2) of that Act and Rule 506 Regulation D promulgated pursuant to that Act by the Securities and Exchange Commission. Specifically, the offer was made to only accredited investors, as that term is defined under applicable federal and state securities laws. The share certificates representing the shares and the warrant certificates representing the warrants have been legended with the applicable trading restrictions.

Bullion River paid the following amounts for finder’s fees for the New Private Offering to U.S. subscribers:

Name of Subscribers	Blended Commission	Cash Compensation	Warrants
Paul Haber	10.0%	$133,500	267,000
Think Capital LLC	1.6%	$18,450	36,900
TOTAL:		$151,950	303,900

On January 18, 2006, Bullion River issued 250,000 restricted common shares at $0.50 to Tell Capital AG pursuant to Section 4(2) of the Securities Act of 1933. Tell Capital AG was in possession of all material information relating to Bullion River. The 250,000 restricted common shares were issued as a one time fee in consideration for services rendered in accordance with the terms and conditions of the consultant agreement, which was approved by the directors on December 12, 2005. The 250,000 restricted common shares were issued as follows: 115,000 shares to Roland Kesselring and 135,000 shares to Tell Capital AG. The offering was not a public offering and was not accompanied by any general advertisement or any general solicitation and no one was paid any commissions in connection with the sale of the restricted shares.

On January 18, 2006, Bullion River issued 75,000 restricted common shares at $0.50 to Christine Hanneman pursuant to Section 4(2) of the Securities Act of 1933. Christine Hanneman was in possession of all material information relating to Bullion River. The 75,000 restricted common shares were issued as a settlement payment for services rendered in accordance with the terms and conditions of the settlement agreement, which was approved by the directors on January 12, 2006,. The offering was not a public offering and was not accompanied by any general advertisement or any general solicitation and no one was paid any commissions in connection with the sale of the restricted shares.

EXHIBITS

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-B. All Exhibits have been included unless otherwise noted.

Exhibit	Description
3.1	Articles of Incorporation filed as an Exhibit to Bullion River Gold Corp’s registration statement on Form SB-2 filed on May 13, 2002, and incorporated herein by reference.	Incorporated by reference
3.2	Bylaws filed as an Exhibit to Bullion River Gold Corp’s registration statement on Form SB-2 filed on May 13, 2002, and incorporated herein by reference.	Incorporated by reference
3.3

Certificate of Amendment to Articles of Incorporation changing the registrant’s name to Bullion River Gold Corp. filed as an Exhibit to Bullion River’s Form 10-KSB filed on April 14, 2004, and incorporated herein by reference.
Incorporated by reference
5.1	Opinion of Burton, Bartlett and Glogovac, regarding the legality of the securities being registered.	Included
10.1

Assignment Agreement dated January 9, 2004 between Antone Canyon Mining Corp. and Golden Spike Mining filed as an attached exhibit to Bullion River Gold Corp.’s Form 8-K (Current Report) filed on January 28, 2004, and incorporated herein by reference.
Incorporated by reference
10.2

Assignment Agreement dated February 18, 2004 between Corcoran Canyon Mining Corp. and Golden Spike Mining filed as an attached exhibit to Bullion River Gold Corp.’s Form 8-K (Current Report) filed on March 2, 2004, and incorporated herein by reference.
Incorporated by reference
10.3

Assignment Agreement dated February 19, 2004 between Cimarron Mining Corp. and Golden Spike Mining filed as an attached exhibit to Bullion River’s Form 8-K (Current Report) filed on March 3, 2004, and incorporated herein by reference.
Incorporated by reference
10.4

Assignment Agreement dated February 20, 2004 between Thomas Creek Mining Corp. and Golden Spike Mining filed as an attached exhibit to Bullion River Gold Corp.’s Form 8-K (Current Report) filed on March 8, 2004, and incorporated herein by reference.
Incorporated by reference
10.5

Assignment Agreement dated February 23, 2004 between North Fork Mining Corp. and Golden Spike Mining filed as an attached exhibit to Bullion River Gold Corp.’s Form 8-K (Current Report) filed on March 9, 2004, and incorporated herein by reference.
Incorporated by reference
10.6

Consultant Agreement dated December 1, 2003 between Dynasty International Corporation and Jacob H. Margolis filed as an Exhibit to Bullion River’s Form 10-KSB filed on April 14, 2004, and incorporated herein by reference.
Incorporated by reference
23.1	Consent of Hall & Company dated January 23, 2006.	Included
23.2	Consent of Burton, Bartlett and Glogovac (contained in Exhibit 5.1).	Included

UNDERTAKINGS

Regarding indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Bullion River will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act if 1933 and will be governed by the final adjudication of such issue.

The undersigned registrant undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

c.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement; and

d.	To state any terms different from those on the cover page of the prospectus.

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

4.
To supplement the prospectus, after the end of the subscription period, to include the results of the subscription offer, the transactions by any underwriters during the subscription period, the amount of unsubscribed securities that the underwriters will purchase, if any, and the terms of any later reoffering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned duly authorized person, in Reno, Nevada, on this 23rd day of January 2006.

Bullion River Gold Corp.

By:	/s/ Daniel Graves

Daniel Graves Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, the following persons in their capacities and on the dates indicated have signed this Form SB-2 Registration Statement:

Signature	Title	Date
/s/ Peter Kuhn Peter Kuhn	President, Treasurer, Corporate Secretary, and Director (Principal Executive Officer)	January 23, 2006
/s/ Daniel Graves Daniel Graves	Chief Financial Officer (Principal Financial and Accounting officer)	January 23, 2006